As filed with the Securities and Exchange Commission on May 25, 2018

Registration No. 333-222814

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia	3711	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

102 East 1st Avenue

Vancouver, British Columbia, Canada, V5T 1A4

Telephone: (604) 428-7656

(Address of principal executive offices, including zip code, and telephone number, including area code)

Ortoli Rosenstadt LLP

501 Madison Avenue, 14th Floor

New York, New York, U.S.A., 10022

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

William Rosenstadt, Esq. Tim Dockery, Esq. Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, New York, U.S.A., 10022 Telephone: (302) 738-6680	Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)		Amount of registration fee(2)
Units, each unit consisting of one common share, no par value, and one warrant to purchase one common share (3)(4)	$17,250,000		$2,148
Common shares included in the units (4)	-	(5)	-	(5)
Warrants included in the units (4)	-	(5)	-	(5)
Common shares underlying the warrants included in the units (at an exercise price of 125% of the price of the units) (4)	$21,562,500		$2,685
Warrants to be issued to the underwriters	-	(5)	-	(5)
Common shares underlying warrants to be issued to the Underwriters (4)(6)	$825,000		$103
	$39,637,500		$4,936

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously paid $3,424 of the filing fee.
(3)	Includes units that may be purchased by the underwriters pursuant to their option to purchase additional units to cover over-allotments.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No registration fee required pursuant to Rule 457(g).
(6)	We have agreed to issue to the underwriters warrants exercisable at the per unit offering price within five years of the effective date of this registration statement representing up to 5% of the securities issued in the offering. Resales of the underwriters’ warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of common shares issuable upon exercise of the underwriters’ warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.”

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion: Preliminary Prospectus Dated May 25, 2018

ELECTRAMECCANICA VEHICLES CORP.

                       Units

This prospectus relates to an offering of                    units of Electrameccanica Vehicles Corp., each unit consisting of one common share and one warrant. Each warrant will entitle the holder to purchase one common share at an exercise price of 125% of the price of the units in this offering, or US$ per share. The warrants will expire five years after the date they are issued. The units will not be issued or certificated. Instead, the common shares and the warrants underlying the units will be issued separately and may be resold separately, although they will have been purchased together in this offering. We will sell these units at a public offering price of US$ per unit.

Our common shares are quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF”. As of May 23, 2018, the last reported sales price of our common share on the OTCQB was US$4.15 per share, and on May 23, 2018 we had 24,593,160 common shares outstanding. We have applied to have our common shares and warrants listed on the Nasdaq Capital Market under the symbols “SOLO” and “SOLOW”, respectively. Our application might not be approved. There is no established public trading market for the warrants included in the units, and such a market might never develop.

We completed a 2-for-1 reverse stock split on May 15, 2018. All share and per share information in this prospectus, excluding the financial statements and the notes thereto, has been adjusted to reflect this reverse stock split.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act.”)

	Per Unit	Total(1)
Public offering price(2)	US$	US$
Underwriters fees and commissions(2)(3)	US$	US$
Proceeds to us, before expenses(4)	US$	US$

(1) Assumes that the underwriters do not exercise any portion of their over-allotment option.

(2) The public offering price and underwriting discount in respect of each unit corresponds to a public offering price per common share of US$ and a public offering price per warrant of US$ .

(3) We will pay the underwriters a cash success fee of 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds. In addition, we will pay a non-accountable expense allowance of 0.5% of the gross proceeds, which is not included in this table. See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters. This table sets out the maximum possible underwriting fees and commissions.

(4) The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.”

In addition to the fees discussed above, we have agreed to issue to the underwriters warrants to purchase up to a total of                   common shares (which final amount shall be equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering). The underwriters’ warrants will be exercisable from time to time, in whole or in part, commencing six months after the effective date of the registration statement of which this prospectus forms a part and expiring five years from the effective date of this registration statement. The underwriters’ warrants are exercisable at a per share price of US$            . The underwriters’ warrants are also exercisable on a cashless basis. We also have agreed to reimburse the underwriters for certain of their out-of-pocket expenses. See “Underwriting” for a description of these arrangements.

We expect our total cash expenses for this offering to be approximately US$          . The underwriters have agreed to purchase the shares from us on a firm commitment basis. The underwriters have an option exercisable within 45 days from the date of this prospectus to purchase up to            additional common shares and/or warrants from us at the public offering price, less the underwriting discount, solely to cover over-allotments.

The underwriters expect to deliver the common shares and warrants against payment in U.S. dollars in New York, New York on or about                  , 2018.

In reviewing this prospectus you should carefully consider the matters described under the caption “Risk Factors” beginning on page 1.

This investment involves a high degree of risk. You should purchase units only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Benchmark Company	Cuttone & Co., LLC
Book-Running Manager	Co-Manager

THE DATE OF THIS PROSPECTUS IS                      , 2018

In addition, we have two other EV candidates in an advanced stage of development, the Super SOLO, a sports car model of the SOLO, and the Tofino, an all-electric, two-seater roadster

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Underwriters, have authorized any other person to provide you with different or additional information. Neither we, nor the Underwriters, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Underwriters have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “our company”, “Electrameccanica” and “our business” refer to Electrameccanica Vehicles Corp.

We completed a 2-for-1 reverse stock split on May 15, 2018. All share and per share information in this prospectus, excluding the financial statements and the notes thereto, has been adjusted to reflect this reverse stock split.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the units, the common shares, the warrants and the other considerations that are important to your decision to invest in the units. You should pay special attention to the “Risk Factors” section beginning on page 1. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

Our Company

We are a development-stage electric vehicle, or EV, manufacturing company located in Vancouver, British Columbia, Canada. Our initial product line targets urban residents seeking to commute in an efficient, cost-effective and environmentally friendly manner.

Our first flagship EV is the SOLO, a single person car, of which we have built 26 pre-mass production vehicles. We have used some of these pre-mass production vehicles as prototypes and for certification purposes, have delivered some to customers and have used others as test drive models in our two showrooms. We believe our schedule to mass produce EVs over the near term, combined with our 50-year history of automotive design, manufacturing, and deliveries of motor vehicles to customers significantly differentiates us from other early and development stage EV companies. To support our near-term production, we have entered into a manufacturing agreement with a wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd. (“Zongshen”), an affiliate of Zongshen Power Machinery Co., Ltd. a large-scale scientific and technical enterprise which designs, develops, manufactures and sells a diverse range of motorcycles and motorcycle engines in China. Zongshen has previously purchased common shares and warrants to purchase common shares from us and beneficially owns approximately 10.8% of our common shares.

We have two other EV candidates in an advanced stage of development, the Super SOLO, a sports car model of the SOLO, and the Tofino, an all-electric, two-seater roadster, and have identified other vehicles that we would like to add to our candidate list such as the Cargo, a fleet vehicle with ample storage space, and the Twinn, featuring two seats, suitable for urban families, young commuters and empty nesters.

We have devoted substantial resources to create an affordable EV which brings significant performance and value to our customers. To this end, we envision the SOLO carrying a manufacturer’s suggested retail price of CDN$19,888 (approximately US$15,888) and being powered by a high performance electric rear drive motor which enables the SOLO to achieve:

•	a top speed of 85 mph and an attainable cruise speed of 68 mph resulting from its lightweight aerospace composite chassis;

•	acceleration from 0 mph to 60 mph in approximately eight seconds; and

•	a range of up to 100 miles generated from a lithium ion battery system that requires only three hours of charging time on a 220-volt charging station (six hours from a 110-volt outlet) that utilizes approximately 8.64 kW/h.

In addition, the SOLO contains a number of standard features found in higher price point vehicles including:

●	LCD digital instrument cluster;

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●	power windows;

●	AM/FM stereo with Bluetooth/ CD/USB;

●	remote keyless entry system;

●	rear view backup camera;

●	285 liters of cargo space; and

●	heater and defogger.

We anticipate that air conditioning will be available for the SOLO at an additional cost.

We estimate that we need approximately $12.9 million to carry out our proposed business plan over the next 12 months. Since our operations are not yet profitable, our auditors have issued a going concern opinion in our audited financial statements.

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31, fiscal year end. As of May 23, 2018, we had 24,593,160 common shares outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electrameccanica.com. Information on our website does not constitute part of this prospectus. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

As of May 23, 2018, our executive officers and directors beneficially owned 73% of our common shares, which includes shares that our executive officers and directors have the right to acquire within the next 60 days pursuant to warrants and stock options which have vested.

Industry Overview

Investment in clean technology has been trending upwards for several years as nations, governments, and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. EVs are a growing segment of this clean technology movement. An EV is any vehicle that does not solely operate on gas or diesel. Within this alternative vehicle group, there are sub-categories of alternative vehicles that utilize different innovative technologies, including battery electric vehicles (“BEV”) and plug-in hybrid electric vehicles (“PHEV”). Our products are BEVs.

Global EV Market

EVs have existed for over one hundred years but have only recently gained widespread adoption and public interest due to open discussions of greenhouse gas emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs, and improved battery management systems and EV range. In addition. the market for electric vehicles has experienced significant growth in recent years due to consumer demand for vehicles that achieve greater fuel efficiency and lower environmental emissions without sacrificing performance.

The global stock of EVs has increased significantly over the past few years. According to the International Energy Agency (the “IEA”), the global stock of electric cars first crossed the one million vehicle threshold in 2015 and then crossed the two million vehicle threshold in 2016.

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We anticipate that the trend of increasing EV sales will continue in the near future. The IEA believes that there is a good possibility that the global electric car stock will range between 9 million and 20 million by 2020 and between 40 million and 70 million by 2025.

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North American EV Market

We anticipate that our primary target market shall initially be North America, with a focus on the West Coast where we have a showroom in Vancouver and are looking to open additional showrooms in Los Angeles, San Francisco and Seattle in the second and third quarters of 2018. Sales of EVs in North America have mirrored the global increase in sales of EVs. The sale of BEVs in the United States increased by 22% between 2015 and 2016 and by 19% in Canada during the same period.

In 2016, sales of EVs in six U.S. states and the District of Columbia comprised 1% or more of total auto sales in that jurisdiction. At 3.66% for the year, California had nearly double the next highest EV purchase rate in any U.S. state.

According to data compiled by EVAdoption.com, California consumers purchased 12% of autos in the U.S., but bought more than 50% of all EVs in the United States. In essence, Californians are buying at four times the national rate while Oregon and Washington buy at a bit more than two times the national rate.

Competitive Advantages & Operational Strengths

The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. We believe that our extensive managerial and automotive experience, production capability and unique product offering give us the ability to successfully operate in the EV market in a way that our competitors cannot. In particular, we believe that our competitive advantages include:

•	extensive in-house development capabilities: Our recent acquisition of Intermeccanica International Inc. (“IMI”) enables us to leverage IMI’s extensive 59 years of experience in vehicle design, manufacture, sales and customer support. IMI’s former owner, Henry Reisner, is our President and Chief Operating Officer and one of our directors and, together with his family, is the second largest shareholder in our company. We have integrated IMI’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;

•	in-house production capabilities: We have the ability to manufacture our own products on a non-commercial scale. To date, we have produced 26 SOLOs at our facilities in Vancouver, British Columbia. We will continue to produce two to four SOLOs per month as needed and to develop prototypes of our other EVs;

•	commercial production of the SOLO anticipated to commence in the third quarter of 2018: We have an agreement with Zongshen whereby they have agreed to produce 5,000 SOLOs in the first twelve months after the start of production, 20,000 cars in the next twelve months and 50,000 cars in the twelve months after that;

•	unique product offering; Although the proposed retail price of the SOLO, $19,888 (US$15,888), is far below that of what we deem to be our principal competitors, we believe that the SOLO compares favorably against them; and

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•	management expertise: We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. Our Chief Executive Officer, Jerry Kroll, and our President and Chief Operating Officer, Henry Reisner, used their love of automobiles to devise the concept for the SOLO. Mr. Kroll has an extensive background working in small businesses and start-ups. We have supplemented their expertise by adding officers and directors with corporate, accounting, legal and other strengths.

Strategy

Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:

•	beginning commercial production of the SOLO: We anticipate that Zongshen will begin producing the SOLO in the third quarter of 2018 and that we will complete our first sale of a mass production vehicle shortly thereafter. Zongshen is contracted to make 75,000 SOLOs in the first three years of production;

•	increasing orders for our EVs: To date, we have received deposits for 859 EVs from individuals, and we have non-binding letters of interest for approximately 61,858 vehicles from corporate accounts. There is no guaranty that a significant number of these orders, if any, will become binding and result in sales. We have achieved this order book through online “direct sales to customers and corporate sales” platform as well as a store and show room at our headquarters in Vancouver. We plan on expanding this model and will be opening similar stores in key urban areas. We are currently negotiating our first U.S. corporate store to be located in Los Angeles;

•	having sales and services supported by local corporate dealerships: We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

•	expanding our product offering: In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two seater sports car in the expected price range of $50,000 to $60,000 with an estimated production date of late 2019, and the Cargo, a fleet vehicle with ample storage space with an estimated production date of 2020.

Recent Developments

Shortly after our incorporation in 2015, we entered into an arrangement with Intermeccanica to leverage Intermeccanica’s over 50 years of quality car manufacturing expertise. Intermeccanica was founded in Turin, Italy in 1959 as a speed parts provider and soon began producing in-house designed, complete vehicles like the Apollo GT, Italia, Murena, Indira and the Porsche 356 replica.  On October 18, 2017, we entered into a Share Purchase Agreement (the “SPA”) by which we acquired all the shares of Intermeccanica for $2,500,000.

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles over the next three years. We anticipate that Zongshen will begin production under the agreement in the third quarter of 2018 and that it will produce 5,000 SOLOs in the first full year of production; 20,000 in the second full year of production; and 50,000 in the third full year of production. Under the agreement, we will reimburse Zongshen $1.8 million for the cost of the prototype tooling and molds and for the costs of the mass production tooling and molds, which we estimate will be $6.0 million. The reimbursement for the costs of the mass production tooling and molds shall be payable 50% when Zongshen commences manufacturing of the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to us of the first production vehicle (which we expect will be in the fourth quarter of 2018).

Implications of Being a Foreign Private Issuer

We are considered a foreign private issuer. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

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We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.07 billion in annual revenue, have more than US$700 million in market value of our common shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

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Offering Summary

Units Offered:	units (excluding the over-allotment discussed below)

Separability of Common Shares and Warrants:	The units will not be issued or certificated. Instead, the common shares and the warrants underlying the units will be issued separately and may be resold separately, although they will have been purchased together in this offering.

Shares Offered:	common shares are included in the units (excluding the over-allotment discussed below)

Warrants Offered:	warrants are included in the units (excluding the over-allotment discussed below). Each warrant will entitle the holder to purchase one common share at an exercise price of 125% of the price of the shares in this offering, or US$ per share. The warrants shall be exercisable from the date of issuance, which is the closing date of this offering, and expire on the five year anniversary thereof. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, at our election, upon exercise, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Offering Price:	US$ per unit

Over-allotment	We have granted the underwriters a 45-day option (commencing from the date of this prospectus) to purchase up to an additional common shares and/or up to an additional warrants at the public offering price per common share and per warrant as set forth on the cover page of this prospectus solely to cover over-allotments, if any.

Shares Outstanding Prior to the Offering:	24,593,160 common shares as of May 23, 2018

Shares Outstanding After the Offering:	common shares will be outstanding immediately after the offering (or if the underwriters exercise their over-allotment option in full).

Assuming that all of the warrants sold in the offering are exercised and we issue no additional common shares, common shares will be outstanding after the offering (or if the underwriters exercise their over-allotment option in full).

Gross Proceeds:	We will receive gross proceeds of US$15,000,0000 (or US$17,250,000 if the underwriters exercise their over-allotment option in full). We would receive additional gross proceeds of US$18,750,000 if all of the warrants included in the units are exercised (or US$21,562,500 if the underwriters exercise their over-allotment option in full and the warrants included in the units are exercised).

Use of Proceeds:	We intend to use the net proceeds from this offering for plant and equipment, production molds, furniture and fixtures, inventory, research and development, sales and marketing and for general working capital.

Underwriters’ Warrants:	We have agreed to issue to the underwriters warrants to purchase up to a total of common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering). The warrants will be exercisable from time to time, in whole or in part, from six months after the effective date of the registration statement of which this prospectus forms a part until five years from the effective date of the registration statement. The underwriters’ warrants are exercisable at a per share price of US$ .

The Underwriters:	The Benchmark Company, LLC and Cuttone & Co., LLC

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Market for our Common Shares:	Our common shares are currently quoted on OTCQB operated by the OTC Markets Group Inc. under the symbol “ECCTF.” Currently, there is only a limited public trading market for our common shares. We have applied to have our common shares listed on the Nasdaq Capital Market under the symbol “SOLO”.

Market for our Warrants:	Currently, there is no public trading market for the warrants included in the units. We have applied to have the warrants listed on the Nasdaq Capital Market under the symbol “SOLOW”.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

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Summary Financial Data

The summary financial information set forth below has been derived from our financial statements for the fiscal years ended December 31, 2017 and 2016 and the period ended December 31, 2015. You should read the following summary financial data together with our historical and pro forma financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Consolidated Statement of Comprehensive Loss
	Year ended December 31, 2017	Year ended December 31, 2016	Period ended December 31, 2015
Revenue	$109,173	-	-
Gross Profit	$45,223	-	-
Net and Comprehensive Loss	$11,366,372	$8,973,347	$995,833
Loss per Share – Basic and Fully Diluted	$(0.35)	$(0.27)	$(0.22)

Consolidated Statements of Financial Position
	December 31, 2017	December 31, 2016	December 31, 2015
Cash	$8,610,996	$3,916,283	$106,357
Current Assets	$10,007,684	$4,437,152	$197,309
Total Assets	$12,661,381	$4,787,766	$213,118
Current Liabilities	$3,354,675	$881,176	$346,416
Total Liabilities	$7,010,365	$881,176	$346,416
Total Equity (Deficiency)	$5,651,016	$3,906,590	$(133,298)

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical and pro forma financial statements and related notes included elsewhere in this prospectus, before you decide to purchase the units. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares and warrants. Refer to “Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

We have a limited operating history and have generated minimal revenues.

Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have not yet begun mass production or the commercial delivery of our first vehicle. To date, we have no revenues from the sale of electric vehicles as any amounts received from the sale of our pre-mass production electric vehicles were netted off against research and development costs as cost recovery and minimal revenue from the sale of custom cars. We intend to derive revenues from the sales of our SOLO vehicle, our Super SOLO vehicle, our Tofino vehicle and other intended electric vehicles. The SOLO and Tofino are in development, and we do not expect to start delivering to the SOLO customers until the fourth quarter of 2018 or to the Tofino customers until 2019. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

We expect that we will experience an increase in losses prior to the launch of the SOLO, the Super SOLO or the Tofino.

For the fiscal year ended December 31, 2017, we generated a net and comprehensive loss of $11,366,372, bringing our accumulated deficit to $21,335,552. We anticipate generating a significant loss for the current fiscal year. The independent auditor’s report on our financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have minimal revenues, are currently in debt and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even if we are able to successfully develop the SOLO, the Super SOLO or the Tofino, they might not become commercially successful. If we are to ever achieve profitability we must have a successful commercial introduction and acceptance of our vehicles, which may not occur.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

●	design, develop and manufacture our vehicles and their components;

●	develop and equip our manufacturing facility;

●	build up inventories of parts and components for the SOLO, the Super SOLO and the Tofino;

●	open Electrameccanica stores;

●	expand our design, development, maintenance and repair capabilities;

●	develop and increase our sales and marketing activities; and

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●	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.

We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing, and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

To carry out our proposed business plan to develop, manufacture, sell and service electric vehicles, we will require a significant amount of capital.

To carry out our proposed business plan for the next twelve months, we estimate that we will need approximately $12.9 million. If the funds from this offering and revenue from the sale of our cars, if any, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or additional registered offerings, and shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts, we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, only on terms that are not acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. Likewise, if we issue warrants as part of any future financing, the terms of those warrants could be more advantageous to those investors than to the holders of warrants contained in the units. In addition, if we need to raise more equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single passenger electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single passenger electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

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●	perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

●	perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

●	the limited range over which electric vehicles may be driven on a single battery charge;

●	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

●	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

●	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

●	improvements in the fuel economy of the internal combustion engine;

●	the availability of service for electric vehicles;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

●	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

●	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and 8 years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

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Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology, in particular battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single passenger electric vehicle and have targeted mainly urban residents of modest means. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on a third-party for our near-term manufacturing needs.

In October 2017, we entered into a manufacturing agreement with Zongshen, a company located in the People’s Republic of China, to produce 75,000 SOLO vehicles in the three full years from the commencement of production. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfill its obligations under that manufacturing agreement. Zongshen’s ability to fulfill its obligations is outside of our control and depends on a variety of factors including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. If Zongshen is unable to fulfill its obligations or is only able to partially fulfill its obligations, we will not be able to sell our SOLO vehicle in the volumes anticipated on the timetable that we anticipate, if at all.

We do not currently have arrangements in place that will allow us to fully execute our business plan.

To sell our vehicles as envisioned, we will need to enter into agreements and arrangements that are not currently in place. These include, entering into agreements with dealerships, arranging for the transportation of SOLOs delivered pursuant to our manufacturing agreement with Zongshen, obtaining battery and other essential supplies in the quantities that we require, entering into manufacturing agreements for the Super SOLO and the Tofino and acquiring additional manufacturing capability. If we are unable to enter into such agreements or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

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We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Jerry Kroll, our Chief Executive Officer and Chairman, Henry Reisner, our President and Chief Operating Officer, Kulwant Sandher, our Chief Financial Officer, and Ed Theobald, our General Manager. A number of these key employees and consultants have significant experience in the automobile manufacturing industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement. We have not obtained any “key person” insurance on certain key personnel.

Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Super Solo, the Tofino or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. A similar evaluation of the Super SOLO and the Tofino is further behind.

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We have very limited experience servicing our vehicles. If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have very limited experience servicing our vehicles. As of May 23, 2018, we had not sold any vehicles and had only delivered four pre-mass production vehicles to customers. We do not plan for mass production to begin for SOLO vehicles until the third quarter of 2018 or for the Tofino until 2019. The total number of SOLOs that we have produced is 25. Throughout its history, Intermeccanica has produced approximately 2,500 cars, which includes, providing after sales support and servicing. We do not have any experience servicing the SOLO or the Tofino as a limited number of SOLOS have been produced and the Tofino has not yet been produced. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques.

We may not succeed in establishing, maintaining and strengthening the Electrameccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Electrameccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the Electrameccanica brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber, non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

●	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

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●	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our planned SOLO, Super SOLO and Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO, Super SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

●	training new personnel;

●	forecasting production and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding design, manufacturing, sales and service facilities;

●	implementing and enhancing administrative infrastructure, systems and processes;

●	addressing new markets; and

●	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians for our electric vehicles. Competition for individuals with experience designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

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Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd. to produce 75,000 SOLO vehicles in the three full years from the commencement of production. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, that of Zongshen or that of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles with annual limits of approximately $5 million on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The status of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating a knockoff of our products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the U.S. In addition, others may obtain patents that we need to take a license to or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

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●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign our vehicles or other goods or services; or

●	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our directors and executive officers reside outside the United States

We are organized under the laws of the Business Corporations Act (British Columbia) (the “Business Corporation Act”) and our executive offices are located outside of the United States in Vancouver, British Columbia. All of our officers, our auditor and all but one of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risks Related to Our Common Shares, Warrants and this Offering

Our executive officers and directors beneficially own 73% of our common shares.

Our executive officers and directors beneficially own, in the aggregate, 73% of our common shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares and warrants.

Our Notice of Articles authorize the issuance of an unlimited number of common shares and the issuance of preferred shares. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common shareholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price, if one exists at the time, of the outstanding common shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire common shares, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

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Additionally, we have approximately 20,689,323 vested options and 11,856,858 warrants outstanding as of December 31, 2017. The exercise price of the majority of these options and warrants is significantly below our current market price. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the shares in this offering will be diluted as well. As a result, the market value of our shares and warrants could significantly decrease as well.

Issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares and warrants.

Our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of the common shares and the warrants sold in the units.

The market price of our common shares and of our warrants may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the OTCQB in September 2017. The volume of trading has been low and the share price has fluctuated significantly. Currently, there is no public market for our warrants. Although we will not close this offering unless our application to list our common shares and the warrants included in the units on the Nasdaq Capital Market is approved, such listing might not affect the volume or price volatility of our common shares or our warrants. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common shares and warrants:

●	sales or potential sales of substantial amounts of our common shares;
●	announcements about us or about our competitors;
●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
●	conditions in the automobile industry;
●	governmental regulation and legislation;
●	variations in our anticipated or actual operating results;
●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	change in general economic trends; and
●	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares or warrants, regardless of our actual operating performance.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

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Because the SEC imposes additional sales practice requirements on brokers who deal in securities that are deemed penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares and warrants, which may cause the value of your investment to decline.

Our shares and warrants are classified as penny stocks and are covered by section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our shares or warrants. This could prevent you from reselling your shares or warrants and may cause the value of your investment to decline.

FINRA sales practice requirements may limit your ability to buy and sell our common shares and warrants, which could depress the price of our shares and warrants.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and warrants and, thereby, depress their market prices.

You may face significant restrictions on the resale of your shares and warrants due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which: (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as market makers for our common shares and warrants. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common shares and warrants to be limited, as you may be unable to resell your shares or warrants without the significant expense of state registration or qualification.

Our common shares are thinly traded and our warrants are not currently trading, and you may be unable to sell at or near ask prices or at all if you need to sell your shares or warrants to raise money or otherwise desire to liquidate your shares.

Our common shares are currently quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF”. In the first quarter of 2018, our average daily trading volume was approximately 835 shares. Currently, there is no public market for our warrants. Although this offering will not close unless our application to list our shares and the warrants included in the units on the Nasdaq Capital Market has been approved, our common shares may continue to be, and our warrants may always be, “thinly-traded” after that listing, meaning that the number of persons interested in purchasing our common shares or warrants at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares or warrants is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  Broad or active public trading market for our common shares or warrants may not develop or be sustained.

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Volatility in our common shares or warrant price may subject us to securities litigation.

The market for our common shares or warrants may have, when compared to seasoned issuers, significant price volatility, and we expect that our share or warrant price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and any proceeds from the exercise of the warrants sold in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receive from U.S. reporting companies.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares or warrants less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares or warrants less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

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We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following May 23, 2022, (b) in which we have total annual gross revenue of at least US$1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds US$700 million as of the prior June 30th, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period.  An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, qualify for exemptions from certain corporate governance requirements.

A “controlled company” under the Nasdaq corporate governance rules is a company of which more than 50% of the voting power for the election of the directors is held by an individual, group or another company. Our Chairman and Chief Executive Officer, Jerry Kroll, currently owns approximately 35% of the voting power of the board of directors, which percentage does not include shares underlying options and warrants that he owns. If we sell all shares being offered by this Prospectus and Mr. Kroll were to exercise the options and warrants that he owns, he would own approximately % of our common shares, and we would become a controlled company. Pursuant to the “controlled company” exemption, we could elect not to comply with the requirements that a majority of our board of directors consists of independent directors and that we have a compensation committee and a nominating committee, in each case, composed entirely of independent directors with a written charter addressing each committee’s purpose and authorities. If we were to become a controlled company and elect to rely on the “controlled company” exemption, as opposed to the requirements that would otherwise apply, our shareholders may have less protection than what is currently accorded under the Listing Rules of the Nasdaq Capital Market.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre- mass production vehicles, the projection of timing and delivery of SOLOs, Super SOLOs or Tofinos in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-mass production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs, Super SOLOs and Tofinos meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	general economic and business conditions, including changes in interest rates;

●	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

●	natural phenomena;

●	actions by government authorities, including changes in government regulation;

●	uncertainties associated with legal proceedings;

●	changes in the electric vehicle market;

●	future decisions by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	consumers’ willingness to adopt three-wheeled single passenger electric vehicles;

●	declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

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●	developments in alternative technologies or improvements in the internal combustion engine;

●	inability to keep up with advances in electric vehicle technology;

●	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inexperience in mass-producing electric vehicles;

●	inability to reduce and adequately control operating costs;

●	failure of our vehicles to perform as expected;

●	inexperience in servicing electric vehicles;

●	inability to succeed in establishing, maintaining and strengthening the Electrameccanica brand;

●	disruption of supply or shortage of raw materials;

●	the unavailability, reduction or elimination of government and economic incentives;

●	failure to manage future growth effectively; and

●	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

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USE OF PROCEEDS

Assuming the sale of US$15,000,000 of units in this offering, after deducting the estimated underwriting discounts and offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, we expect to receive net proceeds of approximately US$13,545,000 from this offering.

Gross proceeds	US$	15,000,000
Underwriting discounts and commissions (up to 7.0% of gross proceeds)	US$	1,050,000
Underwriting non-accountable expenses (0.5% of gross proceeds)	US$	75,000
Miscellaneous underwriting fees expenses	US$	100,000
Other offering expenses (1)	US$	230,000
Net proceeds	US$	13,545,000

(1)	These consist of legal fees and expenses of approximately $150,000, the Nasdaq Capital Market listing fee of $50,000, accountant and auditing fees and expenses of approximately $20,000, and other fees of approximately $10,000 and excludes those other offering expenses that have already been paid.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
Manufacturing Plant & Equipment	US$	3,162,000
Production Molds	US$	2,030,000
Inventory	US$	2,533,000
Research & Development	US$	3,377,000
Sales & Marketing	US$	2,023,000
Unallocated Working Capital	US$	357,326
Total	US$	13,545,000

We would receive additional gross proceeds of US$18,750,000 if all of the warrants included in the units are exercised, assuming no exercise of the underwriters’ over-allotment option. We intend to use any such proceeds for working capital and general corporate purposes. General corporate purposes may include capital expenditures.

DIVIDEND POLICY

To date, we have not paid any dividends on our outstanding common shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable futures.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017:

•	on an actual basis,

•	on a pro forma basis to give effect to the offering at a public offering price of US$ per unit and to reflect the application of the proceeds after deducting the estimated offering expenses.

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You should read this table in conjunction with our historical and pro forma financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds.”

	As of December 31, 2017
	Actual (audited)	Pro forma(1)
Assets:
Current Assets	$10,007,684	$
Goodwill and other intangible assets	$1,260,014
Plant and equipment	$1,393,683
Total Assets	$12,661,381	$

Liabilities:
Current Liabilities	$3,354,675
Derivative Liabilities	$3,655,690
Total Liabilities	$7,010,365

Shareholder’s Equity:
Share Capital	$22,718,282
Share-based payment reserve	$3,518,286	$
Common share subscription	$750,000
Deficit	$(21,335,552)
Total equity	$5,651,016	$
Total Liabilities and Equity	$12,661,381	$

(1) Gives effect to the sale of units at an offering price of US$ per unit and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. Converted into Canadian dollars as set out in “Currency and Exchange Rates”.

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DILUTION

If you invest in our units, your interest in our common shares will be diluted to the extent of the difference between the offering price per unit and the pro forma net tangible book value per common share after the offering. Dilution results from the fact that the per unit offering price is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common shares. Our net tangible book value attributable to shareholders at                    , 2018 was $        or approximately $       per common share. Net tangible book value per common share as of                      , 2018 represents the amount of total assets less intangible assets and total liabilities, divided by the number of common shares outstanding.

We will have                                     common shares outstanding upon completion of the offering (and common shares outstanding if the over-allotment option is exercised in full). Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after                     , 2018, will be approximately $           or $           per common share (or $           or $            per common share if the over-allotment option is exercised in full). This would result in dilution to investors in this offering of approximately $              per common share (or $              per common share if the over-allotment option is exercised in full) or approximately       % (or         % if the over-allotment option is exercised in full) from the offering price of US$          per unit. Net tangible book value per common share would increase to the benefit of present shareholders by $           per share attributable to the purchase of the units by investors in this offering.

The following table sets forth the estimated net tangible book value per common share after the offering and the dilution to persons purchasing units based on the foregoing offering assumptions.

	Offering Without Over- Allotment(1)	Offering With Over- Allotment(1)
Offering price per unit	$
Net tangible book value per common share before the offering	$
Increase per common share attributable to payments by new investors	$
Pro forma net tangible book value per common share after the offering	$
Dilution per common share to new investors	$

(1)  U.S. dollar amounts converted into $ as set out in “Currency and Exchange Rates”.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars, and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
December 31, 2016	$1.3426	$1. 3243	$1. 4592	$1.2544
December 31, 2017	$1,2517	$1.2963	$1.3745	$1.2131

Last Six Months
November 2017	$1.2884	$1.2773	$1.2890	$1.2693
December 2017	$1.2517	$1.2769	$1.2900	$1.2517
January 2018	$1.2293	$1.2429	$1.2534	$1.2293
February 2018	$1.2806	$1.2588	$1.2806	$1.2280
March 2018	$1.2891	$1.2933	$1.3096	$1.2822
April 2018	$1.2848	$1.2732	$1.2918	$1.2581

Certain Conversions from U.S. dollars into Canadian dollars have been made for your convenience at US$1.00 = $1.2517, the noon-buying price on December 29, 2017.

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COMPANY INFORMATION

History and Development of the Company

Electrameccanica Vehicles Corp. is a development-stage electric vehicle (“EV”) production company incorporated on February 16, 2015 under the laws of British Columbia, Canada. The concept for our company was developed by Jerry Kroll after years of research and development on advanced EVs.

Upon returning to Vancouver in 2011, Mr. Kroll decided that new electric drive systems could revolutionize car assembly and the concept for our company’s flagship EV called the “SOLO” was born. With the help of long time automotive expert and friend, Henry Reisner, President of Intermeccanica International Inc. (“Intermeccanica”), and Intermeccanica’s vast experience in automotive craftsmanship, our company’s first prototype was finished in January 2015. To solidify our presence and branding in the EV market, we incorporated in February of 2015 under the name Electrameccanica Vehicles Corp. For the past 10 years, Mr. Kroll has been researching and developing technologies for autonomous drive systems and dynamic induction charging. We have plans for ongoing refinements to performance, style, value and efficiency as drive systems, computerization and materials are developed.

We currently have a modern furnished showroom near the downtown core of Vancouver, British Columbia where interested consumers may receive more information on the SOLO, review its specs and technical design, and even test-drive a prototype of the SOLO.

As of May 23, 2018, we have received deposits for 859 vehicles (including 720 SOLOs and 113 Tofinos) from individuals. Additionally, we have entered into non-binding letters of interest for approximately 61,848 corporate orders (21,950 SOLOs and 39,908 Tofinos) for which we have letters of credit for $259 million for SOLOs and $613 for Tofinos. We cannot assure you that these non-binding orders with refundable deposits will result in actual sales.

We have been funding operations to date through equity financings by our founders and through private placements of $25,165,436 from investors. Our management maintains a majority control of our company. As our May 23, 2018, our directors and executive officers beneficially owned 73% of our outstanding shares, including shares that our executive officers and directors have the right to acquire within the next 60 days pursuant to warrants and stock options which have vested.

Corporate Headquarters

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our phone number is (604) 428-7656.

Subsidiaries

We have two subsidiaries, Intermeccanica International Inc., a corporation subsisting under the laws of the Province of British Columbia, Canada, and EMV Automotive USA Inc., a Nevada corporation.

BUSINESS OVERVIEW

General

We are a development-stage EV company focusing on the market demand for EVs that are efficient, cost-effective and environmentally friendly methods for urban residents to commute. We believe that our flagship EV called the SOLO is the answer to such market demand. In addition, we have two other EV candidates in an advanced stage of development, the Super SOLO and the Tofino.

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SOLO

We created the SOLO’s first prototype in January of 2015. Since the completion of the prototype, our engineers and designers have devoted efforts to provide the SOLO with an appealing design, and have engaged in proprietary research and development leading to a high performance electric rear drive motor.

The SOLO features a lightweight aerospace composite chassis to allow for a top speed of 130km/h, an attainable cruise speed of 110km/h and is able to go from 0 km/h to 100 km/h in approximately eight seconds. Our SOLO features a lithium ion battery system that requires only three hours of charging time on a 220-volt charging station or six hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 160 km in range. We also offer a comprehensive warranty package for two years of unlimited mileage which is included in the price of the SOLO. Standard equipment in the SOLO includes, but is not limited to the following:

●	LCD Digital Instrument Cluster;

●	Power Windows;

●	AM/FM stereo with Bluetooth/ CD/USB;

●	Remote keyless entry system;

●	Rear view backup camera; and

●	Heater and defogger.

Optional equipment will include air conditioning at an additional cost.

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The purchase price for our SOLO is $19,888 (approximately US$15,888).

Our production department has completed production of 26 SOLOs as of May 23, 2018, and we intend to produce up to an additional six pre-mass production SOLOs by the end of June 30, 2018. Producing the pre-mass production SOLOs allows us to determine and assess the entire production process. Currently, we have increased our production space, organized a production line, ordered components and are in the process of fine tuning the production process through the pre-mass production SOLOs. We have entered into a manufacturing agreement with Zongshen and expect to begin mass production of the SOLO in the third quarter of 2018. We anticipate our production costs to be $15,000 per SOLO, providing a gross margin of 25% based on a sale price of $19,888.

Super Solo

We also plan on launching the Super SOLO, which is a sports car model within our EV product line. The Super SOLO is intended to boast a longer range and a higher top speed, sleek, aerodynamic design and features that will rival existing super sports cars such as the Ferrari 488 and Lamborghini Gallardo.

Refundable deposits have been accepted for the planned Super SOLO and such deposits are able to be returned at any time. Mechanical development on the Super SOLO has begun and progress will determine when this and any other variants can be launched. No set date has been declared at this time. The Super SOLO is intended to be a high-performance version of the SOLO.

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The Tofino

We announced on March 28, 2017, at the Vancouver International Auto Show that we intend to build the Tofino, an all-electric, two-seater roadster representing an evolution of the Intermeccanica Roadster. We are designing the Tofino to be equipped with a high-performance, all-electric motor with a top speed of 200 kph (125 mph) and a 0-100 kph (0-60 mph) in less than seven seconds. The chassis and body are expected to be made of a lightweight aerospace-grade composite with the car expected to be capable of up to 400 km (250 miles) of range on a full charge. We are accepting a refundable deposit of $1,000 to reserve the Tofino.

Future EV candidates

We have identified other vehicles that we would like to add to our candidate list such as the “Cargo” and the “Twinn”, although no timeline has been set for their development and production. We have plans in the future to release the “Cargo,” a larger vehicle than the SOLO that is designed for use as a fleet vehicle with ample storage space which would be best suited for delivery companies such as FedEx, the United States Postal Service and Canada Post. We expect that the Cargo will offer the appropriate compartment space for fleet vehicle uses such as delivery, while offering long range capability and cleaner technology. We envision the Twinn featuring two seats, suitable for urban families, young commuters, empty nesters, and environmentally-conscious consumers.

Sources and Availability of Raw Materials

We continue to source duplicate suppliers for all of our components, and in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.

At present, we are subject to the supply of our chassis from one supplier for the production of the SOLO, the Super SOLO and the Tofino. We are exploring additional suppliers of the chassis to mitigate the risk of depending on only one supplier.

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Patents and Licenses

We have filed patents on items that our legal counsel deem necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent and design applications, trade secrets, including know-how, employee and third party non-disclosure agreements, copyright laws, trademarks and other contractual rights to establish and protect our proprietary rights in our technology. As at May 23, 2018, we had one issued design registration, two allowed design application and six pending patent and design applications with various countries which we consider core to our business in a broad range of areas related to the design of the SOLO and its powertrain. We intend to continue to file additional patent applications with respect to our technology. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, these pending patent applications might not provide us with adequate protection.

Trademarks

We operate under the trademark “ELECTRA MECCANICA SOLO”, which is registered under applicable intellectual property laws. We have also registered the trademark for the name “Tofino” in Japan and applied to register the trademark in Canada, the United States, the European Union and China. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Industry Overview

Investment in clean technology has been trending upwards for several years as nations, governments, and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, consumers have taken to exploring and purchasing clean technology while nations and government agencies have undertaken programs to reduce greenhouse gas emissions, contribute funding into research and development in clean technology, and offer incentives/rebates for clean technology investments by businesses and consumers. EVs are a growing segment of this clean technology movement.

Electric vehicle (“EV”) is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group, there are sub-categories of alternative vehicles that utilize different innovative technologies such as: (i) battery electric vehicles (“BEV”); (ii) fuel-cell electric vehicles (“FCV”); or (iii) plug-in hybrid electric vehicles (“PHEV”).

BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell, or a fuel tank. The Nissan Leaf, Tesla Model S, and our vehicles are BEVs.

FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from a FCV are water and heat, hence making FCVs true zero-emission vehicles. The Honda Clarity, Hyundai Tucson and Toyota Mirai are FCVs.

PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. A PHEV can alternate between using electricity while in its all-electric range and relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.

The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.

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Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service which may vary depending on the provider and the location. The following table shows approximate charge information of Level 1 and Level 2 charging stations:

	Level 1 Charging	Level 2 Charging
Electric and Power Specifications	120 Volt, 20 Amp circuit 1.4 kW	208 – 240 Volt, 40 Amp circuit* 6.2 – 7.6 kW**

Time to Fully Charge an EV with a 100-mile Battery	17 – 25 hours	4 – 5 hours

Drivers Served per Station per Day	1	3 – 4 or more

Global EV Market

EVs have been around for over one hundred years but have only recently gained widespread adoption and public interest due to open discussions of greenhouse gas emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs and improved battery management systems and EV range. In addition, the market for electric vehicles has experienced significant growth in recent years due to consumer demand for vehicles that achieve greater fuel efficiency and lower environmental emissions without sacrificing performance.

Traditional automotive manufacturers have entered into the EV market to capitalize on its growth. The majority of growth in the EV market has been led by the following EV models: the Nissan Leaf, the Chevrolet Volt (PHEV), the Toyota Prius (PHEV), the Tesla Model S and the Mitsubishi Outlander (PHEV). Four of the five models above are made by traditional automotive manufacturers, and the fifth is made by Tesla Motors, one of several manufacturers that are solely devoted to the manufacturing of EVs.

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The global stock of EVs has increased significantly over the past few years. According to the International Energy Agency (the “IEA”), the global stock of electric cars first crossed the one million vehicle threshold in 2015 and then crossed the two million vehicle threshold in 2016.

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Likewise, the IEA has reported that the global stock of BEVs, the type of vehicles we mass producing, increased on a worldwide basis from about 746,000 in 2015 to approximately 1,209,000 in 2016, an increase of approximately 62.1%.

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We anticipate that the trend of increasing EV sales will continue in the near future. The IEA believes that there is a good possibility that the global electric car stock will range between 9 million and 20 million by 2020 and between 40 million and 70 million by 2025.

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North American EV Market

We anticipate that our primary target market shall initially be North America, with a focus on the West Coast. Sales of EVs in North America have mirrored the global increase in sales of EVs. According to the IEA, the sale of BEVs in the United States increased by 22% between 2015 and 2016 and by 19% in Canada during the same period.

According to data compiled by EVAdoption.com, in 2016, sales of EVs in six U.S. states and the District of Columbia comprised 1% or more of total auto sales in that jurisdiction. At 3.66% for the year, California had nearly double the next highest EV purchase rate in any U.S. state.

Further according to data compiled by EVAdoption.com, California consumers purchased 12% of autos in the United States, but bought more than 50% of all EVs in the United States. In essence, Californians are buying at four times the national rate while Oregon and Washington buy at a bit more than two times the national rate. The amount BEVs sold in California as a percentage of all EVs sold there has steadily increased from 1.3% in 2013 to 2.7% in the first quarter of 2017.

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The following table sets out data on PHEV and BEV sales in the United States in 2016 as broken out for select states.

PHEV and BEV Sales January – December, 2016 US by State
State	EV Sales #	EV Sales % of US	Sales % W/O Calif.	EVs % of State Sales	% of New US Car Regist.	Relative to Actual Sales
California	73,854	50.7%	N/A	3.66%	12%	422.79%
Oregon	3,486	2.4%	4.9%	1.93%	1.1%	217.70%
Washington	5,363	3.7%	7.5%	1.81%	1.70%	216.71%
Hawaii	1,224	0.8%	1.7%	1.39%	0.50%	168.17%
Vermont	514	0.4%	0.7%	1.32%	0.20%	176.55%
District of Columbia	405	0.3%	0.6%	1.05%	N/A	N/A
Colorado	2,711	1.9%	3.8%	1.00%	1.60%	116.40%
Connecticut	1,511	1.0%	2.1%	0.85%	1.00%	103.80%
Massachussets	2,905	2.0%	4.1%	0.80%	2.10%	95.03%
New Jersey	3,980	2.7%	5.5%	0.67%	3.50%	78.12%
New York	6,043	4.2%	8.4%	0.58%	6.00%	69.19%
Florida	6,255	4.3%	8.7%	0.47%	7.80%	55.09%
Georgia	2,435	1.7%	3.4%	0.47%	3.00%	55.76%
Illinois	2,688	1.8%	3.7%	0.41%	3.90%	47.35%
Michigan	2,482	1.7%	3.5%	0.41%	3.70%	46.08%
Texas	4,510	3.1%	6.3%	0.29%	8.90%	34.81%
All Other States	25,204	17.3%	35.1%
All States	145,570	100.0%	71,716
Data Sources: Alliance of Automobile Manufacturers; National Automobile Dealers Association; Chart: EVAdoption.com

Commuter market

We designed the SOLO with a view to attracting commuters who use a personal vehicle by cutting their commuting costs and reducing their environmental footprint. We believe that a substantial number of commuters will find the capacity of our EVs attractive in comparison to cars designed to carry more people, including the approximately 83% of Canadians who commute daily to and from work using personal vehicles. As cars designed to carry between four and eight people generally weigh substantially more than those that carry one or two people, they require more fuel or energy to operate. This significant mismatch between capacity and utilization leads to a significant excess of traffic and pollution and higher operating costs.

Although consumers may be afraid that their EVs may run out of charge while they are out on the road, the average U.S. commute was only 26.4 minutes in 2015. The 100 mile range of our SOLO on a full charge would more than cover such a round-trip commute.

Government Support

There has been a growing trend for governments as a matter of public policy to favor EVs. This has taken the form of initiatives aimed at improving transit, financial incentives for the purchase of EVs and financial incentives for the manufacture of EVs.

Initiatives to Improve Transit

Many localities try to reduce or regulate traffic, particularly in places where there is high population density, chronic congestion, narrow roads and limited urban space. While these initiatives might be onerous to owners of traditional internal combustion engine vehicles, they often exempt or partially exclude EVs. These initiatives include various forms of congestion charging (which often exempt or provide discounts for EVs), priority lanes for high-occupancy vehicles and EVs, restrictions on new registrations of vehicles (excluding EVs) and subsidies for the installation of public charging stations for EVs.

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Going further than restrictions on cars fueled by petrol or diesel, several European countries and cities are formulating programs that would actually ban them. Norway’s Minister for the Environment expects to implement a ban on the sale of cars that are not EVs by 2025. President Macron of France has vowed to eliminate the sale of cars with internal combustion engines in France by 2040, and city hall in Paris has called for a ban all cars with traditional combustion engines from its streets by 2030. In the United Kingdom, the government has announced a strategy that calls for sales of new gas and diesel cars and vans to end by 2040.

Purchaser Incentives

To promote the purchase of EVs, many state and local governments offer financial incentives to purchasers. These incentives can take the form of rebates, tax credits or the elimination or reduction of sales tax. Financial incentives available in selected North American jurisdictions for the purchase of EVs are set out in the following table:

	U.S. Federal		California		New York		British Columbia	Ontario	Quebec
Tax credit	US$	7,500		-		-	-	-	-
Rebate		-	US$	2,500	US$	2,000	$5,000	$14,000	$8,000

Although these financial incentives may not continue at this level or at all, we believe that our EVs would currently qualify for these tax credits and rebates.

Several jurisdictions offer similar financial incentives for the purchase and installation of home charging stations for EVs.

Manufacturing Incentives

To promote the manufacture and development of EVs, many federal, state and local governments provide financial incentives to EV companies. These incentives can take the form of tax credits or grants. In 2017, we received $193,534 in government grants related to Canada’s Industrial Research Assistance Program administered by the National Research Council and $111,380 in a Scientific Research and Experimental Development grant. We will continue to apply for grants where we believe warranted.

Competitive Advantages & Operational Strengths

The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we also face strong competition from established automobile manufacturers, including manufacturers of EVs such as the Tesla Model S, the Chevrolet Volt and the Nissan Leaf.

We believe the primary competitive factors in our market include but are not limited to:

●	technological innovation;

●	product quality and safety;

●	service options;

●	product performance;

●	design and styling;

●	brand perception;

●	product price; and

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●	manufacturing efficiency.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of our vehicles or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

We believe that our experience, production capability, product offering and management give us the ability to successfully operate in the EV market in a way that our competitors cannot. In particular, we believe that we have a number of competitive advantages:

•	extensive in-house development capabilities: Our recent acquisition of Intermeccanica International Inc. (“IMI”) enables us to leverage IMI’s extensive 59 years of experience in vehicle design, manufacture, sales and customer support. IMI’s former owner is our Chief Operating Officer and one of our directors and, together with his family, is the second largest shareholder in our company. We have integrated IMI’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;

•	in-house production capabilities: We have the ability to manufacture our own products on a non-commercial scale. To date, we have produced 26 SOLOs at our facilities in Vancouver, British Columbia. We will continue to produce two to four SOLOs per month as needed and to develop prototypes of our other EVs;

•	commercial production of the SOLO anticipated to commence in the third quarter of 2018: We have an agreement with Zongshen whereby they have agreed to produce 5,000 SOLOs in the first twelve months after the start of production, 20,000 cars in the next twelve months and 50,000 cars in the twelve months after that; and

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•	unique product offering: Although the proposed retail price of the SOLO, $19,888 (US$15,888), is far below that of what we deem to be our principal competitors, we believe that the SOLO compares favorably as set out in the table below:

	ElectraMeccanica SOLO	Smart Electric	Tesla Model 3	Chevrolet Volt	Nissan Leaf
Price	$19,888	$35,080	Up to $56,500	$40,590+	$35,998
Electric only miles	Up to 100 miles	Up to 76 miles	Up to 310 miles	Up to 53 miles	Up to 150 miles
Price per Mile	$198/mile	$461/mile	$182/mile	$766/mile	$240/mile
Top Speed	85/mph	83/mph	130/mph	100/mph	93/mph
Full charge Time	3 hours on a 240 volt outlet	6 hours on a 240 volt outlet	13.85 hours on a 240 volt outlet	4.5 hours on a 240 volt outlet	4 hours on a 7kW charging point
Vehicle Class		Sub-compact	Compact	Compact	Compact

•	management expertise: We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. Our Chief Executive Officer, Jerry Kroll, and our President and Chief Operating Officer, Henry Reisner, used their love of automobiles to devise the concept for the SOLO. Mr. Kroll has an extensive background working in small businesses and start-ups. We have supplemented their expertise by adding officers and directors with corporate, accounting, legal and other strengths.

Strategy

Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:

•	beginning commercial production of the SOLO: We anticipate that Zongshen will begin producing the SOLO in the third quarter of 2018 and that we will complete our first sale shortly thereafter. Zongshen is contracted to make 75,000 SOLOs in the first three years of production;

•	increasing orders for our EVs: To date, we have received deposits from 859 EVs from individuals and we have non-binding letters of interest for approximately 61,848 corporate orders. We cannot guarantee that a significant number of these orders, if any, will become binding or result in sales. We have achieved this order book through online “direct sales to customers and corporate sales” platform as well as a store and show room at our headquarters in Vancouver. We plan on expanding this model and will be opening similar stores in key urban areas. We are currently negotiating our first U.S. corporate store located in Los Angeles;

•	having sales and services supported by local corporate dealerships: We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

•	expanding our product offering: In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two seater sports car in the expected price range of $50,000 to $60,000 with an estimated production date of late 2019, the Cargo, a fleet vehicle with ample storage space with an estimated production date of 2020 and the eRoadster, a two seat sportscar for which we have an existing prototype.

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Our showroom in Vancouver, British Columbia

Manufacturing Plan

As of May 23, 2018, we have built 26 pre-mass production SOLOs. We have used some of these vehicles as prototypes, have delivered four to customers upon payment of the purchase price and have used others as test drive models in our two showrooms. At our facilities located in British Colombia, we can manufacture approximately two to four vehicles per month. Our ability to build EVs at our own facilities has been enhanced by our recent acquisition of Intermeccanica which has over 50 years of custom car manufacturing expertise. Intermeccanica commenced operations during 1959 in Turin, Italy selling speed equipment kits. This led to the production of a Formula Junior racer and eventually to the first unique bodied, hand assembled road car called the InterMeccanica Puch or IMP (21). The car competed at the Nurburgring, a 13.75 mile race circuit in Germany, where it won its 500 cc class. The success of the IMP led Intermeccanica to build the Apollo (101), Griffith (14), Italia (500) and Indra (125) during the period 1959 to 1975. Thereafter, Intermeccanica moved to North America where it started to construct the Porsche 356 Speedster replica and later Intermeccanica moved to Vancouver, Canada, where it developed the tooling to produce the Roadster RS based on the 1959 Porsche 356 D, Intermeccanica incorporated its own tubular chassis in 1986 and offered various powertrains from the original VW air-cooled engine to a six-cylinder engine from a Porsche 911. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles.

To enable us to mass produce our EVs, we have entered into a manufacturing agreement with Zongshen located in Chongqing, China. Under the agreement, Zongshen has begun the process of establishing tooling and has contracted to produce 75,000 SOLO vehicles. Zongshen is the wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd., an affiliate of Zongshen Power Machinery Co., Ltd., which is a large-scale scientific and technical enterprise capable of researching, developing, manufacturing and selling a diverse range of motorcycles and motorcycle engines in China. Its products include over 130 models of two-wheeled motorcycles, electric motorcycles, three-wheeled motorcycles, cross-country vehicles and ATVs with motors ranging from 35CC to 500CC. Zongshen Power has been an industry leader for many successive years with a stated production of over four million motorcycle engines annually. Zongshen has purchased $1,017,532 of our common shares and warrants to purchase common shares from us and beneficially owns approximately 10.8% of our common shares. If we complete this offering, we expect to begin placing orders with Zongshen in the third quarter of 2018 and to begin sales of SOLOs in the fourth quarter of 2018. We anticipate that Zongshen will produce up to 5,000 of our cars in the first full year of production, 20,000 of our cars in the second full year of production and 50,000 of our cars in the third full year of production.

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Marketing Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Marketing and promotional efforts must emphasize the SOLO’s image as an efficient, clean, and affordable EV for the masses to commute on a daily basis. If we can successfully promote the SOLO on these points, we expect growth in sales and customer base to occur rapidly.

A key point to the marketing plan is to target metropolitan cities with high population density, expensive real estate, high commuter traffic load, and pollution levels which are becoming an enormous concern. Accordingly, our management has identified cities in Canada and the United States that fit the aforementioned criteria and have plans to seek out suitable locations in the following cities for additional showrooms in the second and third quarters of 2018: Toronto; Seattle; Los Angeles; San Francisco; and Manhattan.

Key aspects of our marketing plan are highlighted below. We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points.

•	Organic engagement on social media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO, which to date has had positive traction.

•	Earned media – we have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch.

•	Investor Relations/ Press Releases – our in-house investor relations team will provide media releases/kits for updates and news on our progress.

•	Industry shows and events – we displayed the SOLO at the Vancouver International Autoshow in March 2017, the Consumer Electronics Show in Las Vegas in January 2018 and the Vancouver International Autoshow in March 2018. Promotional merchandise giveaways will enhance and further solidify our branding in consumer minds. Computer stations and payment processing software will be readily on hand at to accept SOLO reservations.

•	First-hand experience - Test-drives and public viewings are available at our existing showrooms in and near the Vancouver downtown core.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts, we plan to focus on the features that differentiate our SOLO from the existing EVs on the market.

Reservation System

We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit, a Super SOLO by paying a refundable $1,000 deposit and a Tofino by paying a refundable $1,000 deposit. Once reserved, the potential customer is allocated a reservation number and the reservation will be fulfilled as the respective vehicles are produced. As of May 23, 2018, we have received deposits for 700 SOLOs, 14 Super SOLOs and 110 Tofinos. In addition, we have received non-binding letters of intent for 61,848 vehicles from corporate entities that are not required to make a deposit.

We will earn revenue once a vehicle has been delivered to the customer who has pre-ordered their vehicle. Each order is placed in line as received and fulfilled once the vehicle becomes available. The customer may, at any time, for any reason, cancel their order and have their deposit returned. We do not consider any order as being secured until the vehicle has been delivered and full receipt of the remaining balance of the vehicle purchase price has been received.

Sales and Service Model

Sales Model

We sell our vehicles online via our website (www.electrameccanica.com), while we develop our planned corporate owned dealerships in key markets and franchise dealer network in other market areas. As each franchise dealer is established, any vehicles sold within such dealers designated territory will be delivered to such dealer to fulfill online orders as well as such franchise dealer’s orders.

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We are unable to identify where we hope to establish franchise dealers as opposed to corporate owned dealerships. The establishment of franchise dealers will depend on regional demand, available candidates and local regulations. We are currently accepting expressions of interest and applications for franchised dealerships from individuals, and do not have any franchise or dealer agreements. Our vehicles will initially be available directly from Electrameccanica.

We plan to only establish and operate corporate owned dealerships in those states in the U.S. that do not restrict or prohibit certain retail sales models by vehicle manufacturers. In all other instances, we plan to establish franchise dealerships to comply with local regulations.

Service Model

We plan to have our vehicles serviced through our corporate and franchised dealerships.

Government Regulation

As a vehicle manufacturer established in Canada, we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO and the Super SOLO are under the three-wheeled vehicle category and are subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois.justice.gc.ca/eng/regulations/C.R.C.,_c._1038/section-sched3.html). For sale into the United States, we and our vehicles must meet the applicable parts of the U.S. Code of Federal Regulations (“CFR”) Title 49 - Transportation. This includes providing Manufacture Identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565), and certifying that our vehicles meet or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled ‘autocycles’, the SOLO and the Super SOLO fall under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571.

We obtained U.S. compliance certification for the SOLO in the first quarter of 2018 at a testing facility in Quebec, Canada. Compliance certification of the SOLO for Canada began in 2018, and we estimate, depending on the weather and results, that it will be complete in late 2018 or early 2019.

Within the three wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. There is no such regulation applicable to the motorcycle category under the U.S. regulations.

Although the SOLO and the Super SOLO fall under the definition of a motorcycle under U.S. regulations, a motorcycle license is not required to drive them in all but Arkansas, New York, Maine and Massachusetts where motorcycle helmets must be worn while operating.

Research and Development

We have allocated substantial resources in developing our first vehicles. We expended $4,430,386 during the fiscal year ended December 31, 2017 and $2,778,295 during the fiscal year ended December 31, 2016 on research and development costs which include labor and materials.

Employees

As of May 23, 2018, we employed a total of 44 full-time and no part-time people at our principal executive offices in Vancouver, British Columbia. None of our employees are covered by a collective bargaining agreement.

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The breakdown of employees by main category of activity is as follows:

Activity	Number of Employees
Engineering/R&D	29
Sales & Marketing	4
General & Administration	5
Executives	6

Property, Plants and Equipment

Our principal office is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. On July 25, 2015, we together with Intermeccanica as tenants entered into a light industrial lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) for the premises located at 102 East 1st Avenue, Vancouver, British Columbia. The lease agreement is for a term of five years which commenced on November 1, 2015, with a monthly minimum rent of $3,918.86 plus additional rent, which includes operating costs, property taxes, utilities and a management fee of 4% of the minimum rent for the particular lease year. The leased premises is 7,235 sq. ft. in size and we are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Landlord.

Currently, our development and manufacturing facility is located at 47 Braid Street, New Westminster, British Columbia, Canada and is capable of producing four to ten SOLOs per month. Our existing production facilities are being used to build SOLOs and for the development of the Super SOLO, and they are adequate for production of the low volume required for the Super SOLO. We together with Intermeccanica as tenants entered into a lease agreement with Astron Realty Group Inc. for Unit 47, which commenced on August 1, 2016 and expires on July 31, 2020. Unit 47 is approximately 7,270 sq. ft. and the minimum rent per month is $3,938 until July 31, 2017 and $4,089 from August 1, 2017 to July 31, 2020, and we are responsible for all associated lease costs such as strata fees, property taxes, utility fees and other charges associated with the occupancy of such premises.

We are considering building a production facility. Our management has met with several groups to discuss the possibility of a production facility located in Canada and internationally. Ideally, the new production facility will be 50,000 to 200,000 square feet, which will support production of 25,000 to 50,000 SOLOs per year. We have also consulted an automotive process design company, which will form a suitable manufacturing flow production process and facility layout for our anticipated 10 production lines that will maximize labor and equipment usage and minimize manufacturing and assembly time. Our management estimates the full assembly of a SOLO in such a new production facility will take approximately four hours. An example of the layout of the new production facility is presented below. We estimate that the cost of the machinery to equip a new production facility will range from $10 million to $15 million for the assembly of vehicles. Experts in the field of designing and equipping a manufacturing facility presented to us that a facility of 50,000 to 200,000 square feet will be able to produce between 25,000 to 50,000 vehicles per year. The level of automation will determine if the equipment cost will be on the lower-end of the range ($10 million) for a semi-automated facility, to the upper-end of the range ($15 million) for a fully automated facility. While it is difficult to forecast any sales, we believe that there are enough expressions of interest to utilize the production capabilities of the above mentioned facility. A commitment to such a facility will only occur after initial deliveries occur and we can establish a clear market demand for the SOLO.

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Intermeccanica Business

In October 2017, we acquired Intermeccanica. In addition to the manufacturing and design experience that the acquisition provided us, we acquired a business of custom car manufacturing. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles, and in the year ended December 31, 2017, Intermeccanica sold eight vehicles. We intend to continue the legacy business of Intermeccanica, but we do not envision that it will be central to our operations, represent a material portion of our revenue if we develop our business as planned or account for a material portion of our expenses.

Legal Proceedings

We are not involved in, or aware of, any legal or administrative proceedings contemplated or threatened by any governmental authority or any other party. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceeding.

EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that qualify as “emerging growth companies.” We are an “emerging growth company” as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

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Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from the rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Additionally, we have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company. We have made this election to reduce the risk of having to restate our financials once we cease to be an emerging growth company.

KEY INFORMATION

Selected Historical Consolidated and Pro Forma Financial Data

You should read the following selected financial data together with our historical and pro forma financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Selected Historical Consolidated Financial Data

The selected historical consolidated financial information set forth below has been derived from our financial statements for the fiscal years ended December 31, 2017 and 2016 and for the period ended December 31, 2015.

Consolidated Statement of Comprehensive Loss
	Year ended December 31, 2017	Year ended December 31, 2016	Period ended December 31, 2015
Revenue	$109,173	-	-
Gross Profit	$45,223	-	-
Net and Comprehensive Loss	$11,366,372	$8,973,347	$995,833
Loss per Share – Basic and Fully Diluted	$(0.70)	$(0.54)	$(0.44)

Consolidated Statements of Financial Position
	December 31, 2017	December 31, 2016	December 31, 2015
Cash	$8,610,996	$3,916,283	$106,357
Current Assets	$10,007,684	$4,437,152	$197,309
Total Assets	$12,661,381	$4,787,766	$213,118
Current Liabilities	$3,354,675	$881,176	$346,416
Total Liabilities	$7,010,365	$881,176	$346,416
Total Equity (Deficiency)	$5,651,016	$3,906,590	$(133,298)

Selected Pro Forma Financial Data

On October 18, 2017, we acquired all of the issued share capital of Intermeccanica pursuant to a Share Purchase Agreement in exchange for payment of an aggregate of $2.5 million. Intermeccanica is a custom car manufacturer with over 50 years of expertise.

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The unaudited pro forma condensed combined financial information gives effect to the acquisition as if it had been completed on January 1, 2017. Our historical consolidated financial information and that of Intermeccanica have been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are based upon currently available information and assumptions that we believe to be reasonable. The pro forma adjustments and related assumptions are described in the notes accompanying the unaudited pro forma condensed combined financial information included elsewhere in this prospectus.

You should read this unaudited pro forma condensed combined financial information in conjunction with our financial statements and the accompanying notes, the pro forma financial statements, the accompanying notes and the section of this prospectus entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operation", each of which are included elsewhere in this prospectus.

	Year Ended December 31, 2017
	Intermeccanica	Electrameccanica	Adjustments	Total

Revenue	$1,179,595	$-	$(501,461)	$678,134
Cost of revenue	758,948	-	(385,971)	372,977
Gross profit	420,647	-	(115,490)	305,157

Operating expenses	(404,521)	(9,401,693)	(115,462)	(9,690,752)

Income/(Loss) before other items	16,126	(9,401,693)	(28)	(9,385,595)

Other items	11,806	(536,440)	(1,342,794)	(1,867,428)

Net and comprehensive loss	$27,932	$(9,938,133)	$(1,342,766)	$(11,253,023)

Outstanding Share Data

Our authorized share capital consists of an unlimited number of common shares and preferred shares without nominal or par value. As at May 23, 2018, our outstanding equity and convertible securities were as follows:

Securities	Outstanding
Voting equity securities issued and outstanding	24,593,160 common shares
Preferred shares	None
Securities convertible or exercisable into voting equity securities – stock options	Vested Stock options to acquire up to 20,689,323 common shares
Securities convertible or exercisable into voting equity securities – warrants	Warrants to acquire up to 11,856,858 common shares

Units

Each unit being offered in this offering consists of one common share and one warrant to purchase one common share. The units will not be issued or certificated. Instead, the common shares and the warrants underlying the units will be issued separately and may be resold separately, although they will have been purchased together in this offering.

Common Shares

The holders of our common shares are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common shares by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the Business Corporations Act.

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For additional information regarding our common shares, please see the discussion under the heading entitled “Notice of Articles and Articles of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Warrants Included in the Units

Each warrant included in the units will entitle the holder to purchase one common share at an exercise price of 125% of the price of the units sold in this offering. The warrants shall be exercisable from the date of issuance, which is the closing date of this offering, and expire on the five year anniversary thereof.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Non-cumulative voting

Holders of our common shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Shares

We do not have any preferred shares outstanding as of the date of this prospectus. However, preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares as determined by our Board of Directors, who also may fix the designations, rights, privileges, restrictions and conditions attached to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a preference over shares of our common shares and the shares of any other class ranking junior to the preferred shares.

For additional information regarding our shares of preferred stock, please see the discussion under the heading entitled “Notice of Articles And Articles Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Stock transfer agent

Our stock transfer agent for our securities is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3B9, and its telephone number is (604) 661-9400.

Indebtedness as of December 31, 2017:

Contractual			Payments due by period			More than 5
obligations	Total		Less than 1 year	2-3 years	4-5 years	years
Operating Lease Obligations	$592,156	(1)	$232,130	$360,027	Nil	Nil
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under IFRS	Nil		Nil	Nil	Nil	Nil
Total	$592,156		$232,130	$360,027	Nil	Nil

(1)	Office and warehouse rent, based on $17,410.68 per month October through December 2016; $18,422.62 per month January through December 2017. Amounts are estimated due to fluctuations in common area maintenance charges.

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Financings

During the year ended December 31, 2017, we issued the following shares:

Issuance of Shares	Number of Shares Issued	Cash Proceeds
Private placements	1,910,250		$10,842,021
Finder’s fee	107,005	$	Nil
Shares issued on conversion of convertible loan	810,057		$2,992,810
Shares issued for services	75,000	$	Nil
Share issued costs	Nil		$(1,456,442)

At December 31, 2017, we had 23,794,105 issued and outstanding common shares (2016 – 20,891,794).

During the year ended December 31, 2016, we issued 6,787,600 common shares for gross proceeds of $8,375,519, with unit prices ranging from $0.7268 to $2.00.  As the fair value of certain units issued was less than the recorded value a share-based payment expense of $3,264,681 was recorded.  Share issue costs related to these issuances was $1,604,486 and includes 636,756 common shares issued for finder’s fees with a fair value of $823,512.  We also received $51,500 as subscriptions for 25,750 common shares that were issued in our 2017 fiscal year.

During the year ended December 31, 2016, we issued an additional 13,125 common shares for finder’s fees with a fair value of $26,250.

During the year ended December 31, 2016, we issued 62,500 common shares in partial settlement a shareholder loan in the amount of $50,000.

During the year ended December 31, 2017, we issued 1,910,250 common shares for gross proceeds of $12,022,308, with unit or share prices ranging from $0.30 to US$12.00 (CAD $14.94).  Share issue costs related to these issuances were $1,381,442 and includes 107,005 common shares issued for finder’s fees with a fair value of $709,521.  We also received $750,000 as a subscription for 441,177 common shares at a price of $1.70 per share (Note 22) that were issued in the first quarter of 2018.

During the year ended December 31, 2017, we issued 75,000 common shares for services with a fair value of $811,308 and warrants to acquire 22,523 common shares for services with a fair value of $274,408.

During the year ended December 31, 2017, upon the conversion of convertible loans with a carrying value of $1,657,846 we issued 810,057 common shares (Note 11).

Incentive Stock Options

During the year ended December 31, 2017, we granted 560,000 stock options with an exercise price of $2.00 per share, which options will expire on February 17, 2023. The following table represents the number of stock options that are outstanding as at December 31, 2017.

Date of Grant	Number of Options	Price Per Option	Expiry Date
June 11, 2015	22,500,000	$0.30	June 11, 2022
August 13, 2015	1,331,250	$0.30	August 13, 2022
December 9, 2015	4,200,000	$0.80	December 9, 2022
March 7, 2016	12,500	$0.80	March 7, 2023
June 21, 2016	25,000	$2.00	June 21, 2023
February 17, 2017	480,000	$2.00	February 17, 2023
August 8, 2017	50,000	$2.00	August 8, 2023

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

This prospectus should be read in conjunction with the accompanying financial statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the International Accounting Standards Board (IASB).

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates or other forward-looking statements under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our actual results may differ materially as a result of many factors, including those set forth under the headings entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors”.

Critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading “Critical Accounting Policies and Estimates”, and have not changed significantly since our founding.

Overview

ElectraMeccanica Vehicles Corp., (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and our principal activity is the development and manufacturing of single occupancy electric vehicles. Our head office and principal address is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

Results of Operations for the Year Ended December 31, 2017 as Compared to the Year Ended December 31, 2016

Revenues

Revenue for the year ended December 31, 2017 was $109,173 (2016: $nil). Our revenue was derived from the sale of one roadster by Intermeccanica during the period from acquisition to December 31, 2017.  As Intermeccanica was our sole source of revenue and we acquired Intermeccanica in October 2017, we had no revenue prior to October 2017.  We have not included as revenue funds received from the four SOLOs that we have delivered to customers to date, but have instead offset such funds against our research and development expenses.

Operating Expenses

We incurred costs and expenses in the amount of $9,534,379 for the fiscal year ended December 31, 2017, an increase from costs and expenses of $8,942,022 for the period ended December 31, 2016.

This increase in incurred costs and expenses is primarily attributable to the collective results of the following factors:

•	General and administrative expenses for year ended December 31, 2017 were $2,373,251 compared to $1,205,835 for the period ended December 31, 2016. The following items are included in general and administrative expenses:

-	Rent, which increased to $269,716 for the year ended December 2017 from $141,957 for the period ended December 31, 2016. The increase was caused by the increase in our production premises as we expand our production capabilities to produce the SOLO, an increase in our retail presence and the addition of rental space from the acquisition of Intermeccanica;

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-	Office expenses, which increased to $345,986 for the year ended December 31, 2017 from $113,158 for the period ended December 31, 2016. The increase was caused by travel costs to China and New York, an increase in directors and officers liability insurance as we transitioned from a private company in 2016 to a public company in 2017 and a donation of our first SOLO vehicle to Loving Spoonful, a non-profit organization;

-	Legal and professional expenses, which increased to $912,347 for the year ended December 31, 2017 from $643,725 for the period ended December 31, 2016. The majority of the legal expenses was due to the filing of our application for a ticker symbol to the Financial Industry Regulation Authority (FINRA) in the United States of America, other legal costs associated with contracts, together with professional fees associated with the filing of our amended F-1 registration statement, the purchase of Intermeccanica, and fees related to the filing and receiving of our Scientific, Research and Experimental Development claim;

-	Consulting fees, which increased to $405,176 for the year ended December 31, 2017 from $186,437 for the period ended December 31, 2016. Consulting fees relate to services provided for accounting, finance and corporate advisory services. The increase in fees related to the use of additional consultants for investor relations and executive advisory services; and

-	Salaries, which increased to $326,770 for the year ended December 31, 2017, from $120,558 for the corresponding year ended December 31, 2016. Increases relate to the addition of new employees and the addition of employees as a result of the acquisition of Intermeccanica.

•	Research and development expenses increased to $4,430,386 for the year ended December 31, 2017, from $2,778,295 for the period ended December 31, 2016 primarily as a result of an increase in the costs of materials to $2,763,355 from $1,266,730. We continue to develop our first electric vehicles. All costs related to pre-mass production vehicles are being expensed to research and development. During the year ended December 31, 2017, we received $193,534 (2016: $203,997) in government grants related to the Industrial Research Assistance Program administered by the National Research Council. In addition, we received $111,380 (2016: $nil), in Scientific Research and Experimental Development grant.

•	Sales and marketing expenses increased to $631,381 for the year ended December 31, 2017 from $209,455 for the period ended December 31, 2015. We have increased our sales and marketing efforts by opening retail stores, increasing our social media presence and increasing our staff as our first electric vehicle, the SOLO, nears production.

•	Stock-based compensation charges for the year ended December 31, 2017 were $889,511 (2016: $1,461,189). We issued 560,000 stock options at an exercise price of $2.00 per share during the year ended December 31, 2017. In addition, the stock-based compensation charges relate to stock options issued during previous quarters where charges are recognized over the stock option vesting period. We use the Black-Scholes method of calculating the stock-based compensation expense under the graded method.

•	Share-based payment expense decreased to $1,085,716 for the year ended December 31, 2017 as compared to $3,264,681 for the corresponding year ended December 31, 2016. During the year ended December 31, 2017, we issued 22,523 warrants to a consultant to provide marketing services which were fair valued at $274,407 and shares provided for corporate advisory services were fair valued and resulted in a non-cash amount of $811,309.

Other Items

We incurred an interest accretion expense of $69,562 for the year ended December 31, 2017 (2016: $25,908) relating to a convertible loan (note 11 in the financial statements for the year ended December 31, 2017). We valued our finder’s fee related to the convertible loan at $258,542 (2016: $nil).

We incurred changes in fair values of warrant derivative of $186,269 (2016: $nil), caused by warrants priced in U.S. dollars, while our functional currency is in Canadian dollars.  As a result of this difference in currencies, the proceeds that will be received by us are not fixed and will vary based on foreign exchange rates and the warrants are a derivative under IFRS, and are required to be recognized and measured at fair value at each reporting period. Any changes in fair value from period to period are recorded as non-cash gain or loss in the consolidated statement of net loss and comprehensive loss.

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We impaired our goodwill arising from the acquisition of Intermeccanica, after a third-party valuation report was commissioned to value the acquisition and apportion the purchase price to the net assets of Intermeccanica, which amounted to $1,342,794 (2016: $nil).

In addition, other items include a foreign exchange loss of $20,048 for the year ended December 31, 2017 (2016: $5,417). Some of our expenses are paid to suppliers based in the United States who invoice us in U.S. dollars.

Net and Comprehensive Income (Loss)

As a result of the above factors, we reported a net loss and comprehensive loss for the year ended December 31, 2017 of $11,366,372 (2016: $8,973,347).

Results of Operations for the year ended December 31, 2016 compared to the period from February 16, 2015 (date of inception) to December 31, 2015

Revenues

We did not generate any revenue during the fiscal year ended December 31, 2016 (2015: $nil).

Operating Expenses

We incurred costs and expenses in the amount of $8,942,022 for the fiscal year ended December 31, 2016, a 799% increase from costs and expenses of $994,014 for the period ended December 31, 2015.

This increase in incurred costs and expenses is primarily attributable to the collective results of the following factors:

•	General and administrative expenses for year ended December 31, 2016 were $1,205,835 compared to $132,870 for the period ended December 31, 2015. The following items are included in office and general expenses:

o	Rent, which increased to $141,957, for the year ended December 2016, from $17,936 for the period ended December 31, 2015. The increase was caused by the increase in our premises as we expands our production capabilities;

o	Office expenses, which increased to $113,158, for the year ended December 31, 2016, from $18,013 for the period ended December 31, 2015;

o	Legal and professional expenses, which increased to $643,725, for the year ended December 31, 2016, from $78,660 for the period ended December 31, 2015. The majority of the legal expenses were due to filing our Form F-1 registration statement with the United States Securities and Exchange Commission and the negotiation and preparation of our contractual arrangements; and

o	Consulting fees, which increased to $186,437, for the year ended December 31, 2016, from $11,985 for the period ended December 31, 2015. Consulting fees relate to services provided for accounting, finance and investor relations.

•	Research and development expenses increased to $2,778,295 for the year ended December 31, 2016, from $486,809 for the period ended December 31, 2015. All costs related to pre-mass production vehicles were during these periods were expensed to research and development. During the year ended December 31, 2016, we received $203,997 (2015: $12,775) in government grants.

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•	Sales and marketing expenses increased to $209,455 for the year ended December 31, 2016, from $19,691 for the period ended December 31, 2015. We increased our sales and marketing efforts in the year ended December 31, 2016 as the SOLO neared production.

•	Stock-based compensation charges for the year ended December 31, 2016 were $1,461,189 (2015: $354,015). We granted 12,500 stock options with an exercise price of $0.80 per share, and 37,500 additional stock options with an exercise price of $2.00 per share during the year ended December 31, 2016. In addition, the stock-based compensation charges relate to stock options issued during previous quarters where charges are recognised over the stock option vesting period. We use the Black-Scholes method of calculating the stock-based compensation expense under the graded method.

•	Share-based payment expense for the year ended December 31, 2016 was $3,264,681 (2015: $nil), was caused by private placement shares being issued at a price less than the estimated fair value of the shares to certain individuals and entities.

Other Items

We incurred an interest accretion expense of $25,908 for the year ended December 31, 2016 (2015: $nil), relating to convertible loan (note 10 in the financial statements for the year ended December 31, 2016).

In addition, other items include a foreign exchange loss of $5,417 for the year ended December 31, 2016 (2015: $1,727). Some of our expenses are paid to suppliers based in the United States who invoice us in U.S. dollars.

Net and Comprehensive Income (Loss)

As a result of the above factors, we reported a net loss and comprehensive loss for the year ended December 31, 2016 of $8,973,347 (2015: $995,833).

Liquidity and Capital Resources

Our operations consist of the designing, developing and manufacturing of electric vehicles. Our financial success depends upon our ability to market and sell our electric vehicles; and to raise sufficient working capital to enable us to execute our business plan. Our historical capital needs have been met by the sale of common shares. Equity funding might not be possible at the times required by us. If no funds can be raised and sales of our electric vehicles do not produce sufficient net cash flow, then we may require a significant curtailing of operations to ensure our survival.

The financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We incurred a net loss and comprehensive loss of $11,366,372 during the year ended December 31, 2017 and had a cash balance and a working capital surplus of $8,610,996 and $6,653,009, respectively, as at December 31, 2017. Our ability to meet our obligations as they fall due and to continue to operate as a going concern depends on the continued financial support of the creditors and the shareholders. In the past, we have relied on sales of our equity securities to meet our cash requirements. Funding from this or other sources might not be sufficient in the future to continue our operations. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to us. Failure to obtain such financing on a timely basis could cause us to reduce or terminate our operations. The above indicates the existence of a material uncertainty that may cast significant doubt on our ability to continue as a going concern.

As of December 31, 2017, we had 23,794,105 issued and outstanding common shares and 64,252,213 common shares on a fully-diluted basis.  We began trading on the over the counter market on September 1, 2017.

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We had $6,653,009 of working capital surplus as at December 31, 2017 compared to $3,555,976 of working capital surplus as at December 31, 2016. The increase in working capital surplus resulted from cash used in operations of $7,320,080 (2016: $4,162,835); cash used in investing activities of $2,104,816 (2016: $357,372) resulting from the additions to property, plant and equipment and the purchase of Intermeccanica; which was offset by financing activities generating cash of $14,119,609 (2016: $8,330,133) due to the issuance of 1,910,250 common shares for net cash proceeds of $10,837,902 (2016: $8,063,633); net proceeds from the issuance of a convertible loan of $2,441,191 (2016: $300,000); and proceeds received in fiscal 2017 from share subscriptions of $750,000 (2016: $101,500) for shares that were issued in 2018.

As at December 31, 2017, we had cash and cash equivalents of $8,610,996 (2016: $3,916,283).

As of December 31, 2017, we had no outstanding commitments, other than rent and lease commitments and $7.8 million payable to our manufacturing partner for the production of the SOLO (see note 9 to our financial statements for the year ended December 31, 2017). On October 16, 2017, Jerry Kroll, CEO, entered into a Share Pledge Agreement with Zongshen to guarantee our payment for the cost of the prototype tooling and molds estimated to be $1.8 million through the pledge of 400,000 of our common shares at a deemed price of US$4.00. Apart from our agreement to reimburse Mr. Kroll for liabilities under his Share Pledge Agreement, we have not pledged any of our assets as security for loans, or otherwise and are not subject to any debt covenants.

As of December 31, 2017, we had total current assets of $10,007,684 and total current liabilities in the amount of $3,354,675. As a result, we had working capital surplus of $6,653,009 as of December 31, 2017 (2016: $3,555,976).

Subsequent to December 31, 2017, we issued 763,335 common shares for proceeds of $3,177,402, net of share issue costs.

Our monthly burn rate is currently $400,000 per month.

Cash Used in Operating Activities

Operating activities used $7,320,080 in cash for the fiscal year ended December 31, 2017, compared to $4,162,835 in cash used in operating activities for the year ended December 31, 2016. Our negative cash flow from operating activities for the fiscal year ended December 31, 2017 was caused by our being in development phase of our overall business plan (which overall business plan excludes Intermeccanica’s business), and we do not expect to realize any revenues from our overall business plan until the fourth quarter of 2018.

Cash Used in Investing Activities

Cash flows used in investing activities for the fiscal year ended December 31, 2017 was $2,104,816 compared to $357,372 cash flows used in investing activities for the fiscal year ended December 31, 2016. The increase in cash flows used in investing activities for the fiscal year ended December 31, 2017, was caused primarily by increases in expenditures in equipment to $1,264,265 (2016: $232,027) and investment to $900,000 (2015: $100,000).

Cash flows from Financing Activities

Cash flows generated from financing activities for the fiscal year ended December 31, 2017 were $14,119,609, compared to $8,330,133 for the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2017, we repaid a shareholder loan of $33,155 (2016: $135,000), generated net cash proceeds from the issuance of common shares net of share issue costs of $10,837,902 (2016: $8,063,633), received $2,441,225 from convertible loans which converted to equity (2016: $300,000) and generated proceeds of $750,000 from share subscriptions (2016: $101,500).

Off-Balance Sheet Arrangements

As of December 31, 2017, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

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Research and Development, Patents and Licenses, etc.

Research costs are expensed when incurred. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; that the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, we have not met the criteria to capitalize development costs.

The following table specifies the amounts spent on research and development for the fiscal years ended December 31, 2017 and 2016 and the period ended December 31, 2015:

	Fiscal year ended December 31, 2017	Fiscal year ended December 31, 2016	Period ended December 31, 2015
Labor	$-1,971,946	$1,715,562	$382,047
Materials	2,763,355	1,266,730	117,537
Government grants	(304,914)	(203,997)	(12,775)
Total	$4,430,387	$2,778,295	$486,809

Trend Information

Due to our short operating history, we are not aware of any trends that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. However, as of May 23, 2018, we had an order backlog of 700 SOLOs, 14 Super SOLOs and 110 Tofinos.

Going Concern

The accompanying financial statements have been prepared under the assumption that our company will continue as a going concern. We are a development stage company and have incurred losses since our inception. As shown in the accompanying financial statements, we have had minimal revenues and have incurred a net loss and comprehensive loss of $11,366,372 during the year ended December 31, 2017 and have a cash balance and a working capital surplus of $8,610,996 and $6,653,009, respectively, as at December 31, 2017. We raised $3,153,723 subsequent to December 31, 2017, which may not be sufficient to enable us to operate for the next 12 months and execute our business plan.

Our ability to meet our obligations as they fall due and to continue to operate as a going concern depends on the continued financial support of our creditors and our shareholders. In the past, we have relied on sales of our equity securities to meet our cash requirements. Funding from this or other sources might not be sufficient in the future to continue our operations. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to us. Failure to obtain such financing on a timely basis could cause us to reduce or terminate our operations. The above indicates the existence of a material uncertainty that may cast significant doubt on our ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

As at December 31, 2017, we had not commenced commercial production, and we are currently unable to finance day-to-day activities through operations. Our continuation as a going concern depends upon the successful results from our electric vehicles manufacturing activities and our ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about our ability to continue as a going concern. Management intends to finance its operations over the next twelve months through the proceeds derived from this offering and revenues, if any, from sales of the SOLO which we expect to commence in the fourth quarter of 2018. Should we be unable to continue as a going concern, the net realizable value of our assets may be materially less than the amounts on our statement of financial position.

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Internal control over financial reporting and disclosure controls and procedures

Management is responsible for the design and maintenance of both internal control systems over financial reporting and disclosure controls and procedures. Disclosure controls and procedures are designed to provide reasonable assurance that relevant information is gathered and reported to senior management on a timely basis so that appropriate decisions can be made regarding public disclosure.

Current disclosure controls include meetings with the Chief Executive Officer, Chief Financial Officer and members of our Board of Directors and Audit Committee through e-mails, on telephone conferences and informal meetings to review public disclosure. All public disclosures are reviewed by certain members of senior management and our Board of Directors and Audit Committee. Our Board of Directors has delegated the duties to the Chief Executive Officer who is primarily responsible for financial and disclosure controls.

Management and the Board of Directors continue to work to mitigate the risk of material misstatement.

Financial Instruments

We classify our financial instruments in the following categories:

•	at fair value through profit or loss;

•	loans and receivables;

•	held-to-maturity investments; and

•	available-for-sale and financial liabilities.

The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. We have no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Our non-derivative financial liabilities consist of trade payables, advance payable, refundable deposits for shares, sales deposits and shareholder loans.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and we have transferred substantially all risks and rewards of ownership.

At each reporting date, we assess whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on our financial instruments.

We do not have any derivative financial assets and liabilities.

Financial Instruments and Financial Risk Management

We are exposed in varying degrees to a variety of financial instrument related risks. Our Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

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Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Our primary exposure to credit risk is on our cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada. As most of our cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. Our secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government value added taxes.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. We have a planning and budgeting process in place to help determine the funds required to support our normal operating requirements on an ongoing basis. We ensure that there are sufficient funds to meet our short-term business requirements, taking into account our anticipated cash flows from operations and our holdings of cash and cash equivalents.

Historically, our source of funding has been shareholder loans and the issuance of convertible debt and equity securities for cash, primarily through private placements. Our access to financing is always uncertain. There can be no assurance of continued access to significant debt and equity funding.

The following is an analysis of the contractual maturities of our non-derivative financial liabilities as at December 31, 2017:

At December 31, 2017	Within one year	Between one and five years	More than five years
Bank loan	$123,637	$-	$-
Trade payables	474,334	-	-
Customer deposits	447,071	-	-
Shareholder loan	10,383	-	-
Promissory note	1,500,000	-	-
Total	$2,555,425	$-	$-

At December 31, 2016	Within one year	Between one and five years	More than five years
Trade payables	$150,305	$-	$-
Customer deposits	169,500	-	-
Convertible loan	243,676	-	-
Total	$563,481	$-	$-

Foreign Exchange Risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. We are exposed to currency risk as we incur expenditures that are denominated in U.S. dollars while our functional currency is the Canadian dollar. We do not hedge our exposure to fluctuations in foreign exchange rates.

The following table sets out the Canadian dollar equivalent of financial assets and liabilities that are denominated in U.S. dollars as at the year-end dates shown:

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$5,596,635	$98,762
Trade payables	$(138,794	$(4,804)
Total	$5,457,841	$93,958

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Based on the above, as at December 31, 2017, a 10% change in the U.S. dollar to Canadian dollar exchange rate would impact our “cash and cash equivalents” by $559,963 (December 31, 2016 - $9,876) our “trade payables” by $13,879 (December 31, 2016 - $480).

Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk on its cash equivalents as these instruments have original maturities of twelve months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on our net loss of $18,950 for the period ended December 31, 2017 (December 31, 2016 - $32,499)

Classification of Financial Instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2017	December 31, 2016
Loans and receivables:
Cash and cash equivalents	$8,610,996	$3,916,283
Other receivables	$243,639	$271,284
Total	$8,854,635	$4,187,567

Financial liabilities included in the statement of financial position are as follows:

	December 31, 2017	December 31, 2016
Non-derivative financial liabilities:
Bank loan
Trade payable	$123,637	$150,305
Customer deposits	$447,071	$169,500
Shareholder loan	$10,383	-
Convertible loan	nil	$243,676
Promissory note	$1,500,000
Derivative financial liabilities
Warrant derivative liabilities	$3,655,686
	$6,271,111	$563,481

Fair Value

The fair value of our financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•	Level 3 – Inputs that are not based on observable market data.

Financial liabilities measured at fair value at December 31, 2017 consisted of the derivative liability, which is measured using level 3 inputs.

The fair value of the derivative liability was calculated using the Black-Scholes Option Pricing Model using historical volatility as an estimate of future volatility.  At December 31, 2017, if the volatility used was increased by 10% the impact would be an increase to the derivate liability of $482,021 with a corresponding increase in the net and comprehensive loss.

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Critical Accounting Policies and Estimates

The preparation of our financial statements requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities as well as revenue and expenses.

Research costs are expensed when incurred and are stated net of government grants. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development.

We account for all stock-based payments and awards using the fair value based method. Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity estimates issued, or liabilities incurred, whichever is more reliably measurable.

From time to time, we must make accounting estimates. These are based on the best information available at the time, utilizing generally accepted industry standards.

The preparation of financial statements in accordance with IFRS requires us to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying our financial statements include:

•	the assessment of our ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

•	the classification of financial instruments; and

•	the calculation of income taxes requires judgment in interpreting tax rules and regulations.

Our financial statements for the fiscal year ended December 31, 2017 and for the period ended December 31, 2016 have been prepared by management in accordance with IFRS, as adopted by the International Accounting Standards Board.

The critical accounting policies used in the preparation of these consolidated financial statements are described below.

Our accounting policies are disclosed in Note 2 of the Notes to our financial statements. During the fiscal year ended December 31, 2017 there were no material changes to these policies. Our more critical accounting policies are noted below:

Research and Development Costs

Research costs are expensed when incurred. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; that the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, we have not met the criteria to capitalize development costs.

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Accounting standards issued but not yet applied

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. We are currently assessing the impact this new standard will have on its financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on our financial statements.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

We have not early adopted these new standards and are currently assessing the impact that these standards will have on our financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Our Notice of Articles and Articles are attached as exhibits to the registration statement of which this prospectus forms a part. Our Articles provide that the number of directors is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of our first directors;

(b)	if we are a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if we are not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Our Board of Directors (the “Board”) currently consists of six directors. Our directors are elected annually at each annual meeting of our company’s shareholders. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our company’s officers.

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Board Committees

Our Board of Directors currently has six committees, the Audit Committee, the Nominating Committee, the Corporate Governance and Human Resources Committee, the Compensation Committee, the Enterprise Risk Oversight Committee and the Social Media Committee. Each committee is governed by a charter approved by our Board of Directors. A copy of each charter is attached as an exhibit to the registration statement of which this prospectus forms a part.

Audit Committee

Our Audit Committee consists of Luisa Ingargiola, Steven Sanders, Robert Tarzwell and Shaun Greffard and is chaired by Luisa Ingargiola.  Each member of the Audit Committee satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee will consist solely of independent directors that satisfy the Nasdaq and SEC requirements within one year of the completion of this offering. Our Audit Committee Financial Expert is Robert Tarzwell who qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

•	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

•	discussing the annual audited financial statements with management and our independent registered public accounting firm;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	meeting separately and periodically with the management and our internal auditor and our independent registered public accounting firm;

•	reporting regularly to the full board of directors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

•	such other matters that are specifically delegated to our Audit Committee by our board of directors from time to time.

Nominating Committee

Our Nominating Committee consists of Steven Sanders, Robert Tarzwell, Luisa Ingargiola and Shaun Greffard and is chaired by Steven Sanders. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, shareholders, investment bankers and others.

Corporate Governance and Human Resources Committee

Our Corporate Governance and Human Resources Committee consists of Steven Sanders, Luisa Ingargiola, Robert Tarzwell and Shaun Greffard and is chaired by Steven Sanders. The Corporate Governance and Human Resources Committee shall be responsible for developing our approach to the Board and corporate governance issues; helping to maintain an effective working relationship between the Board and management; exercising, within the limits imposed by our by-laws, by applicable laws, and by the Board, the powers of the Board for the management and direction of our affairs during the intervals between meetings of the Board; reviewing and making recommendations to the Board for the appointment of our senior executives and for considering their terms of employment; reviewing succession planning, matters of compensation; recommending awards under our long term and short term incentive plans; assuming the role of administrator, whether by delegation or by statute, for the corporate-sponsored registered pension plans and our Supplementary Executive Retirement Plan and its wholly-owned subsidiaries and any future, additional or replacement plans relating to the plans; and monitoring the investment performance of the trust funds for the plans and compliance with applicable legislation and investment policies.

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Our Corporate Governance and Human Resources Committee shall also review any “red flags” or issues that may arise out of the Compensation Committee compensation and award recommendations and report them to the Board of Directors. The Compensation Committee and Governance Committee, at times, may be collaborative but will not coordinate as the process is intended to be a “checks and balance” approach. It is being set up as an internal control mechanism that would safeguard against fraud and errors due to omission

Compensation Committee

Our Compensation Committee consists of Luisa Ingargiola, Steven Sanders, Shaun Greffard and Robert Tarzwell and is chaired by Luisa Ingargiola. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

•	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Enterprise Risk Oversight Committee

Our Enterprise Risk Oversight Committee consists of Steven Sanders, Luisa Ingargiola, Robert Tarzwell and Shaun Greffard and is chaired by Steven Sanders. The Enterprise Risk Oversight Committee shall oversee the effectiveness of risk management policies, procedures and practices implemented by management of the Corporation with respect to strategic, operational, environmental, health and safety, human resources, legal and compliance and other risks faced by the Corporation. The committee shall:

•	review executive management’s assessment of our material risk exposures and our actions to identify, monitor and mitigate such exposures,

•	review executive management’s implementation of systems and controls designed to promote compliance with applicable legal and regulatory requirements and

•	report to the Board on an annual basis with respect to the committee’s review of our material risks and measures in place to mitigate them, and at least annually in respect of the committee’s other activities.

Social Media Committee

Our Social Media Committee consists of Luisa Ingargiola, Steven Sanders, Robert Tarzwell and Shaun Greffard and is chaired by Luisa Ingargiola. The Social Media Committee shall oversee our social media strategy initiatives pursuant to Regulation FD. The Social Media Committee shall:

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•	provide compliant Regulation FD strategic leadership for social media through the alignment of social media strategies and activities with enterprise strategic objectives and processes;

•	establish and maintain corporate policies with respect to use of social media for both process-driven social engagements, as well as for use of social media by employees for participating in social conversations (e.g. blogging and Tweeting by subject matter experts);

•	prioritize social media initiatives and deliver final approvals and recommendations on proceeding with proposed social media projects, including process, technology, and organizational project;

•	ensure open communication between the social media department and our other functional units so as to promote collaborative strategies, planning, and implementation.

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers.

Name, Province/State and Country of Residence	Age	Position	Director/Officer Since
Jerry Kroll (1), British Columbia, Canada	57	CEO and Chairman	February 16, 2015

Henry Reisner (3), British Columbia, Canada	53	President, Chief Operating Officer and director	February 16, 2015

Kulwant Sandher (2), British Columbia, Canada	56	Chief Financial Officer and Secretary	June 15, 2016

Iain Ball, British Columbia, Canada	63	Vice-President, Finance	February 16, 2015

Ed Theobald, British Columbia, Canada	65	General Manager	February 16, 2015

Shaun Greffard (4), British Columbia, Canada	43	Director	August 8, 2016

Luisa Ingargiola (4), Florida, USA	50	Director	March 16, 2018

Steven Sanders (4), New York, USA	72	Director	March 16, 2018

Robert Tarzwell (3), British Columbia, Canada	47	Director	August 8, 2016

Mark West, British Columbia, Canada	50	Vice-President, Sales & Dealerships	November 1, 2016

Isaac Moss, British Columbia, Canada	50	Senior Vice-President, Operations	May 15, 2018

(1)	Mr. Kroll was appointed President, CEO and a director of the Company effective February 16, 2015. Mr. Kroll resigned from his position as President on May 15, 2018. Mr. Kroll was appointed our Chairman on May 15, 2018.

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(2)	Mr. Sandher was appointed CFO of the Company on June 15, 2016. Mr. Sandher was appointed as Secretary of the Company on August 8, 2016.
(3)	Mr. Reisner was appointed as President of our Company on May 15, 2018.
(4)	Member of the Audit Committee, the Nominating Committee, the Corporate Governance and Human Resources Committee, the Compensation Committee, the Enterprise Risk Oversight Committee and the Social Media Committee.

Business Experience

The following summarizes the occupation and business experience during the past five years or more for our directors, and executive officers as of the date of this prospectus:

Jerry Kroll – Chief Executive Officer and Chairman

Mr. Kroll has an extensive background working in small businesses and start-ups. His career began when he managed the production, strategic planning, and sales operations of Kroll Greenhouses, his family business. From there, Mr. Kroll served in other management roles in the floral and food services industries, overseeing the import/export of floral products, managing employees, managing food franchises, and establishing supplier/distributor relationships.

In 1996, Mr. Kroll became involved in air racing as the owner of Vancouver International Air Races and Airshow, which featured large scale events attracting over 15,000 spectators and 31 corporate sponsors. From then on, Mr. Kroll became increasingly involved in air racing and motor races. He eventually became the president and CEO of Corbin Motors Vancouver Inc. in 2001 where he organized the sales of the firm’s three-wheeled commuter vehicle in Canada.

In 2007, Mr. Kroll founded KleenSpeed Technologies, a firm focused on stationary energy storage products. He began researching and developing an EV for the everyday commuter. As an entrepreneur, Mr. Kroll also founded Ascend Sportmanagement Inc., a sports property and technology management firm.

Mr. Kroll’s experience and skillset in innovative technology and start-ups, coupled with his passion for clean technology developments, allows Mr. Kroll to coordinate, manage, and execute strategies for our company.

Mr. Kroll is also actively involved in the Vancouver venture capital community and has been a member of the Vancouver Angel Technology Network, an investing and mentoring network for new technology start-ups, since 2003. From February 2013 to February 2015, Mr. Kroll was the President and CEO of Ascend Sports Management Inc.

Kulwant Sandher, Chief Financial Officer and Secretary

Kulwant Sandher is a Chartered Professional Accountant with over 25 years of experience in business and finance. Mr. Sandher graduated from Queen Mary, University of London (formerly known as Queen Mary College) in 1986 with a B.Sc. degree (Eng.) in Avionics. Mr. Sandher became a Chartered Accountant in England in 1991 and received his Chartered Professional Accountant designation in Canada in 1997.

Mr. Sandher has considerable private and public company experience. He served as CFO of MineSense Technologies Inc. from August 2013 until July 2015; as CFO of Alba Mineral Ltd. from June 2017 to the present; as CFO of Delta Oil & Gas from October 2008 to September 2017; as CFO of Astorius Resources Ltd. from June 2017 to the present; as CFO of Hillcrest Petroleum from December 2011 to April 2015; as CFO of Intigold Mines Ltd. from December 2010 to April 2017; and as COO & CFO for Marketrend Interactive Inc., from March 2004 to March 2006. Currently, Mr. Sandher serves as President of Hurricane Corporate Services Ltd. and as CFO of Alba Resources Ltd. (TSX-V). Furthermore, Mr. Sandher is currently serving as a director and CFO of Delta Oil and Gas Inc. since 2007 and Director of The Cloud Nine Education Group Inc since December 2015.  Prior to August 2013, Mr. Sandher had also served as CFO of several publicly listed companies, including: Hillcrest Petroleum (TSX-V), Millrock Resources Inc. (TSX-V) and St. Elias Mines (TSX-V)..

Iain Ball, Vice-President, Finance

Mr. Ball is an experienced financial executive with over 25 years of international corporate financial and general management experience. He has been providing CFO services, along with strategic and financial advice, to growing companies and start-ups since 2012, and served as our CFO from June 2015 to June 2016.  Mr. Ball served as the CFO for BC Water & Waste Association from January 2014 to May 2015 and has served as the CFO of Nomad Micro Homes Inc. since August 2014.

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He is the former Chief Financial Officer and Director of Progressive Solutions Inc. (“Progressive Solutions”), an enterprise resource planning software company that grew (both organically and by acquisition) from 40 employees to 135 employees in the United States, the United Kingdom, and Canada. Mr. Ball was responsible for debt and equity financings that were instrumental to Progressive Solutions’ acquisitions and international growth. Progressive Solutions was successfully sold to a strategic buyer in 2012.

Mr. Ball graduated from the University of Aberdeen in 1975 with a Bachelor of Science (Honours), as well as a Master of Business Administration from Simon Fraser University in 1999. He became a Chartered Accountant in Scotland in 1979 and obtained his Chartered Professional Accountant designation in 1982 from the Canadian Institute of Chartered Professional Accountants.

Henry Reisner, President and Chief Operating Officer

Mr. Reisner is the current President of Intermeccanica, a subsidiary of our company, which is an automobile manufacturer, and has held this position since 2001. He is experienced in the automotive industry and has a background in manufacturing.

Mr. Reisner holds a Bachelor of Arts degree in political science from the University of British Columbia in 1989.

Ed Theobald, General Manager

Mr. Theobald is a seasoned operational manager with over 40 years of experience in finance, industrial sales, construction, retail, and oil & gas industries. This experience includes over 20 years as at Envirotest Canada from when he started in 1995 through to his current position as general manager which he has held since January 2015. He also oversaw the operations of 16 automotive repair shops as Regional Manager of Speedy Glass. Mr. Theobald became our General Manager in February 2015.

Shaun Greffard, Director

Mr. Greffard is a management professional with over 20 years of experience in telecommunications, information technology and government. During his career as a management professional, Mr. Greffard has been responsible for Ledcor's over $80M Canadian telecommunications division and responsible for negotiating commercial and contractual terms for the largest P3 telecommunications deal in North America valued at close to US$600M over a three-year Design/Build contract and 30 year Operations contract. He was also responsible for negotiating numerous U.S. contracts between the public and private sectors, working with and for local and federal government entities including delivery of one of the largest Canadian telecommunications deals with the Federal government. He has been responsible for conducting labor negotiations and transforming people, culture and corporate image after a prolonged labor dispute and has run the marketing organization for a $100M division of Telus. He is adept at overhauling under-performing business units and analyzing and removing operational flaws to improve operational performance and profitability.

Mr. Greffard accumulated his experience and skill set from roles at Telus Communications Inc., the City of Surrey, and Ledcor Technical Services, where he served as Vice President - Strategic Projects from September 2012 to February 2018. He is currently the Vice President of Strategic Projects at the Ledcor Group and has served as the COO of Alpine Building Maintenance since March 2018.

Mr. Greffard holds a Master’s in Business Administration from Royal Roads University.

Luisa Ingargiola, Director

Since 2017, Ms. Ingargiola has been the Chief Financial Officer of Avalon GloboCare, a leading biotech health care company that is developing cell based therapeutic technologies for cancer and neuromuscular disease. Luisa also serves as a director and audit chair of FTE Networks, a leading international network infrastructure solutions and cyber security company. Luisa was the chief financial officer of MagneGas Corporation from 2007 to 2016 and is a current board member. In addition, she has served as Audit Chair for several public companies in the technology, environmental and energy industries. Ms. Ingargiola received her Bachelor’s degree in Finance from Boston University and a Masters of Health Administration from the University of Florida.

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Steven Sanders, Director

Since January 2017, Mr. Sanders has been Of Counsel to the law firm of Ortoli Rosenstadt LLP. From July 2007 until January 2017, Mr. Sanders was a Senior Partner of Ortoli Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP.  From January 1, 2001 to December 31, 2003, he was counsel to the law firm of Spitzer & Feldman PC.  Mr. Sanders also serves as a Director of Helijet International, Inc.  Additionally, he has been a director at the American Academy of Dramatic Arts since October 2013 and has been a director of the Bay Street Theater since February 2015. Mr. Sanders received his JD from Cornell University and his BBA from The City College of New York.

Dr. Robert Tarzwell, Director

Dr. Tarzwell began his career as a psychiatrist at St. Paul’s Hospital in 2006. His experience and expertise led him to other clinical/consultant roles in medicine and academia, serving as external faculty member for Green College of the University of British Columbia, medical advisor for virtual healthcare application Medeo, and clinical assistant professor in the faculty of medicine at the University of British Columbia. Dr. Tarzwell is currently Clinical Director of Research for Mental Health at Lions Gate Hospital. For over five years, Dr. Tarzwell has run his own private medical practice.

In addition to his background in academia and medicine, Dr. Tarzwell is an enthusiast of high tech industries, multimedia innovations, and race cars. He is an investor/advisor for a number of Vancouver-based start-ups, including Medeo, Hothead Games, EM, and Viewers Like You Productions.

Dr. Tarzwell holds a Bachelor’s Degree in English and Literature from Simon Fraser University, a Doctor of Medicine from the University of Manitoba, a Psychiatrist certification from the Royal College of Physicians of Canada at Dalhousie University, and a Nuclear Medicine certification from the Royal College of Physicians of Canada at the University of British Columbia.

Mark West, Vice-President, Sales & Dealerships

Mark West has over 25 years of experience directing and expanding operations in the highly competitive food and beverage industry. Mr. West was instrumental in the local and international growth of Blenz Coffee from 10 stores to over 70 stores in Canada and Asia. Mr. West was the President of Blenz Coffee from September 2012 to December 2016 and previously held the positions of President, Vice-President, Manager of Operations and Manager of Franchising from 1996 to 2007. Mr. West was the Vice-President and an owner of MyCup Coffee and Tea from 2008 to 2012. Mr. West joined our team in November 2016.

Isaac Moss, Senior Vice President, Operations

Isaac Moss has 27 years of international multi-jurisdictional business, investment banking and corporate finance experience ranging across diverse industry sectors from media, forests products, hospitality, telecommunications, bio technology and green energy. Isaac is experienced in scaling and managing businesses from start up through operations phase. He has held senior executive positions including president of a European specialty chemical company, chief financial officer of a green energy company and chief operating officer of a software company and senior vice president of a mining company. Isaac has been semi retired since 2012 pursuing private business interests. He is a graduate of the University of Cape Town with a Bachelor of Social Science and Masters Degree in Public Administration. Isaac also studied music, is an accomplished pianist and serves as an ambassador for the University of British Columbia’s School of Music.

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Advisory Board

We have an Advisory Board in place, complete with individuals who have various backgrounds and experience to complement our operations, mission, and business strategy. The Advisory Board provides suggestions to our management on an as-needed basis. The Advisory Board does not have a charter and does not meet on a scheduled basis. It is comprised of the following individuals:

Name	State/province of residence	Position
Myron Trenne	Michigan, USA	Advisory Board member
Mike Volker	British Columbia, Canada	Advisory Board member

Myron Trenne, Advisory Board

Mr. Trenne’s background in the automotive industry includes research and development roles at the General Motors Technical Center before becoming a founding member and Vice President of Engineering at TRW Transportation Electronics.

Mr. Trenne further developed his management skills through his role of General Manager of Eaton’s automotive research and development center and Yazaki North America, Inc. During his time at Yazaki North America, Inc., Mr. Trenne was the Vice President of research and development and marketing and was the General Manager responsible for overseeing a US$100 million business unit.

As a pioneer of automotive digital technology, Mr. Trenne led the first team to apply a programmable microcomputer to a car, which integrated anti-lock braking system, traction, cruise control, ignition and digital instruments with a single digital processor. Subsequent system developments included gas and diesel electronic fuel injection, EVs, vehicle electrical architectures, vehicle fiber optics, high voltage EV components, and Intelligent Transportation Systems. Furthermore, Mr. Trenne has authored over a dozen vehicle system and control patents.

Mr. Trenne had previously served as Treasurer for the Convergence Transportation Electronics Association which merged with the Society of Automotive Engineers in 2009. Mr. Trenne has served many roles in the SAE including Committee Chair and Board positions.

Mr. Trenne received a Bachelor of Science in electrical engineering from Kettering University, formerly known as the General Motors Institute. He also received his Master of Science in electrical engineering from the University of Colorado and is a licensed Professional Engineer.

Mike Volker, Advisory Board

Mr. Volker is an entrepreneur and angel investor active in the development of new high technology ventures. Shortly after completing his education at the University of Waterloo, Mr. Volker founded Volker-Craig Ltd, a video terminal manufacturer, in 1973. After the sale of Volker-Craig Ltd. in 1981, Mr. Volker focused on supporting entrepreneurs in building their business and investing in start-ups. Mr. Volker’s dedication in helping entrepreneurs has led him to expand his reach into public education and leading entrepreneurship-centric organizations.

As an instructor, Mr. Volker teaches a business course and an intellectual property management course at Simon Fraser University where he is also the Director of the SFU’s Innovation Office, which facilitates the creation of new university-industry research and development partnerships and commercializes the university’s research results.

His recent projects include: GreenAngel Energy Corp, a public company that invests in green technologies and the Western Universities Technology Innovation Fund, an angel fund for start-ups. Mr. Volker runs the Vancouver Angel Technology Network and is actively involved with New Ventures BC, an annual business competition.

Mr. Volker holds a Bachelor’s degree in engineering and a Masters in Applied Science from the University of Waterloo.

Family Relationships

There are no family relationships among any of our directors and executive officers.

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Term of Office

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of shareholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our Board of Directors appoints our officers and each officer is to serve until his successor is appointed and qualified or until his or her death, resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers have been the subject of the following events:

1.	a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	engaging in any type of business practice; or

iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	any Federal or State securities or commodities law or regulation; or

ii)	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

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iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that the following directors are “independent” as such directors do not have a direct or indirect material relationship with our company. A material relationship is a relationship which could, in the view of our Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

•	Shaun Greffard;

•	Robert Tarzwell;

•	Luisa Ingargiola; and

•	Steven Sanders.

Code of Business Conduct and Ethics

On December 22, 2017, we adopted a Code of Conduct and Ethics that applies to our directors, officers and other employees.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section sets out the objectives of our company’s executive compensation arrangements, our company’s executive compensation philosophy and the application of this philosophy to our company’s executive compensation arrangements. It also provides an analysis of the compensation design, and the decisions that the Board made in fiscal 2016 with respect to our Named Executive Officers (as defined below). When determining the compensation arrangements for the Named Executive Officers, our Board of Directors acting as the Compensation Committee considers the objectives of: (i) retaining an executive critical to our success and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and our shareholders; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

Benchmarking

Our Board of Directors established a Compensation Committee in March 2018.  Prior to that, our Board of Directors handled matters relating to compensation, including benchmarking.

The Compensation Committee will consider a variety of factors when designing and establishing, reviewing and making recommendations for executive compensation arrangements for all our executive officers. The Compensation Committee does not intend to position executive pay to reflect a single percentile within the industry for each executive. Rather, in determining the compensation level for each executive, the Compensation Committee will look at factors such as the relative complexity of the executive’s role within the organization, the executive’s performance and potential for future advancement and pay equity considerations.

Elements of Compensation

The compensation paid to Named Executive Officers in any year consists of two primary components:

(a)	base salary; and

(b)	long-term incentives in the form of stock options granted under our Stock Option Plan (as defined below).

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The key features of these two primary components of compensation are discussed below:

Base Salary

Base salary recognizes the value of an individual to our company based on his or her role, skill, performance, contributions, leadership and potential. It is critical in attracting and retaining executive talent in the markets in which we compete for talent. Base salaries for the Named Executive Officers are intended to be reviewed annually. Any change in base salary of a Named Executive Officer is generally determined by an assessment of such executive’s performance, a consideration of competitive compensation levels in companies similar to our company (in particular, companies in the EV industry) and a review of our performance as a whole and the role such executive officer played in such corporate performance.

Stock Option Awards

We provide long-term incentives to Named Executive Officers in the form of stock options as part of its overall executive compensation strategy. Our Board of Directors acting as the Compensation Committee believes that stock option grants serve our executive compensation philosophy in several ways: firstly, it helps attract, retain, and motivate talent; secondly, it aligns the interests of the Named Executive Officers with those of the shareholders by linking a specific portion of the officer’s total pay opportunity to the share price; and finally, it provides long-term accountability for Named Executive Officers.

Risks Associated with Compensation Policies and Practices

The oversight and administration of our executive compensation program requires the Board of Directors acting as the Compensation Committee to consider risks associated with our compensation policies and practices. Potential risks associated with compensation policies and compensation awards are considered at annual reviews and also throughout the year whenever it is deemed necessary by the Board of Directors acting as the Compensation Committee.

Our executive compensation policies and practices are intended to align management incentives with the long-term interests of the Corporation and its shareholders. In each case, the Corporation seeks an appropriate balance of risk and reward. Practices that are designed to avoid inappropriate or excessive risks include (i) financial controls that provide limits and authorities in areas such as capital and operating expenditures to mitigate risk taking that could affect compensation, (ii) balancing base salary and variable compensation elements and (iii) spreading compensation across short and long-term programs.

Compensation Governance

The Compensation Committee intends to conduct a yearly review of directors’ compensation having regard to various reports on current trends in directors’ compensation and compensation data for directors of reporting issuers of comparative our size. Director compensation is currently limited to the grant of stock options pursuant to the Stock Option Plan. It is anticipated that the Chief Executive Officer will review the compensation of our executive officers for the prior year and in comparison to industry standards via information disclosed publicly and obtained through copies of surveys. The Board expects that the Chief Executive Officer will make recommendations on compensation to the Compensation Committee. The Compensation Committee will review and make suggestions with respect to compensation proposals, and then makes a recommendation to the Board.

The Compensation Committee is currently comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell, which is currently the entire Board of Directors.

The Compensation Committee’s responsibility is to formulate and make recommendations to our directors in respect of compensation issues relating to our directors and executive officers. Without limiting the generality of the foregoing, the Compensation Committee has the following duties:

(a)	to review the compensation philosophy and remuneration policy for our executive officers and to recommend to our directors changes to improve our ability to recruit, retain and motivate executive officers;

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(b)	to review and recommend to the Board the retainer and fees, if any, to be paid to our directors;

(c)	to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those corporate goals and objectives, and determine (or make recommendations to our directors with respect to) the CEO’s compensation level based on such evaluation;

(d)	to recommend to our directors with respect to non-CEO officer and director compensation including reviewing management’s recommendations for proposed stock options and other incentive-compensation plans and equity-based plans, if any, for non-CEO officer and director compensation and make recommendations in respect thereof to our directors;

(e)	to administer the stock option plan approved by our directors in accordance with its terms including the recommendation to our directors of the grant of stock options in accordance with the terms thereof; and

(f)	to determine and recommend for the approval of our directors bonuses to be paid to our executive officers and employees and to establish targets or criteria for the payment of such bonuses, if appropriate. Pursuant to the mandate and terms of reference of the Compensation Committee, meetings of the Compensation Committee are to take place at least once per year and at such other times as the Chair of the Compensation Committee may determine.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company during the fiscal periods indicated in respect of the executive officers set out below (the “Named Executive Officers”):

Named Executive Officer and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)(1)	Annual Incentive Plan ($)	Long- term Incentive Plan ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Jerry Kroll(2)	2017	60,000	Nil	358,694	Nil	Nil	Nil	Nil	418,694
President and Chief Executive Officer	2016	30,000	Nil	887,605	Nil	Nil	Nil	Nil	917,605
Kulwant Sandher(3)	2017	65,000	Nil	125,777	Nil	Nil	Nil	Nil	190,777
Chief Financial Officer and Secretary	2016	31,000	Nil	Nil	Nil	Nil	Nil	Nil	31,000
Iain Ball(4)	2017	60,000	Nil	37,883	Nil	Nil	Nil	Nil	97,883
Vice-President, Finance	2016	52,500	Nil	87,958	Nil	Nil	Nil	Nil	140,458
Henry Reisner(5)	2017	60,000	Nil	70,405	Nil	Nil	Nil	Nil	130,405
Chief Operating Officer	2016	53,000	Nil	168,494	Nil	Nil	Nil	Nil	221,494
Ed Theobald(6)	2017	60,000	Nil	37,883	Nil	Nil	Nil	Nil	97,883
General Manager	2016	45,000	Nil	87,958	Nil	Nil	Nil	Nil	132,958
Mark West(7)	2017	144,000	Nil	102,729	Nil	Nil	Nil	16,167	262,896
Vice-President, Sales & Dealerships	2016	16,000	Nil	Nil	Nil	Nil	Nil	Nil	16,000

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(1)	The grant date fair values of the share option awards are determined using a Black-Scholes option pricing model. For a discussion of the assumptions made in the valuation, refer to Note 11 to our financial statements for the fiscal year ended December 31, 2017.
(2)	Mr. Kroll was appointed the President and Chief Executive Officer of the Company on February 16, 2015, and served as the Secretary of the Company from June 11, 2015 to August 8, 2016. On May 15, 2018, Mr. Kroll resigned from his position as President of our Company.
(3)	Mr. Sandher was appointed Chief Financial Officer of the Company on June 15, 2016. Mr. Sandher was appointed as Secretary of the Company on August 8, 2016.
(4)	Mr. Ball was appointed Chief Financial Officer of the Company on June 4, 2015 and subsequently was appointed Vice- President, Finance of the Company on June 27, 2016.
(5)	Mr. Reisner was appointed Chief Operating Officer of the Company on February 16, 2015. On May 15, 2018, Mr. Reisner was appointed as President of our Company.
(6)	Mr. Theobald was appointed General Manager of the Company on February 16, 2015.
(7)	Mr. West was appointed Vice-President, Sales & Dealerships of the Company on November 1, 2016.

Executive Compensation Agreements

Jerry Kroll

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Jerry Kroll with a term expiring on July 1, 2019 (the “Kroll Agreement”).

The Kroll Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Kroll provides written notice not to renew the Kroll Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Kroll Agreement: (a) Mr. Kroll is appointed as our President and Chief Executive Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Kroll a monthly fee of $5,000; (c) grant to Mr. Kroll 22,500,000 stock options exercisable into 22,500,000 common shares at an exercise price of $0.30 per share expiring on June 11, 2022 and 2,500,000 stock options exercisable into 2,500,000 common shares at an exercise price of $0.80 per share expiring on December 9, 2022 (such options have already been granted prior to the Kroll Agreement); (d) provide Mr. Kroll with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.  On May 15, 2018, Mr. Kroll resigned from his position as President of our Company.

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We may terminate the employment of Mr. Kroll under the Kroll Agreement without any notice or any payment in lieu of notice for just cause. Mr. Kroll may terminate his employment under the Kroll Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Kroll will terminate upon the death of Mr. Kroll. Upon the death or Mr. Kroll during the continuance of the Kroll Agreement, we will provide Mr. Kroll’s estate and, if applicable, Mr. Kroll’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Kroll Agreement without just cause, and provided that Mr. Kroll is in compliance with the relevant terms and conditions of the Kroll Agreement, we shall be obligated to provide a severance package to Mr. Kroll as follows: (a) a cash payment equating to an aggregate of 12 months of the then monthly fee, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (f) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Kroll may terminate his employment under the Kroll Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Kroll terminates his employment under the Kroll Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 24 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next six months from the effective date of termination assuming Mr. Kroll’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (b) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Iain Ball

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Iain Ball with a term expiring on July 1, 2019 (the “Ball Agreement”).

The Ball Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Ball provides written notice not to renew the Ball Agreement no later than 30 days prior to the end of the then current or renewal term.

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Pursuant to the terms and provisions of the Ball Agreement: (a) Mr. Ball is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Ball a monthly fee of $5,000; (c) grant to Mr. Ball 250,000 stock options exercisable into 250,000 common shares at an exercise price of $0.30 per share expiring on August 13, 2022 and 375,000 stock options exercisable into 375,000 common shares at an exercise price of $0.80 per share expiring on December 9, 2022 (such options have already been granted prior to the Ball Agreement); (d) provide Mr. Ball with Group Benefits,; and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Ball under the Ball Agreement without any notice or any payment in lieu of notice for just cause. Mr. Ball may terminate his employment under the Ball Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Ball will terminate upon the death of Mr. Ball. Upon the death or Mr. Ball during the continuance of the Ball Agreement, we will provide Mr. Ball’s estate and, if applicable, Mr. Balls’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Ball as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Ball Agreement without just cause, and provided that Mr. Ball is in compliance with the relevant terms and conditions of the Ball Agreement, we shall be obligated to provide a severance package to Mr. Ball as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (f) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Ball may terminate his employment under the Ball Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Ball terminates his employment under the Ball Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next six months from the effective date of termination assuming Mr. Ball’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (b) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Ed Theobald

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Edward Theobald with a term expiring on July 1, 2019 (the “Theobald Agreement”).

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The Theobald Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Theobald provides written notice not to renew the Theobald Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Theobald Agreement: (a) Mr. Theobald is appointed as our General Manager and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Theobald a monthly fee of $5,000; (c) grant to Mr. Theobald 250,000 stock options exercisable into 250,000 common shares at an exercise price of $0.30 per share expiring on August 13, 2022 and 375,000 stock options exercisable into 375,000 common shares at an exercise price of $0.80 per share expiring on December 9, 2022 (such options have already been granted prior to the Theobald Agreement); (d) provide Mr. Theobald with Group Benefits; and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Theobald under the Theobald Agreement without any notice or any payment in lieu of notice for just cause. Mr. Theobald may terminate his employment under the Theobald Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Theobald will terminate upon the death of Mr. Theobald. Upon the death or Mr. Theobald during the continuance of the Theobald Agreement, we will provide Mr. Theobald’s estate and, if applicable, Mr. Theobalds’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Theobald Agreement without just cause, and provided that Mr. Theobald is in compliance with the relevant terms and conditions of the Theobald Agreement, we shall be obligated to provide a severance package to Mr. Theobald as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (f) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Theobald may terminate his employment under the Theobald Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Theobald terminates his employment under the Theobald Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next six months from the effective date of termination assuming Mr. Theobald’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (b) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

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Kulwant Sandher

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Hurricane Corporate Services Ltd. (“Hurricane Corp.”), Mr. Sandher’s services corporation, with a term expiring on July 1, 2019 (the “Sandher Agreement”).

The Sandher Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Hurricane Corp. provides written notice not to renew the Sandher Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Sandher Agreement: (a) through Hurricane Corp, Mr. Sandher is appointed as our Chief Financial Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Hurricane Corp. a monthly fee of $5,000; (c) grant to Hurricane Corp. and/or Mr. Sandher as soon as reasonably practicable after the effective date of the Sandher Agreement stock options to purchase a certain number of common shares on terms reasonably consistent with our other recent executive officers; (d) provide Hurricane Corp. and/or Mr. Sandher with Group Benefits; and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the engagement of Hurricane Corp. under the Sandher Agreement without any notice or any payment in lieu of notice for just cause. Hurricane Corp. may terminate its engagement under the Sandher Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The engagement of Hurricane Corp. will terminate upon the death of Mr. Sandher. Upon the death or Mr. Sandher during the continuance of the Sandher Agreement, we will provide Mr. Sandher’s estate and, if applicable, Mr. Sandher’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Sandher’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Sandher Agreement without just cause, and provided that Hurricane Corp. is in compliance with the relevant terms and conditions of the Sandher Agreement, we shall be obligated to provide Hurricane Corp. with the following: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (f) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow the Executive and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Hurricane Corp. may terminate its engagement under the Sandher Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Hurricane Corp. terminates its engagement under the Sandher Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next six months from the effective date of termination assuming Hurricane Corp.’s engagement was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (b) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Hurricane Corp. and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

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Henry Reisner

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Henry Reisner with a term expiring on July 1, 2019 (the “Reisner Agreement”).

The Reisner Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Reisner provides written notice not to renew the Reisner Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Reisner Agreement: (a) Mr. Reisner is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Reisner a monthly fee of $5,000; (c) grant to Mr. Reisner 625,000 stock options exercisable into 625,000 common shares at an exercise price of $0.30 per share expiring on August 13, 2022 and 625,000 stock options exercisable into 625,000 common shares at an exercise price of $0.80 per share expiring on December 9, 2022 (such options have already been granted prior to the Reisner Agreement); (d) provide Mr. Reisner with Group Benefits; and (e) four weeks’ paid annual vacation per calendar year. On May 15, 2018, Mr. Reisner was appointed as President of our Company, and his executive services agreement covers this position as well.

We may terminate the employment of Mr. Reisner under the Reisner Agreement without any notice or any payment in lieu of notice for just cause. Mr. Reisner may terminate his employment under the Reisner Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Reisner will terminate upon the death of Mr. Reisner. Upon the death or Mr. Reisner during the continuance of the Reisner Agreement, we will provide Mr. Reisner’s estate and, if applicable, Mr. Reisner’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Reisner Agreement without just cause, and provided that Mr. Reisner is in compliance with the relevant terms and conditions of the Reisner Agreement, we shall be obligated to provide a severance package to Mr. Reisner as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (f) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

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Mr. Reisner may terminate his employment under the Reisner Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Reisner terminates his employment under the Reisner Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next six months from the effective date of termination assuming Mr. Reisner’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (b) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mark West

On November 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Mark West with a term expiring on November 1, 2019 (the “West Agreement”).

The West Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. West provides written notice not to renew the West Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the West Agreement: (a) Mr. West is appointed as our Vice-President, Sales & Dealerships and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. West an initial monthly fee of $4,000 for the month of November 2016, and thereafter a monthly fee of $12,000; (c) pay Mr. West a commission of $10,000 for each and every dealership which is officially opened, which was directly sourced and completed by Mr. West and which is established under an authorization to sell and distribute our goods and services in a particular area; (c) grant to Mr. West as soon as reasonably practicable after the effective date of the West Agreement stock options to purchase a certain number of common shares on terms reasonably consistent with our other recent executive officers; (d) provide Mr. West with individual benefits of up to $10,000 per annum as a car allowance and up to $5,000 per annum as an education allowance (the “Individual Benefits”); (e) provide Mr. West with Group Benefits; and (f) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. West under the West Agreement without any notice or any payment in lieu of notice for just cause. Mr. West may terminate his employment under the West Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. West will terminate upon the death of Mr. West. Upon the death or Mr. West during the continuance of the West Agreement, we will provide Mr. West’s estate and, if applicable, Mr. West’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) any outstanding commissions, less any required statutory deductions, if any; (c) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. West as at the effective date of termination; and (f) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

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If we elect to terminate the West Agreement without just cause, and provided that Mr. West is in compliance with the relevant terms and conditions of the West Agreement, we shall be obligated to provide a severance package to Mr. West as follows: (a) if the effective date of termination occurs within the first year of the West Agreement, a cash payment equating to an aggregate of nine month’s base salary, less any required statutory deductions, if any; (b) if the effective date of termination occurs after the first year but before November 1, 2019, a cash payment equating to an aggregate of twelve month’s base salary, less any required statutory deductions, if any; (c) if the effective date of termination occurs after November 1, 2019 and during any renewal period during the continuance of the West Agreement, a cash payment equating to the greater of (i) twelve month’s base salary, less any required statutory deductions, if any, and (ii) $100,000; (d) any outstanding commissions, less any required statutory deductions, if any; (e) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (f) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (g) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (h) any outstanding vacation pay as at the effective date of termination; (i) any outstanding expenses owing to Mr. West as at the effective date of termination; (j) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (k) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (l) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. West may terminate his employment under the West Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. West terminates his employment under the West Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) any outstanding commissions, less any required statutory deductions, if any; (iii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (iv) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Individual Benefits were continued for that six months; (v) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (vi) any outstanding vacation pay as at the effective date of termination; (vii) any outstanding expenses owing to Mr. West as at the effective date of termination; (b) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (c) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (d) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Stock Option Plans and Stock Options

The following table sets forth, as at December 31, 2017, the equity compensation plans pursuant to which our equity securities may be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	28,598,750	$0.40	1,401,250
Equity compensation plans not approved by securityholders	28,598,750		1,401,250
Total	28,598,750	$0.40	1,401,250

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2015 Stock Option Plan

On June 11, 2015, our Board of Directors adopted our 2015 Stock Option Plan (the “Stock Option Plan”) under which an aggregate of 30,000,000 shares may be issued, subject to adjustment as described in the Stock Option Plan.

As at December 31, 2017, there were 28,598,750 outstanding options under the Stock Option Plan leaving an additional 1,401,250 options to acquire common shares that may be granted under the Stock Option Plan.

The purpose of the Stock Option Plan is to retain the services of our valued key employees, directors and consultants and such other persons as the plan administrator, which is currently the Board of Directors, shall select in accordance with the eligibility requirements of the Stock Option Plan, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the plan administrator.

The Stock Option Plan shall be administered initially by our Board of Directors, except that the Board may, in its discretion, establish a committee composed of two or more members of the Board to administer the Stock Option Plan, which committee may be an executive, compensation or other committee, including a separate committee especially created for this purpose.

Unless accelerated in accordance with the Stock Option Plan, unvested options shall terminate immediately upon the optionee resigning from or our terminating the optionee’s employment or contractual relationship with us or any related company for any reason whatsoever, including death or disability. Options that have vested shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option as designated by the plan administrator; (ii) the date of an optionee’s termination of employment or contractual relationship with us or any related company for cause (as determined in the sole discretion of the plan administrator); (iii) the expiration of three months from the date of an optionee’s termination of employment or contractual relationship with us or any related company for any reason whatsoever other than cause, death or disability; or (iv) the expiration of three months from termination of an optionee’s employment or contractual relationship by reason of death or disability. Upon the death of an optionee, any vested options held by the optionee shall be exercisable only by the person or persons to whom such optionee’s rights under such option shall pass by the optionee’s will or by the laws of descent and distribution of the optionee’s domicile at the time of death and only until such options terminate as provided above. For purposes of the Stock Option Plan, unless otherwise defined in the stock option agreement between us and the optionee, “disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months or that can be expected to result in death. The plan administrator shall determine whether an optionee has incurred a disability on the basis of medical evidence acceptable to the plan administrator. Upon making a determination of disability, the plan administrator shall, for purposes of the Stock Option Plan, determine the date of an optionee’s termination of employment or contractual relationship.

The foregoing summary of the Stock Option Plan is not completed and is qualified in its entirety by reference to the Stock Option Plan, which is filed as Exhibit 99.1 to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016, and is incorporated by reference herein.

Outstanding Option-based Awards for Named Executive Officers and Directors

The following table reflects all option-based awards for each Named Executive Officer and director outstanding as at December 31, 2017. We do not have any other equity incentive plans other than its Stock Option Plan. As of the date hereof there are no share based award plans for any of our directors or the Named Executive Officers or directors:

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	Option–based Awards
Named Executive Officer or Director	Number of securities underlying unexercised options (#)	Option exercise price (US$)	Option expiration date
Jerry
Kroll President,
Chief Executive	22,500,000	$0.30	June 11, 2022
Officer and a	2,500,000	$0.80	Dec. 9, 2022
director (1)	5,000	$2.00	Feb. 17, 2024

Kulwant
Sandher Chief
Financial Officer
and Secretary	125,000	$2.00	Feb. 17, 2024

Iain Ball Vice-	250,000	$0.30	Aug. 13, 2022
President,	375,000	$0.80	Dec. 9, 2022
Finance	5,000	$2.00	Feb. 17, 2024

Henry
Reisner Chief	625,000	$0.30	Aug. 13, 2022
Operating Officer	625,000	$0.80	Dec. 9, 2022
(1)	5,000	$2.00	Feb. 17, 2024

Ed	250,000	$0.30	Aug. 13, 2022
Theobald General	375,000	$0.80	Dec. 9, 2022
Manager	5,000	$2.00	Feb. 17, 2024

Mark West Vice-
President, Sales
& Dealerships	112,500	$2.00	Feb. 17, 2024

Shaun Greffard	25,000	$0.30	Aug. 13, 2022
Director	12,500	$0.80	Dec. 9, 2022
	125,000	$2.00	Feb. 17, 2024

Robert Tarzwell	12,500	$0.30	Aug. 13, 2022
Director	2,500	$2.00	Feb. 17, 2024

(1)	On May 15, 2018, Mr. Kroll resigned from his position as President of our Company and Mr. Reisner was appointed as the President of our Company.

Incentive Plan Awards

The following table provides information concerning our incentive award plans with respect to each Named Executive Officer and directors during the fiscal year ended December 31, 2017. Our only incentive award plan during such fiscal year was the Stock Option Plan:

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Named Executive Officer and Director	Option-based Awards – Value Vested During the Year ($)(1)	Non-Equity Incentive Plan Compensation – Value Vested During the Year ($)
Jerry Kroll President and Chief Executive Officer(2)	$80,139,063	Nil
Kulwant Sandher Chief Financial Officer and Secretary	$523,699	Nil
Iain Ball Vice-President, Finance	$1,964,414	Nil
Henry Reisner Chief Operating Officer (2)	$3,944,453	Nil
Ed Theobald General Manager	$1,964,414	Nil
Mark West Vice-President, Sales & Dealerships	$366,589	Nil
Shaun Greffard, Director	$40,226	Nil
Robert Tarzwell, Director	$119,115	Nil

(1)	The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the last price that shares were sold by us pursuant to a private placement on the vesting date and the exercise price of the options.
(2)	On May 15, 2018, Mr. Kroll resigned from his position as President of our Company and Mr. Reisner was appointed President of our Company.

Director Compensation for Fiscal 2017

Prior to March 2018, including for our fiscal year ended December 31, 2017, our Board of Directors handled all matters related to compensation. The Board as a whole made the final determination in respect of compensation matters. Remuneration was assessed and determined by taking into account such factors as our size and the level of compensation earned by directors and officers of companies of comparable size and industry.

The only arrangements we have, standard or otherwise, pursuant to which directors were compensated by us for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultants or experts for the financial year ended December 31, 2017, was through the issuance of stock options. The number of options to be granted from time to time is determined by the Board in its discretion.

During the fiscal year ended December 31, 2017, there were three directors, Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Kroll’s compensation information is reported in the Summary Compensation Table for Named Executive Officers above.

We reimburse out-of-pocket costs that are incurred by the directors. Neither we nor any of our subsidiaries has entered into a service contract with any director providing for benefits upon termination of such office.

In March 2018, our Board of Directors appointed a Compensation Committee to assess the appropriate level of remuneration for our directors and officers.

Pension Benefits

We do not have any defined benefit pension plans or any other plans providing for retirement payments or benefits.

Termination of Employment and Change of Control Benefits

Details with respect to termination of employment and change of control benefits for our directors and executive officers is reported above under the section titled “Executive Services Agreements.”

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common share as of May 23, 2018 by (a) each shareholder who is known to us to own beneficially 5% or more of our outstanding common shares; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common shares.

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Name	Common Shares Beneficially Owned (1)		Percentage of Common Shares Beneficially Owned (2)
Directors and Executive Officers:
Jerry Kroll Vancouver, CEO and Chairman	26,643,438	(3)	63.4%

Iain Ball Vancouver, Vice-President, Finance	470,521	(4)	1.9%

Henry Reisner, President, COO and a Director	3,927,813	(5)	15.4%

Kulwant Sandher, CFO	Nil		Nil

Ed Theobald Vancouver, General Manager	689,271	(6)	2.8%

Shaun Greffard Surrey, Director	71,354	(7)	*

Robert Tarzwell, Director	385,261	(8)	1.6%

Mark West, Vice-President, Sales & Dealerships	62,375	(9)	*

Steven Sanders, Director	17,500		*

Luisa Ingargiola, Director	17,500		*

Isaac Moss, Senior Vice President, Operations	52,084		*

Directors and Executive Officers as a Group (Eleven Persons)	33,337,115	(10)	73%

Other 5% or more Shareholders:
Megan Martin	2,700,000	(11)	10.0%

Yuan Sheng Zhang	2,700,000	(12)	10.0%

Shang Wen Yang	2,000,000	(13)	7.8%

Unison International Holdings Ltd.	3,200,000	(14)	12.0%

Zongshen (Canada) Environtech Ltd.	2,800,000	(15)	10.8%

*	Less than 1%.

(1)	Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on May 23, 2018.

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(2)	The percentage is calculated based on 24,593,160 common shares that were outstanding as of May 23, 2018.

(3)	This figure consists of (i) 3,587,500 common shares registered directly to Jerry Kroll, (ii) 5,000,000 common shares registered to Ascend Sportmanagement Inc., which Mr. Kroll has discretionary voting and investment authority over securities held by Ascend Sportmanagement Inc., (iii) 87,500 common shares issuable upon exercise of warrants registered directly to Mr. Kroll, (iv) 18,439,063 stock options to purchase 18,439,063 shares of our common share which have vested, and (v) 573,125stock options to purchase 573,125 shares of our common share which will vest within 60 days of May 14, 2018.

(4)	This figure consists of (i) 31,250 common shares registered directly to Iain Ball, (ii) 31,250 common shares issuable upon exercise of warrants registered directly to Mr. Ball, (iii) 413,021 stock options to purchase 413,021shares of our common share which have vested, and (iv) 26,250 stock options to purchase 26,250 shares of our common share which will vest within 60 days of May 14, 2018.

(5)	This figure consists of (i) 2,375,000 common shares registered directly to Henry Reisner, (ii) 525,000 common shares held of record by Mr. Reisner’s wife, (iii) 125,000 common shares held of record by Mr. Reisner’s daughter, (iv) 834,896 stock options to purchase 834,896 shares of our common share which have vested, and (v) 52,292 stock options to purchase 52,292 shares of our common share which will vest within 60 days of May 23, 2018.

(6)	This figure consists of (i) 250,000 common shares registered directly to Ed Theobald, (ii) 413,021stock options to purchase 413,021 shares of our common share which have vested, and (iii) 26,250 stock options to purchase 26,250 shares of our common share which will vest within 60 days of May 14, 2018.

(7)	This figure consists of (i) 64,584 stock options to purchase 64,584 shares of our common share which have vested, and (ii) 6,771 stock options to purchase 6,771 shares of our common share which will vest within 60 days of May 14, 2018.

(8)	This figure consists of (i) 93,750 common shares registered directly to Robert Tarzwell, (ii) 93,750 common shares held of record by Robert Tarzwell M.D. Inc., which Mr. Tarzwell has discretionary voting and investment authority over such securities, (iii) 93,750 common shares issuable upon exercise of warrants registered directly to Mr. Tarzwell, (iv) 93,750 common shares issuable upon exercise of warrants held of record by Robert Tarzwell M.D. Inc., (v) 9,636 stock options to purchase 9,636shares of our common share which have vested, and (vi) 625 stock options to purchase 625 shares of our common share which will vest within 60 days of May 14, 2018.

(9)	This figure consists of (i) 7,750 common shares registered directly to Mark West, (ii) 7,750 common shares issuable upon exercise of warrants registered directly to Mr. West, (iii) 42,188 stock options to purchase 42,188 shares of our common share which have vested, and (iv) 4,688 stock options to purchase 4,688 common shares which will vest within 60 days of May 14, 2018.

(10)	This figure consists of (i) 12,089,000 common shares and (ii) 21,196,032 of common shares underlying warrants and stock options which have vested or will vest within 60 days of May 14, 2018.

(11)	This figure consists of (i) 625,000 common shares registered directly to Megan Martin, (ii) 625,000 common shares held of record by Ms. Martin’s husband, Yuan Sheng Zhang, (iii) 100,000 common shares held of record by Ms. Martin’s son, Bo Hong Zhang, (iv) 625,000 common shares issuable upon exercise of warrants registered directly to Ms. Martin, (v) 625,000 common shares issuable upon exercise of warrants held of record by Ms. Martin’s husband, and (vi) 100,000 common shares issuable upon exercise of warrants held of record by Ms. Martin’s son.

(12)	This figure consists of (i) 625,000 common shares registered directly to Yuan Sheng Zhang, (ii) 625,000 common shares held of record by Mr. Zhang’s wife, Megan Martin, (iii) 100,000 common shares held of record by Mr. Zhang’s son, Bo Hong Zhang, (iv) 625,000 common shares issuable upon exercise of warrants registered directly to Mr. Zhang, (v) 625,000 common shares issuable upon exercise of warrants held of record by Mr. Zhang’s wife, and (vi) 100,000 common shares issuable upon exercise of warrants held of record by Mr. Zhang’s son.

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(13)	This figure consists of (i) 1,000,000 common shares registered directly to Shang Wen Yang and (ii) 1,000,000 common shares issuable upon exercise of warrants registered directly to Cheng Qun Sang.

(14)	This figure consists of (i) 1,200,000 common shares registered to Unison International Holdings Ltd. and (ii) 2,000,000 common shares issuable upon exercise of warrants registered to Unison International Holdings Ltd. Mr. Ping Hui Lu is the President of Unison International Holdings Ltd. and has discretionary voting and investment authority over securities held by Unison International Holdings Ltd.

(15)	This figure consists of (i) 1,400,000 common shares registered to Zongshen (Canada) Environtech Ltd. and (ii) 1,400,000 common shares issuable upon exercise of warrants registered to Zongshen (Canada) Environtech Ltd. Mr. Daxue Zhang is the sole director of Zongshen (Canada) Environtech Ltd. and has discretionary voting and investment authority over securities held by Zongshen (Canada) Environtech Ltd.

The information as to shares beneficially owned, not being within our knowledge, has been furnished by the officers and directors.

As at May 14, 2018, there were 98 holders of record of our common shares. Approximately nine registered holders have mailing addresses in the United States and together hold approximately 472,000 common shares, which constitutes approximately 2% of our issued and outstanding common shares as of May 14, 2018.

RELATED PARTY TRANSACTIONS

Jerry Kroll

On October 16, 2017, Jerry Kroll, our CEO and Chairman, entered into a Share Pledge Agreement with Zongshen to guarantee our payment for the cost of the prototype tooling and molds estimated to be $1.8 million through the pledge of 400,000 of our common shares at a deemed price of US$4.00. We have agreed to reimburse Mr. Kroll on a one-for-one basis for any pledged shares realized by Zongshen at a deemed issue price of $4.00 per common share.

From February 16, 2015 to November 13, 2015, Mr. Kroll provided us with a loans in the aggregate amount of $185,000. These loans were unsecured, non-interest bearing, and due on demand. No formal written agreements regarding these loans were signed, however, they are documented in our accounting records. On January 20, 2016, we repaid $135,000 of these loans and $50,000 was repaid through the issuance of 62,500 post-subdivision units at a price of $0.80 per unit.

On February 16, 2015, Mr. Kroll acquired 3,500,000 common shares and Ascend Sportmanagement Inc., a corporation under the control and direction of Mr. Kroll, acquired 5,000,000 common shares at a price of $0.0004 per common share pursuant to a private placement. In addition, on June 15, 2015, Mr. Kroll acquired 25,000 units at a price of $0.40 per unit pursuant to a private placement. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable for one additional common share at a price of $0.80 per common share until June 15, 2020. Furthermore, on January 22, 2016, Mr. Kroll acquired 62,500 units at a price of $0.80 per unit pursuant to a private placement. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable for one additional common share at a price of $2.00 per common share until January 22, 2021.

On June 11, 2015 we granted 22,500,000 stock options to Mr. Kroll having an exercise price of $0.30 per common share until June 11, 2022. In addition, on December 9, 2015 we granted 2,500,000 stock options to Mr. Kroll having an exercise price of $0.80 per common share until December 9, 022. Furthermore, on February 17, 2017 we granted 5,000 stock options to Mr. Kroll having an exercise price of $2.00 per common share until February 17, 2024.

Henry Reisner

On October 18, 2017, we entered into a Share Purchase Agreement (the “SPA”) to acquire Intermeccanica with Henry Reisner, our President and Chief Operating Officer, and two members of his family, which replaced a prior Joint Operating Agreement. Under the SPA, we agreed to purchase all the shares of Intermeccanica for $2,500,000, $300,000 of which had been previously paid under the Joint Operating Agreement. At closing, we paid the sellers $700,000 and issued a Note for the balance of $1,500,000. On January 28, 2018, we paid off all of the principal and interest due on the Note for $1,520,548.

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On February 16, 2015, Mr. Henry Reisner acquired 2,375,000 common shares at a price of $0.0004 per common share pursuant to a private placement. Mr. Reisner’s wife and daughter acquired 525,000 common shares and 125,000 common shares, respectively, at a price of $0.0004 per common share pursuant to a private placement.

On July 15, 2015, as amended on September 19, 2016, we entered into a Joint Operating Agreement with Intermeccanica and Henry Reisner which is comprised of three underlying agreements. The Joint Operating Agreement was terminated upon the entry into the SPA.

On August 13, 2015, we granted 625,000 stock options to Mr. Reisner having an exercise price of $0.30 per common share until August 13, 2022. In addition, on December 9, 2015, we granted 625,000 stock options to Mr. Reisner having an exercise price of $0.80 per common share until December 9, 2022. Furthermore, on February 17, 2017, we granted 5,000 stock options to Mr. Reisner having an exercise price of $2.00 per common share until February 17, 2024.

Iain Ball

On August 13, 2015, we granted 250,000 stock option to Iain Ball having an exercise price of $0.30 per common share until August 13, 2022. In addition, on December 9, 2015, we granted 375,000 stock options to Mr. Ball having an exercise price of $0.80 per common share until December 9, 2022. Furthermore, on February 17, 2017 we granted 5,000 stock options to Mr. Ball having an exercise price of $2.00 per common share until February 17, 2024.

On August 19, 2015, Mr. Iain Ball acquired 31,250 units at a price of $0.80 per unit. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable for one additional common share at a price of $2.00 per common share until August 19, 2020.

Kulwant Sandher

On February 17, 2017, we granted 125,000 stock options to Mr. Sandher having an exercise price of $2.00 per common share until February 17, 2024.

Ed Theobald

On February 16, 2015, Mr. Ed Theobald acquired 250,000 common shares at a price of $0.0004 per common share pursuant to a private placement.

On August 13, 2015, we granted 250,000 stock options to Mr. Theobald having an exercise price of $0.30 per common share until August 13, 2022. In addition, on December 9, 2015, we granted 375,000 stock options to Mr. Theobald having an exercise price of $0.80 per common share until December 9, 2022. Furthermore, on February 17, 2017 we granted 5,000 stock options to Mr. Theobald having an exercise price of $2.00 per common share until February 17, 2024.

Shaun Greffard

On August 13, 2015, we granted 25,000 stock options to Mr. Sean Greffard having an exercise price of $0.30 per common share until August 13, 2022. In addition, on December 9, 2015, we granted 12,500 stock options to Mr. Greffard having an exercise price of $0.80 per common share until December 9, 2022. Furthermore, on February 17, 2017 we granted 125,000 stock options to Mr. Greffard having an exercise price of $2.00 per common share until February 17, 2024.

Robert Tarzwell

On June 26, 2015, Mr. Robert Tarzwell acquired 93,750 units and Robert Tarzwell M.D. Inc., a corporation under the control and direction of Mr. Tarzwell, acquired 93,750 units at a price of $0.40 per unit. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable for one additional common share at a price of $0.80 per common share until June 26, 2020.

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On August 13, 2015, we granted 12,500 stock options to Mr. Tarzwell having an exercise price of $0.30 per common share until August 13, 2022. In addition, on February 17, 2017, we granted 2,500 stock options to Mr. Tarzwell having an exercise price of $2.00 per common share until February 17, 2024.

Mark West

On December 1, 2015, Mr. Mark West acquired 7,750 units at a price of $0.80 per unit. Each unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable for one additional common share at a price of $2.00 per common share until December 1, 2020.

On February 17, 2017, we granted 112,500 stock options to Mr. West having an exercise price of $2.00 per common share until February 17, 2024.

Zongshen (Canada) Environtech Ltd.

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles, which we expect to occur in the three full years from the commencement of production. Zongshen is an entity under common control with Zongshen (Canada) Environtech Ltd., which is the beneficial owner of approximately 10.8% of our common shares. Although, the plan called for the production of 5,000 SOLOs in 2018, 20,000 in 2019 and 50,000 in 2020, we now anticipate that 5,000 SOLOs will be produced in the first full year of production, 20,000 in the second full year of production and 50,000 in the third full year of production. Under the agreement, we agreed to reimburse Zongshen for the cost of the prototype tooling and molds estimated to be $1.8 million and the mass production tooling and molds estimated to be $6.0 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to us of the first production vehicle (which we expect will be in the fourth quarter of 2018).

MATERIAL AGREEMENTS

We have not entered into any material agreements other than in the ordinary course of business and other than those described below or in this prospectus.

Lease Agreement

Together with our subsidiary, Intermeccanica, we entered into a lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) to jointly lease the premises located at 102 East 1stAvenue, Vancouver, British Columbia, Canada, V5T 1A4. The term of the lease is 60 months commencing November 1, 2015. We will pay half of the lease costs, including fees, taxes, and other charges associated with occupancy, to a maximum amount of $4,000 per month or $48,000 per year, paid in equal monthly installments. We will provide additional payment for any additional expenses incurred by Intermeccanica and us pursuant to the lease. Beginning August 1, 2015, we will also pay 25% of the costs associated with Intermeccanica’s existing lease at 39 Braid Street, New Westminster, British Columbia, Canada. We also advanced $10,000 (and whatever else is reasonably agreed upon mutually) to Intermeccanica prior to occupancy, which was used for improvement costs. We are not be able to sublease the premises.

SOLO Manufacturing Agreement

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles. We anticipate the production will commence in the third quarter of 2018 and that the 75,000 SOLOs under the agreement will be completed in the three years from the commencement of production. Specifically, the plan calls for the production of 5,000 SOLOs in 2018; 20,000 in 2019; and 50,000 in 2020. Under the agreement we agreed to reimburse Zongshen for (i) the cost of the prototype tooling and molds estimated to be $1.8 million, which was due on or before March 18, 2018 and which has been postponed (we anticipate until the end of the second quarter) due to Zongshen not completing prototype of the tooling and molds, and (ii) the mass production tooling and molds estimated to be $6.0 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to us of the first production vehicle (which we expect will be in the fourth quarter of 2018).

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Share Pledge Agreement

In connection with the manufacturing agreement with Zongshen, on October 16, 2017, Jerry Kroll, our CEO and Chairman, entered into a Share Pledge Agreement to guarantee the payment by us for the cost of the prototype tooling and molds estimated to be $1.8 million to Zongshen through the pledge of 400,000 of our common shares at a deemed price of US$4.00. We have agreed to reimburse Mr. Kroll on a one-for-one basis for any pledged shares realized by Zongshen under the Share Pledge Agreement.

Share Purchase Agreement

On October 18, 2017 we entered into the SPA to acquire Intermeccanica, which replaced the Joint Operating Agreement. Under the SPA, we agreed to purchase all the shares of Intermeccanica for $2,500,000. In addition to an initial payment of $100,000 in 2016, during the nine months ended September 30, 2017 an additional $200,000 was paid. On October 18, 2017, we paid $700,000, and entered into a Note for the balance of $1,500,000 of the Purchase Price. On January 28, 2018, we paid off all of the principal and interest due on the Note for $1,520,548.

MARKET FOR OUR SECURITIES

On September 1, 2017, our common shares began to be quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF”. As of May 23, 2018, the last reported sale price of our common share on the OTCQB was US$4.15 per share, and on May 23, 2018, we had approximately 24,593,160 common shares outstanding. The market for our common shares is limited, volatile and sporadic. The following table sets forth, for the periods indicated, the high and low bid prices of our common shares on the OTCQB as reported by Google Finance. The following quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions, and may not reflect actual transactions.

	High Bid		Low Bid
Quarter ended
December 31, 2017	US$	15.00		10.00
March 31, 2018	US$	10.70		9.00

Month ended
November 30, 2017	US$	13.50	US$	11.50
December 31, 2017	US$	15.00	US$	10.00
January 31, 2018	US$	10.70	US$	9.48
February 28, 2018	US$	10.00	US$	9.12
March 31, 2018	US$	10.00	US$	9.00
April 30, 2018	US$	9.88	US$	8.40

We have applied to have our common shares and the warrants included in the units listed on the Nasdaq Capital Market under the symbols “SOLO” and “SOLOW”, respectively. Currently, there is no established public trading market for the warrants included in the units, and such a market might never develop.

SECURITIES ELIGIBLE FOR FUTURE SALE

Common Shares

Upon completion of this offering, we will have                               common shares outstanding, not including (i) shares underlying the warrants included in the units, (ii) shares underlying underwriters’ warrants (please see below “Underwriters’ Warrants”), (iii) any shares that may be sold pursuant to the underwriters’ over-allotment option or (iv) any shares underlying warrants that may be sold pursuant to the underwriters’ over-allotment option. All of the common shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our common share in the public market could adversely affect prevailing market prices of our common share. Prior to this offering, there has been a limited public market for our common shares. We have applied to list the common shares on the Nasdaq Capital Market under the symbols “SOLO”.

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Additionally, we have approximately 20,689,323 vested options and 11,856,858 warrants outstanding as of December 31, 2017. The exercise price of the majority of these options and warrants is significantly below our current market price.

Warrants Underlying Units

Upon completion of this offering,                       warrants underlying the units sold in this offering will be outstanding, not including any warrants that may be sold pursuant to the underwriters’ over-allotment option. All of the warrants underlying the units sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our warrants in the public market could adversely affect prevailing market prices of our common share. Prior to this offering, there has been no public market for our warrants. We have applied to list the warrants included in the units on the Nasdaq Capital Market under the symbol “SOLOW”.

Underwriters’ Warrants

In addition to cash compensation, we have agreed to issue to the underwriters’ warrants to purchase up to a total of common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering). The warrants will be exercisable from time to time, in whole or in part, from six months after the effective date of the registration statement of which this prospectus forms a part until five years from the effective date of the registration statement. The warrants are exercisable at a per share price equal to IPO price of US$      . The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation.

Rule 144

As of May 23, 2018, our transfer agent has recorded approximately 22,288,094 of our outstanding common shares as restricted. These shares may be resold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as that provided by Rule 144 promulgated under the Securities Act. In general, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•	1% of the then outstanding common shares of the same class, which immediately after this offering will equal approximately common shares assuming the over-allotment option is not exercised; or

•	if our common shares are listed on a national securities exchange (such as the Nasdaq Capital Market), the average weekly trading volume of our common share, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

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Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

NOTICE OF ARTICLES AND ARTICLES OF OUR COMPANY

As discussed above under the heading “Company Information”, our company was incorporated under the laws of the Province of British Columbia, Canada on February 16, 2015.

Remuneration of Directors

Our directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of ours.

Number of Directors

According to Article 11.1 of our Articles, the number of directors, excluding additional directors appointed under Article 12.7 is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of our first directors;

(b)	if we are a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if we are not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Directors

Our directors are elected annually at each annual meeting of our company’s shareholders. Our Articles provide that the Board of Directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors at the expiration of the last annual meeting of our company’s shareholders.

Our Articles provide that our directors may from time to time on behalf of our company, without shareholder approval:

•	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•	increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•	if we are authorized to issue shares of a class of shares with par value:

o	decrease the par value of those shares;

o	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

o	subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value; or

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o	consolidate all or any of its unissued or fully paid issued shares with par value into share of larger par value;

•	subdivide all or any of its unissued or fully paid issued shares without par value;

•	change all or any of its unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

•	alter the identifying name of any of its shares;

•	consolidate all or any of its unissued or fully paid issued shares without par value;

•	otherwise alter it shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

•	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

•	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such terms as they consider appropriate;

•	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

•	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

Our Articles also provide that, we may by resolution of the directors authorize an alteration to our Notice of Articles to change our name or adopt or change any translation of that name.

Our Articles provide that the directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the Board held at regular intervals may be held at the place and at the time that the Board may by resolution from time to time determine. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote. A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by such provisions of our Articles is deemed for all purposes of the Business Corporations Act and our Articles to be present at the meeting and to have agreed to participate in that manner.

Our Articles provide that the quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

Our Articles do not restrict: (i) a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested (although the Business Corporations Act (British Columbia) generally requires a director who is materially interested in a material contract or material transaction to disclose his or her interest to the Board, and to abstain from voting on any resolution to approve the contract or transaction, failing which the British Columbia Supreme Court may, on application of our company or any of our shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director to account to us for any profit or gain realized on it, or both); or (ii) our directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

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Our Articles do not set out a mandatory retirement age for our directors. Our directors are not required to own securities of our company to serve as directors.

Authorized Capital

Our Notice of Articles provide that our authorized capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value, which have special rights or restrictions.

Rights, Preferences and Restrictions Attaching to Our Shares

The Business Corporations Act provides the following rights, privileges, restrictions and conditions attaching to our common shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

•	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of our company on liquidation, dissolution or winding-up of our company; and

•	subject to the rights of the preferred shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Our preferred shares may include one or more series and, subject to the Business Corporations Act , the directors may, by resolution, if none of the shares of that particular series are issued, alter our Articles and authorize the alteration of our Notice of Articles, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that we are authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The provisions in our Articles attaching to our common shares and our preferred shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares and two-thirds of the preferred shares, as applicable.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding common shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approving in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

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Pursuant to Article 8.20 of our Articles, a shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in Article 8.20 of our Articles shall obligate us to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a matter contemplated by Article 8.20 of our Articles:

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and

(b)	the meeting shall be deemed to be help at the location specified in the notice of the meeting.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is one or more persons, present in person or by proxy.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Electrameccanica is incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Canadian Federal Income Tax Considerations For United States Residents,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Industry, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than $5 million.

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For a proposed indirect acquisition that by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more.  The threshold is reduced to $5 million or more for a direct acquisition of control of the company by a non-WTO investor.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. An investment in common shares of our company by a WTO investor would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. This amount is currently $1 billion (unless the WTO member is party to one of a list of certain free trade agreements, in which case the amount is currently $1.5 billion); beginning January 1, 2019, both thresholds will be adjusted annually by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister of Industry has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Industry may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our company are exempt from the Investment Act, including

(a)	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

(c)	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of common shares, remained unchanged.

MATERIAL INCOME TAX INFORMATION

Certain Canadian Federal Income Tax Considerations For United States Residents

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our securities acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us and the underwriters, and is not affiliated with us or the underwriters, (iii) holds our common shares or warrants as capital property, (iv) does not use or hold the common shares or warrants in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), or other holder of special status, and (b) for the purposes of the Canada-U.S. Tax Convention (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

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This summary is based on the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our securities must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%)

Dispositions

A U.S. Holder will not be subject to tax under the Tax Act on a capital gain realized on a disposition or deemed disposition of a security, unless the security is “taxable Canadian property” to the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Tax Treaty.

Generally, the common shares and warrants will not constitute “taxable Canadian property” to a U.S. Holder at a particular time unless, at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of such security was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, common shares or warrants could also be deemed to be “taxable Canadian property”.

If the common shares become listed on a “designated stock exchange” as defined in the Tax Act and are so listed at the time of disposition, the common shares and warrants generally will not constitute “taxable Canadian property” of a U.S. Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions are met: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length, partnerships in which the U.S. Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the shares of the company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, common shares or warrants could also be deemed to be “taxable Canadian property”.

U.S. Holders who may hold common shares or warrants as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the Tax Act, none of which is described in this summary.

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Certain Material United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our securities. This summary applies only to U.S. Holders that acquire securities pursuant to this prospectus and does not apply to any subsequent U.S. Holder of our common shares or warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common shares or warrants. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common shares or warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common shares or warrants.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares or warrants. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of our common shares or warrants that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of units pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of units pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our securities by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own our securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of our outstanding stock. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our securities in connection with carrying on a business in Canada; (d) persons whose securities in our company constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our common shares or warrants.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common shares or warrants, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our common shares or warrants generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares or warrants.

Acquisition of Our Securities

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our securities for cash pursuant to this prospectus. A U.S. Holder’s holding period for such common shares will begin on the day after the acquisition.

Ownership and Disposition of Our Common Shares and Warrants

Distributions on Our Common Shares

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if the Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Our Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common shares will constitute a dividend. Dividends received on our common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or our common shares is readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of Our Common Shares and Warrants

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our common shares or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares or warrants sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for such security is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our common shares or warrants. The U.S. federal income tax consequences of owning and disposing of our common shares or warrants if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value). If certain conditions are met, a start-up non-U.S. corporation is not a PFIC in the first year that it has gross income, but could be a PFIC in one or more earlier years in which it has no gross income but satisfies the asset test.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”).

The Company does not know if it currently is a PFIC or was a PFIC in a prior year and, based on current business plans and financial projections, does not know if it will be a PFIC in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. We might be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder owns our common shares or warrants, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares or warrants. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns our common shares or warrants, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in such common shares or warrants or makes a timely and effective QEF Election or, if applicable, Mark-to-Market Election.

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Under the default PFIC rules:

●	any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of our common shares or warrants (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it, together with all other distributions received in the relevant tax year, exceeds 125% of the average annual distribution received during the preceding three years) received on our common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for our common shares;

●	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

●	the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;

●	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and

●	any loss realized on the disposition of our common shares or warrants generally will not be recognized.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to our common shares or warrants.

If a U.S. Holder makes a timely and effective QEF Election, the U.S. Holder must include currently in gross income each year its pro rata share of the Company’s ordinary income and net capital gains, regardless of whether such income and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary income or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in our common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in our common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of our common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary income and net capital gains for the year. U.S. Holders should be aware that we might not satisfy the recordkeeping requirements that apply to a QEF or supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election applies. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If our common shares or warrants are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to such security but not with respect to a Subsidiary PFIC. Upon closing our common shares and warrants will be listed or posted for trading on a stock quotation system and therefore considered to be “regularly traded” for this purpose.

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When these securities become “regularly traded,” a U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to such securities generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such stock as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such stock as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in our securities generally will be increased by the amount of ordinary income recognized with respect to such stock. If the U.S. Holder’s adjusted tax basis in our securities as of the close of a tax year exceeds the fair market value of such stock as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such stock for all prior taxable years. A U.S. Holder’s adjusted tax basis in our securities generally will be decreased by the amount of ordinary loss recognized with respect to such stock. Any gain recognized upon a disposition of our common shares or warrants generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as ordinary loss to the extent of the net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to our common shares or warrants.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our common shares or warrants may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

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Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s shares of our common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on our common shares, and (b) proceeds arising from the sale or other taxable disposition of our common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (“TIN”) (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON SHARES OR WARRANTS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC as representative of the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis the number of units set forth opposite its name below, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Units
The Benchmark Company, LLC

Cuttone & Co., LLC

Total

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The underwriters are committed to purchase all the units offered by this prospectus if they purchase any units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the common shares and/or warrants covered by the underwriters’ over-allotment option to purchase common shares and/or warrants described below. The underwriters are offering the units, common shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of additional common shares and/or warrants to purchase common shares (equal to 15% of the number of shares and warrants underlying the units sold in the offering), in any combination thereof, at the public offering price per share and per warrant, respectively, less underwriting discounts and commissions. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of common shares and/or warrants by the underwriters in excess of the total number of common shares and/or warrants underlying the units set forth in the table above. If any of the additional common shares are purchased, the underwriters will offer the additional common shares at US$ per common share, the public offering price of each common share contained in a unit. If any of the additional warrants are purchased, the underwriters will offer the additional warrants at US$ per warrant, the public offering price of each warrant contained in a unit.

Discounts and Commissions

The underwriters propose initially to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less the underwriting discounts and commissions set forth on the cover page of this prospectus. If all of the units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

We will pay the underwriters a success fee of 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds.

The following table shows the public offering price, underwriting discounts, non-accountable expense allowance and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option to purchase common shares and/or warrants we granted to the representative of the underwriters.

	Per Unit	Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	US$	US$	15,000,000	US$	1,650,000
Underwriting discount(1)	US$	US$	1,050,000	US$	1,155,000
Non-accountable expense allowance(2)	US$	US$	75,000	US$	75,000
Proceeds, before expenses, to us	US$	US$	13,875,000	US$	15,270,000

(1) This represents the maximum underwriting discount if all investors in the offering are introduced by us.

(2) We have agreed to pay a non-accountable expense allowance to the underwriters equal to 0.5% of the gross proceeds received at the closing of this offering (excluding any proceeds received upon any subsequent exercise of the over-allotment option to purchase shares and/or warrants).

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We have also agreed to pay the underwriters’ expenses relating to the offering, including expenses and disbursements relating to background checks of our officers and directors, commemorative mementos and lucite tombstones, fees and expenses of the underwriters’ legal counsel (US$55,000 of which has been paid in advance and will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C)), book-building, prospectus tracking and compliance software for this offering, and up to US$ of the underwriters’ actual accountable road show expenses for the offering, provided, however, that the accountable expenses to be reimbursed shall not exceed US$150,000 in the aggregate (including US$100,000 for legal and due diligence expenses).

In addition, we have agreed to issue to the underwriters warrants to purchase up to a total of  common shares which is equal to 1.5% of the common shares included in the units sold to investors introduced to the underwriters by us and 5% of the common shares included in the units sold to all other investors in the offering; but in neither case related to the common shares underlying the warrants included in the units. The underwriters’ warrants will be exercisable commencing six months after the effective date of the registration statement of which this prospectus forms a part (“Effective Date”) at a price per share equal to 100% of the price of the units sold in this offering and will expire five years from the Effective Date. The underwriters’ warrants will provide for cashless exercise, registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110(f)(2)(G).

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately US$ and are payable by us.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus for our directors, officers and certain stockholders.

Right of First Refusal

We have granted each of the underwriters a right of first refusal, for a period of eighteen (18) months from the commencement of sales, to act as sole and exclusive investment bankers, book-runners, financial advisors, underwriters and/or placement agents, at the underwriters’ sole and exclusive discretion, for each and every future public and private equity and debt offering in the United States requiring an investment banker or placement agent, including all equity linked financings (each, a “Subject Transaction”) of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the underwriters may be required to make for these liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

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OTCQB Marketplace and Nasdaq Capital Market

Our common shares are currently quoted on the OTCQB Marketplace under the symbol “ECCTF”.

We have applied to have our common shares and warrants included in the units listed on the Nasdaq Capital Market under the symbols “SOLO” and “SOLOW”, respectively. Our application might not be approved. There is no established public trading market for the warrants included in the units, and such a market might never develop.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option to purchase shares and/or warrants or purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option to purchase shares and/or warrants. “Naked” short sales are sales in excess of the over-allotment option to purchase shares and/or warrants. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. This means that if the representative of the underwriters purchases securities in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

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Pricing of the Offering

The public offering price was determined by negotiations between us and the representative. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings, share price as quoted on the OTCQB Marketplace and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. The estimated public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market for the shares or the warrants will develop, or that after the offering the shares will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

Neither the information in this document nor any other document relating to the offer has been delivered for registration to the Registrar of Companies in Hong Kong, and its contents have not been reviewed or approved by any regulatory authority in Hong Kong, nor has the Company been authorized by the Securities and Futures Commission in Hong Kong. This document does not constitute an offer or invitation to the public in Hong Kong to acquire shares. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this document or any advertisement, invitation or document relating to the shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder) or in circumstances which do not result in this document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the shares is personal to the person to whom this document has been delivered by or on behalf of our company, and a subscription for shares will only be accepted from such person. No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong or make or give a copy of this document to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. No document may be distributed, published or reproduced (in whole or in part), disclosed by or to any other person in Hong Kong or to any person to whom the offer of sale of the shares would be a breach of the CO or SFO.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	4,936
Nasdaq Capital Market Listing Fee	US$	50,000
FINRA	US$	4,250
Legal Fees and Expenses	US$	150,000
Accounting Fees and Expenses	US$	20,000
Printing and Engraving Expenses	US$	5,000
Miscellaneous Expenses	US$	5,000
Total Expenses	US$	239,186

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Under the Underwriting Agreement, we will pay our underwriters a fee and commission equal to 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds of this offering. In addition to the cash commission, we will also reimburse the underwriters for the full amount of its reasonable, non-accountable expenses of up to 0.5% of the gross proceeds raised in the offering, in addition to its expenses relating to the offering, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges and (ii) legal expense, up to US$150,000.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 501 Madison Avenue, 14th Floor, New York, NY 10022. McMillan LLP is acting as our Canadian counsel. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia V6E 4N7.

Ellenoff Grossman & Schole LLP is acting as counsel to the underwriters. Their current address is 1345 Avenue of the Americas, 11th Floor, New York, NY 10105.

EXPERTS

The financial statements of Electrameccanica Vehicles Corp. as of December 31, 2017 and December 31, 2016 and for the years respectively then ended included in this prospectus and registration statement have been so included in reliance on the report of Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Dale Matheson Carr-Hilton Labonte LLP has offices at Suite 1500, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1. Their telephone number is (604) 687-4747.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

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Pro-Forma Financial Statements

Electrameccanica Vehicles Corp.

Consolidated Financial Statements

Year Ended December 31, 2017

Expressed in Canadian Dollars

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders of Electrameccanica Vehicles Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Electrameccanica Vehicles Corp. (the "Company") as of December 31, 2017 and 2016, and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years ended December 31, 2017, 2016 and the period from inception on February 16, 2015 to December 31, 2015, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years ended December 31, 2017, 2016 and the period from inception on February 16, 2015 to December 31, 2015, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2015

Vancouver, Canada

April 2, 2018

F-2

Electrameccanica Vehicles Corp.

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

	Note	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	4	$8,610,996	$3,916,283
Receivables	5	243,639	271,284
Prepaid expenses		920,146	249,585
Inventory		232,903	-
		10,007,684	4,437,152

Non-current assets
Plant and equipment	6	1,393,683	225,269
Investment	7	-	100,000
Trademark and patents		-	23,175
Goodwill and other intangible assets	7	1,260,014	2,170
TOTAL ASSETS		$12,661,381	$4,787,766

LIABILITIES
Current liabilities
Bank overdraft and demand loan	9	$123,637	$-
Trade payables and accrued liabilities	8	1,123,790	468,000
Customer deposits		447,071	169,500
Convertible loan	11	-	243,676
Shareholder loan		10,383	-
Promissory note	7	1,500,000	-
Deferred income tax	7	149,794	-
		3,354,675	881,176

Non-current liabilities
Derivative liability[1]	12	3,655,690	-
TOTAL LIABILITIES		7,010,365	881,176

EQUITY
Share capital	13	22,718,282	11,383,996
Common share subscription		750,000	101,500
Share-based payment reserve	14	3,518,286	2,351,144
Equity component reserve	14	-	39,130
Deficit		(21,335,552)	(9,969,180)
TOTAL EQUITY		5,651,016	3,906,590
TOTAL LIABILITIES AND EQUITY		$12,661,381	$4,787,766

Commitments (Notes 6 and 9)

Subsequent events (Note 21)

On behalf of the Board of Directors.

/s/ Jerry Kroll	/s/ Robert Tarzwell
Director	Director

1 Footnote: The warrant derivative liability is valued at fair value in accordance with International Financial Reporting Standards (“IFRS”). There are no circumstances in which the Company would be required to pay cash upon exercise or expiry of the warrants. See Note 12.

The accompanying notes are an integral part of these consolidated financial statements

F-3

Electrameccanica Vehicles Corp.

Consolidated Statements of Comprehensive Loss

(Expressed in Canadian dollars)

	Note	Year ended December 31, 2017	Year ended December 31, 2016	Period from inception February 16, 2015 to December 31, 2015

Revenue		$109,173	$-	$-
Cost of revenue		63,950	-	-
Gross profit		45,223	-	-

Operating expenses
Amortization	6	124,134	22,567	629
General and administrative expenses	15	2,373,251	1,205,835	132,962
Research and development expenses	16	4,430,386	2,778,295	486,809
Sales and marketing expenses	17	631,381	209,455	19,691
Stock-based compensation expense	13	889,511	1,461,189	354,015
Share-based payment expense	13	1,085,716	3,264,681	-
		(9,534,379)	(8,942,022)	(994,106)

Loss before other items		(9,489,156)	(8,942,022)	(994,014)

Other items
Accretion interest expense	11	69,562	25,908	-
Changes in fair value of warrant derivative	12	186,269	-	-
Finder’s fee on convertible loan	11	258,542	-	-
Impairment of goodwill	7	1,342,794	-	-
Foreign exchange loss		20,048	5,417	1,727

Net and comprehensive loss		$(11,366,372)	$(8,973,347)	$(995,833)

Loss per share – basic and fully diluted		$(0.35)	$(0.27)	$(0.04)

Weighted average number of shares outstanding – basic and fully diluted	13	43,636,629	32,684,868	25,769,510

The accompanying notes are an integral part of these consolidated financial statements

F-4

Electrameccanica Vehicles Corp.

Consolidated Statements of Changes in Equity

(Expressed in Canadian dollars)

Years ended December 31, 2017, 2016 and period from inception February 16, 2015 to December 31, 2015

		Share capital
	Note	Number of shares	Amount	Share subscription	Share Issue cost	Share-based payment reserve	Equity component reserve	Deficit	Total
Balance at inception on February 16, 2015		-	$-	$-	$-	$-	$-	$-	$-
Shares issued for cash – seed capital	13	25,350,000	5,070	-	-	-	-	-	5,070
Shares issued for cash – private placements	13	1,433,625	453,450	-	-	-	-	-	453,450
Share subscription	13	-	-	50,000	-	-	-	-	50,000
Stock-based compensation	13	-	-	-	-	354,015	-	-	354,015
Comprehensive loss for the period		-	-	-	-	-	-	(995,833)	(995,833)
Balance at December 31, 2015		26,783,625	458,520	50,000	-	354,015	-	(995,833)	(133,298)
Shares issued for cash	13	13,575,200	8,375,519	-	(1,604,486)	-	-	-	6,771,033
Share issued for finders fees	13	1,273,512	823,512	-	-	519,088	-	-	1,342,600
Shares issued for convertible debt issue cost	11,13	26,250	26,250	-	-	16,852	-	-	43,102
Share issued to settle debt	13	125,000	50,000	-	-	-	-	-	50,000
Share-based payment	13	-	3,264,681	-	-	-	-	-	3,264,681
Stock-based compensation	13	-	-	-	-	1,461,189	-	-	1,416,189
Share subscription	13	-	-	51,500	(10,000)	-	-	-	41,500
Equity component of convertible loan	11	-	-	-	-	-	39,130	-	39,130
Net and comprehensive loss for the year		-	-	-	-	-	-	(8,973,347)	(8,973,347)
Balance at December 31, 2016		41,783,587	12,998,482	101,500	(1,614,486)	2,351,144	39,130	(9,969,180)	3,906,590
Shares issued for cash	13	3,820,499	12,022,308	(101,500)	(1,381,442)	-	-	-	10,539,366
Adjustment for warrant derivative liability			(2,410,255)						(2,410,255)
Issuance of convertible debt	11						130,439		130,439
Shares issued for finders fees	13	214,009	709,521	-	-	3,223	-	-	712,744
Shares issued upon conversion of convertible debt	11,13	1,620,114	1,657,845	-	-	-	(169,569)	-	1,488,276
Shares and warrants issued to services	13	150,000	811,308	-	-	274,408	-	-	1,085,716
Stock-based compensation	13	-	-	-	-	889,511	-	-	889,511
Share subscription	13	-	-	750,000	(75,000)	-	-	-	675,000
Net and comprehensive loss for the year		-	-	-	-	-	-	(11,366,372)	(11,366,372)

Balance at December 31, 2017		47,588,209	$25,789,209	$750,000	$(3,070,928)	$3,518,286	$-	$(21,335,552)	$5,651,015

During the year ended December 31, 2016, the Company completed a 1:5 forward share split and all references to number of shares have been retroactively adjusted.

See Note 13 for further details.

The accompanying notes are an integral part of these consolidated financial statements

F-5

Electrameccanica Vehicles Corp.

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

	Year ended December 31, 2017	Year ended December 31, 2016	Period from inception February 16, 2015 to December 31, 2015
Operating activities
Loss for the year	$(11,366,372)	$(8,973,347)	$(995,833)
Adjustments for:
Amortization	124,134	22,567	629
Stock-based compensation expense	889,511	1,461,189	354,015
Shares issued for services	1,085,716	3,264,681	-
Interest accretion expense	69,562	25,908	-
Finder’s fee on convertible loan	258,542	-	-
Impairment of goodwill	1,342,794	-	-
Impairment of trademark and patents	19,174	-	-
Change in fair value of warrant derivative	186,269	-	-
Changes in non-cash working capital items:
Receivables	93,210	(242,645)	(28,639)
Prepaid expenses	(657,713)	(202,238)	(47,347)
Inventory	(44,092)	14,966	(14,967)
Trades payable and accrued liabilities	568,850	325,090	132,910
Customer deposits	110,335	140,994	28,506
Net cash flows used in operating activities	(7,320,080)	(4,162,835)	(570,725)

Investing activities
Expenditures on plant and equipment	(1,264,265)	(232,027)	(16,438)
Purchase of Intermeccanica	(900,000)	(100,000)	-
Cash received on business combination	59,449	-	-
Expenditures on trademarks and patents	-	(25,345)	-
Net cash flows used in investing activities	(2,104,816)	(357,372)	(16,438)

Financing activities
Proceeds from bank loan	123,637	-	-
Proceeds from convertible loans	2,441,225	300,000	-
Repayment of shareholder loans	(33,155)	(135,000)	185,000
Proceeds from share subscription	750,000	101,500	50,000
Proceeds on issuance of common shares – net of issue costs	10,837,902	8,063,633	458,520
Net cash flows from financing activities	14,119,609	8,330,133	693,520

Increase in cash and cash equivalents	4,694,713	3,809,926	106,357

Cash and cash equivalents, beginning	3,916,283	106,357	-
Cash and cash equivalents, ending	$8,610,996	$3,916,283	$106,357

Non-cash financing and investing transactions:
Issuance of promissory note for acquisition of Intermeccanica	$1,500,000	$-	$-

The accompanying notes are an integral part of these financial statements

F-6

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

1.	Nature and continuance of operations

Electrameccanica Vehicles Corp (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and its principal activity is the development and manufacture of electric vehicles. The Company acquired Intermeccanica International Inc. (“Intermeccanica”) on October 18, 2017, and its principal activity is the development and manufacture of high end custom built vehicles.

The head office and principal address of the Company are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at December 31, 2017 the Company’s principal activity, the development and manufacture of electric vehicles, is in the development stage, and the Company’s continuation as a going concern is dependent upon the successful results from its electric vehicle development and manufacturing activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. It is anticipated that significant additional funding will be required. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance its operations over the next twelve months through private placement of equity capital. Should the Company be unable to continue as a going concern, the net realizable value of its assets may be materially less than the amounts on its statement of financial position.

2.	Significant accounting policies and basis of preparation

The financial statements were authorized for issue on April 2, 2018 by the directors of the Company.

Statement of compliance with International Financial Reporting Standards

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and including interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) as applicable to the preparation of annual financial statements.

Basis of preparation

The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The Company’s functional and presentation currency is Canadian dollars.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Intermeccanica from the date of its acquisition on October 18, 2017 (Note 7). Inter-company balances and transactions, including unrealized income and expenses arising from inter-company transactions, are eliminated on consolidation.

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the fair value of the identifiable assets and liabilities acquired from Intermeccanica, the estimated recoverable amount of goodwill, intangible assets and other long-lived assets, the useful lives of plant and equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

F-7

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of financial instruments; and
-	the calculation of income taxes require judgement in interpreting tax rules and regulations.

Share-based payments

Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing model. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Fully diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of fully diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. The Company has no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. The Company’s non-derivative financial liabilities consist of trade payables, customer deposits, convertible loans, promissory note and shareholder loans. Derivative financial liabilities are measured at fair value and are subsequently valued at fair value through profit or loss. The Company’s derivative liability consists of warrants exercisable in currencies other than the Company’s functional currency.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the Company’s obligations are discharged, cancelled or expired.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on the Company’s financial instruments.

The Company does not have any derivative financial assets.

F-8

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

Impairment of assets

The carrying amount of the Company’s long-lived assets with finite useful lives (which include plant and equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Goodwill and other intangible assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment, or more frequently if indicators of impairment exist.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income. Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Cash and cash equivalents

Cash and cash equivalents include cash and short-term investments with original maturities of less than 90 days and are presented at cost, which approximates market value.

Inventory

Inventory consists of parts held for resale or for use in fixed fee contracts and is valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Trademarks and patents

The Company expenses legal fees and filing costs associated with the development of its trademarks and patents.

F-9

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

Plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class of plant and equipment	Amortization rate
Office furniture and equipment	20%
Shop equipment	20%
Computer equipment	33%
Computer software	50%
Vehicles	33%
Leasehold improvement	over term of lease
Tooling	20%
Production molds	per unit produced

Research and development costs

Research costs are expensed when incurred and are stated net of government grants. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. The Company did not have any development costs that met the capitalization criteria for the year ended December 31, 2017 or 2016.

Revenue recognition

Revenue is recognized to the extent that the amount of revenue can be measured reliably and collection is probable.

Part sales:

Sales of parts are recognized when the Company has transferred significant risks and rewards of ownership to the customer which generally occurs upon shipment.

Services, repairs and support services:

Services, repairs and support services are recognized in the accounting period when the services are rendered.

Sales of vehicles:

The Company manufactures and sells custom built vehicles typically on fixed fee arrangements with its customers. Revenue is recognized in the accounting period in which the services are rendered, by reference to the stage of completion of the project. The stage of completion is determined as a percentage based on the amount of costs incurred compared to the estimated cost of completion. Revenue recognized in excess of amounts billed is recorded as accounts receivable. Deposits received in excess of work performed is recorded as deferred revenue.

F-10

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

3.	Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized.  IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

The Company has not early adopted these new standards and is currently assessing the impact that these standards will have on its financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.	Cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise the following balances with original maturity of less than 90 days:

	December 31, 2017	December 31, 2016
Cash	$6,715,996	$666,293
Cash equivalent	1,895,000	3,249,990
	$8,610,996	$3,916,283

5.       Receivables

	December 31, 2017	December 31, 2016
Trade receivable	$154,698	$-
GST receivable	84,566	155,498
IRAP contribution receivable	-	108,535
GIC interest receivable	4,375	6,000
Other	-	1,251
	$243,639	$271,284

F-11

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

6.	Plant and equipment

	Furniture and equipment	Computer hardware and software	Vehicles	Leasehold Improvements	Production molds deposit	Total

Cost:
At December 31, 2015	$16,438	$-	$-	$-	$-	$16,438
Additions	27,771	18,897	173,213	12,146	-	232,027
At December 31, 2016	44,209	18,897	173,213	12,146	-	248,465
Additions	246,634	54,757	216,837	89,055	914,060	1,521,343
December 31, 2017	290,843	73,654	390,050	101,201	914,060	1,769,808

Amortization:
At December 31, 2015	629	-	-	-	-	629
Charge for the year	6,483	2,514	11,666	1,904	-	22,567
At December 31, 2016	7,112	2,514	11,666	1,904	-	23,196
Charge for the year	181,495	24,633	74,098	72,703	-	352,929
At December 31, 2017	188,607	27,147	85,764	74,607	-	376,125

Net book value:
At December 31, 2016	$37,097	$16,383	$161,547	$10,242	$-	$225,269
At December 31, 2017	$102,237	$46,507	$304,286	$26,594	$914,060	$1,393,683

On September 29, 2017 the Company entered into a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd. (“Zongshen”). Under the agreement the Company agrees to reimburse Zongshen for the cost of prototype tooling and molds estimated to be CNY ¥9.5 million (CAD $1.8 million), which shall be payable on or before March 18, 2018, and mass production tooling and molds estimated to be CNY ¥29.3 million (CAD $6.0 million), which shall be payable 50% when Zongshen commences manufacturing the tooling and molds, 40% when Zongshen completes manufacturing the tooling and molds, and 10% upon delivery to the Company of the first production vehicle. At December 31, 2017 the Company had paid 50% of prototype tooling and molds.

Under the agreement, the Company agreed that the minimum purchase commitments for units of the Solo vehicle are to be as follows: in calendar 2018, 5,000; in 2019, 20,000; and in 2020, 50,000, and which shall be payable following issue of Company’s purchase orders as follows: 30% after Zongshen schedules production, and 70% after accepted vehicle delivery.

On October 16, 2017 the President and CEO of the Company (as “Pledgor”) entered into a Share Pledge Agreement (“Share Pledge”) to guarantee the payment by the Company for the cost of the prototype tooling and molds estimated to be CNY ¥9.5 million (CAD $1.8 million) to Zongshen through the pledge of 800,000 common shares of the Company. The Company approved its obligations under the Share Pledge and has agreed to reimburse the Pledgor on a one for one basis for any pledged shares realized by Zongshen.

7.	Acquisition of Intermeccanica

On October 18, 2017 the Company completed the acquisition of all of the outstanding shares of Intermeccanica, a developer and manufacturer of high end custom built vehicles and the contract assembler of the Company’s electric vehicles located in Greater Vancouver, BC. The acquisition of Intermeccanica is expected to accelerate the Company’s manufacture and delivery of its vehicles to customers, and the Company will develop and manufacture electric versions of Intermeccanica’s custom built vehicles.

Total purchase consideration was $2,500,000. In addition to an initial payment of $100,000 in 2016, an additional $200,000 was paid prior to acquisition. On October 18, 2017 the Company paid $700,000, and entered into a Promissory Note (the “Note”) for the balance of $1,500,000. The Note bears interest at 5% per annum, and was payable in installments of $500,000 plus accrued interest on the 6th, 12th and 18th month after purchase. Under the Note if the Company raises at least $10 million by way of equity or debt after October 18, 2017 the unpaid portion of the Note shall be paid within 30 days. The Promissory Note was secured over the assets of Intermeccanica. The Note was paid in full on January 28, 2018.

F-12

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

The following table summarizes the consideration paid for Intermeccanica, the fair value of identifiable assets acquired, liabilities assumed, goodwill and other intangible assets and an impairment of goodwill and other intangible assets.

Fair value of purchase consideration at October 18, 2017
Cash	$1,000,000
Promissory note	1,500,000
Total consideration	$2,500,000

Fair value amounts of identifiable assets acquired and liabilities assumed
Cash	$59,449
Receivables	65,565
Prepaid expenses	12,848
Inventory	188,811
Plant and equipment	24,282
Intangible assets:
Customer relationships	87,000
Contracted backlog	23,000
Non-compete covenants	25,000
Trade name	423,000
Trades payable and accrued liabilities	(91,025)
Customer deposits	(167,236)
Shareholder loans	(43,538)
Deferred income tax	(149,794)
Total net identifiable assets	457,362
Goodwill and other intangible assets	2,042,638
Total	$2,500,000

The Company performed an impairment test of the goodwill. The recoverable amount of the Intermeccanica cash-generating unit was determined to be $1,157,206 based on its fair value less costs to sell. The difference of $1,342,794 has been recorded as an impairment in net loss.

Goodwill and other intangible assets recognized was primarily attributed to expected synergies arising from the Intermeccanica acquisition and the expertise and reputation of the assembled management and workforce. Goodwill is not expected to be deductible for income tax purposes. During the period from October 18, 2017 to December 31, 2017 the Company did not record any amortization relating to the acquired intangible assets as the amortization amount was trivial. No further impairment was identified at December 31, 2017.

	Identifiable intangibles on acquisition	Goodwill on acquisition	Domain name	Total
December 31, 2015 and 2016	$-	$-	$2,170	$2,170
Acquired in year	558,000	2,042,638	-	2,600,638
Impairment	-	(1,342,794)	-	(1,342,794)
December 31, 2017	$558,000	$699,844	$2,170	$1,260,014

The following unaudited supplemental pro-forma data presents consolidated information as if the acquisition been completed on January 1, 2017. The pro-forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of 2017.

Pro-forma information	2017
Revenue	$947,600
Gross Profit	347,375
Net and comprehensive loss	(8,848,308)

Since October 19, 2017 Intermeccanica contributed revenue of $109,173 from the sale of custom built vehicles and realized net income of $23,598.

F-13

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

8.	Trade payables and accrued liabilities

	December 31, 2017	December 31, 2016
Trade payables	$457,520	$70,401
Wages payables	62,110	-
Due to related parties (Note 18)	16,814	79,904
Accrued liabilities	587,346	317,695
	$1,123,790	$468,000

9.	Commitments

Intermeccanica, its President and his wife have a joint business line of credit with Bank of Montreal (BMO) with a limit of $200,000 that is payable on demand, bears interest at BMO’s personal line of credit base rate plus 1.5% and is secured by a general security agreement, a specific charge over a vehicle, and a charge over the personal home of the President and his wife. The balance outstanding at December 31, 2017 was $100,705 (2016 - $nil).

Lease obligations relate to the Company’s rent of office space and warehouse space. The term of the leases expire on November 1, 2020 and July 1, 2020 with the Company holding an option to renew for a further five years for the office space.

As at December 31, 2017, future payments required under non-cancellable operating leases contracted for but not capitalized in the financial statements are as follows:

	December 31, 2017	December 31, 2016
Payable not later than one year	$310,034	$221,071
Payable later than one year and not later than five years	507,036	601,542
Payable later than five years	-	-
	$817,070	$882,613

10.	Income tax expense and deferred tax assets and liabilities

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	December 31, 2017	December 31, 2016	December 31, 2015
Net loss	$(11,366,371)	$(8,973,347)	$(995,833)
Statutory tax rate	26%	26%	26%
Expected income tax recovery at the statutory tax rate	(2,955,257)	(2,333,070)	(134,437)
Stock-based compensation	231,273	1,228,726	47,792
Share issue cost and other	488,227	(231,643)	-
Effect of change in tax rate	(149,561)	-	-
SR&ED effects	183,351	-	-
Temporary differences not recognized	2,385,319	1,335,987	86,645
Income tax recovery	$-	$-	$-

The Company has the following deductible temporary differences:

	December 31, 2017	December 31, 2016	December 31, 2015
Non-capital loss carry-forwards	$11,436,565	$5,019,398	$641,189
Property, plant and equipment	141,271	23,197	-
Share issue costs	1,983,154	737,637	-
SR&ED	1,397,672	-	-
Other	(558,000)	-	-
	14,400,662	5,780,231	641,189
Deferred tax assets not recognized	(14,955,454)	(5,780,231)	(641,189)
Deferred tax liability	(554,794)	-	-
Deferred tax liability (tax effected at 27%)	$(149,794)	$-	$-

The non-capital losses expire between 2035 and 2037.

F-14

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

11.	Convertible loan

On July 31, 2017 the unsecured convertible loan for $300,000, which was issued on September 7, 2016, was converted by the holder into units of the Company at a price of $1 per unit. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from September 7, 2016. Previously, on October 5, 2016, the Company issued 26,250 units at a price of $1 per unit with a fair value of $43,102 for third party finder’s fees regarding the convertible loan.

The loan was non-interest bearing. The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%.  The residual amount, representing the value of the equity conversion option, was included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan was 15% per annum. The carrying value of the liability component was being accreted to the face value of the convertible loan over the period from issuance to the maturity date of September 7, 2017.

Unsecured Convertible Loan issued September 7, 2016	December 31, 2017	December 31, 2016
Balance, beginning	$243,676	-
Proceeds from issue of convertible loan	-	$300,000
Amount allocated to equity on issue of convertible loan	-	(39,130)
Convertible loan issue costs	-	(43,102)
Interest accretion expense	47,763	25,908
Conversion to common shares (Note 13)	(291,439)	-
Balance, ending	$-	$243,676

On July 31, 2017 the Company issued an unsecured convertible loan in the amount of $1,000,034, convertible into units of the Company at a price of $1 per unit. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from July 31, 2017. On September 30, 2017, the Company issued 100,001 common shares at a price of $1 per share with a fair value of $100,001 for third party finder’s fees regarding the convertible loan.

The loan was non-interest bearing. The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%. The residual amount, $130,439, representing the value of the equity conversion option, was included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan was 15% per annum. The carrying value of the liability component was being accreted to the face value of the convertible loan over the period from issuance to the maturity date of July 31, 2018.

On September 29, 2017 the convertible loan was converted by the holder into 1,000,034 units of the Company at a price of $1 per unit.

Unsecured Convertible Loan issued July 31, 2017	December 31, 2017
Proceeds from issue of convertible loan	$1,000,034
Amount allocated to equity on issue of convertible loan	(130,439)
Debt issue costs	(86,958)
Interest accretion expense	21,799
finder’s fee accretion	14,533
Conversion to common shares (Note 13)	(818,969)
$-

On October 17, 2017 the Company issued an unsecured convertible loan for USD $1,152,289 (CAD $1,441,191), which is convertible by the holder into units of the Company at a price of USD $3.60 (CAD $4.4897) per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.20 per share for a period of five years from date of issue. On November 27, 2017, the Company issued 32,008 common shares at a price of USD $6 (CAD $7.47) per share with a fair value of USD $192,048 (CAD $244,010) for third party finder’s fees regarding the convertible loan.

F-15

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

The convertible loan is denominated in US dollars; however, the functional currency of the Company is the Canadian dollar. Consequently, the value of the proceeds on conversion is not fixed and will vary based on foreign exchange rate movements. The convertible loan is therefore a derivative liability comprising a derivative liability relating to the conversion feature and derivative liability relating to the warrant and each are measured at fair value at each reporting period. Any changes in fair value from period to period are recorded as non-cash gain or loss in the consolidated statement of net loss and comprehensive loss. Upon issue the fair value of the conversion feature was $708,319 and the fair value of the warrants was $732,772. $100 was allocated to the loan.

On November 27, 2017 the convertible loan for USD $1,152,289 (CAD $1,441,191) was converted by the holder into 320,080 units of the Company at a price of USD $3.60 (CAD $4.4897) per unit. Upon conversion the conversion feature was remeasured to fair value and $377,868 was credited to share capital, along with a gain on derivative liability of $330,551. Upon conversion, the warrants in the unit were also recorded as a derivative liability (Note 12).

Unsecured Convertible Loan issued October 17, 2017	December 31, 2017
Proceeds from issue of convertible loan (USD $1,152,289)	$1,441,191
Amount allocated to fair value of conversion feature	(708,319)
Amount allocated to fair value of warrants	(732,772)
Conversion to common shares (Note 13)	(100)
$-

12.	Derivative liability

The exercise price of certain warrants is denominated in US dollars; however, the functional currency of the Company is the Canadian dollar. Consequently, the value of the proceeds on exercise is not fixed and will vary based on foreign exchange rate movements. The warrants are therefore a derivative and are required to be recognized as a derivate liability and measured at fair value at each reporting period. Any changes in fair value from period to period are recorded as non-cash gain or loss in the consolidated statement of net loss and comprehensive loss. Upon exercise, the holders will pay the Company the respective exercise price for each warrant exercised in exchange for one common share of the Company and the fair value at the date of exercise and the associated non-cash liability will be reclassified to share capital. The non-cash liability associated with any warrants that expire unexercised will be recorded as a gain in the consolidated statement of net loss and comprehensive loss. There are no circumstances in which the Company would be required to pay any cash upon exercise or expiry of the warrants.

During the year ended December 31, 2017 the Company issued 2,000,595 warrants exercisable at prices from US $1 to US $11.70, expiring between September 30, 2019 and October 31, 2024.

A reconciliation of the changes in fair values of the derivative liability is below:

December 31 2017
Balance, beginning	$-
Warrants issued	3,469,421
Changes in fair value of derivative liabilities	186,269
Balance, ending	$3,655,690

The fair value of the warrants was calculated using a Black-Scholes Option Pricing Model. The weighted average assumptions used in the Black-Scholes Option Pricing Model are:

	At Issue	December 31 2017
Fair value of related warrants outstanding	$3,469,421	$3,655,690
Risk-free interest rate	1.52%	1.66%
Expected term (in years)	3.04	2.44
Expected share price volatility	60%	60%

F-16

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

13.	Share capital

Authorized share capital

Unlimited number of common shares without par value.

On June 22, 2016, the Company completed a stock split of one pre-split common share for five post-split shares. All information related to common shares, options and warrants presented in these financial statements and accompanying notes have been retroactively adjusted to reflect the increased number of common shares resulting from the stock split.

Issued share capital

At December 31, 2017 the Company had 47,588,209 issued and outstanding common shares (2016 – 41,783,587, 2015 – 26,783,625).

On February 16, 2015, the Company issued seed capital of 25,350,000 common shares for gross proceeds of $5,070, with a share and unit price of $.0002.

During the period ended December 31, 2015, the Company issued 1,433,625 common shares for gross proceeds of $453,450 with unit prices ranging from $0.20 to $0.40. The Company also received $50,000 as a subscription for common shares.

During the year ended December 31, 2016, the Company issued 13,575,200 common shares for gross proceeds of $8,375,519, with unit prices ranging from $0.3634 to $1.00. As the fair value of certain units issued was less than the fair value a share-based payment expense of $3,264,681 was recorded. Share issue costs related to these issuances was $1,604,486 and includes 1,273,512 common shares issued for finder’s fees with a fair value of $823,512. The Company also received $51,500 as subscriptions for common shares.

During the year ended December 31, 2016, the Company issued 26,250 common shares for finder’s fees with a fair value of $26,250.

During the year ended December 31, 2016, the Company issued 125,000 common shares in partial settlement a shareholder loan in the amount of $50,000.

During the year ended December 31, 2017, the Company issued 3,820,499 common shares for gross proceeds of $12,022,308, with unit or share prices ranging from $0.15 to USD $6.00 (CAD $7.47). Share issue costs related to these issuances was $1,466,442 and includes 214,009 common shares issued for finder’s fees with a fair value of $709,521. The Company also received $750,000 as a subscription for common shares at a price of $.85 per share (Note 22).

During the year ended December 31, 2017, the Company issued 150,000 common shares for services with a fair value of $811,308 and warrants to acquire 45,045 common shares for services with a fair value of $274,408.

During the year ended December 31, 2017, upon the conversion of convertible loans with a carrying value of $1,657,846 the Company issued 1,620,114 common shares (Note 11).

Basic and fully diluted loss per share

The calculation of basic and fully diluted loss per share for the year ended December 31, 2017 was based on the loss attributable to common shareholders of $11,366,371 (2016 $8,973,347, 2015 $995,833 ) and the weighted average number of common shares outstanding of 43,636,629 (2016 32,684,868, 2015 25,769,510). Fully diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 60,000,000. Such options will be exercisable for a period of up to 7 years from the date of grant. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company.

Options granted vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six equal monthly instalments commencing on the first anniversary of the grant date.

F-17

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

On exercise, each option allows the holder to purchase one common share of the Company.

The changes in options during the years ended December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Options outstanding, beginning	56,175,000	$0.19	56,150,000	$0.19
Options granted	1,120,000	1.00	100,000	0.85
Options exercised	(12,500)	0.15	-	-
Options expired and forfeited	(85,000)	1.00	(75,000)	0.40
Options outstanding, ending	57,197,500	$0.20	56,175,000	$0.19

Details of options outstanding as at December 31, 2017 are as follows:

Exercise price	Weighted average contractual life	Number of options outstanding	Number of options exercisable
$0.15	4.45 years	45,000,000	29,062,500
$0.15	4.62 years	2,662,500	1,616,146
$0.40	4.94 years	8,400,000	4,375,000
$0.40	5.18 years	25,000	11,458
$1.00	5.47 years	50,000	19,792
$1.00	6.13 years	960,000	159,375
$1.00	6.61 years	100,000	-
	4.57 years	57,197,500	35,244,271

The weighted average grant date fair value of options granted during the year ended December 31, 2017 was $0.74 (2016 $0.63). The fair value was calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

Year ended December 31, 2017
Expected life of options	5 years
Annualized volatility	60%
Risk-free interest rate	1.02% - 1.43%
Dividend rate	0%

During the year ended December 31, 2017, the Company recognized stock-based compensation expense of $889,511 (2016 - $1,461,189; 2015 - $354,015).

Warrants

On exercise, each warrant allows the holder to purchase one common share of the Company.

The changes in warrants during the years ended December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
Warrants outstanding, beginning	18,533,587	$1.64	1,933,625	$0.66
Warrants issued	5,185,129	4.91	16,599,962	1.75
Warrants exercised	(5,000)	2.00	-	-
Warrants outstanding, ending	23,713,716	$2.35	18,533,587	$1.64

F-18

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

At December 31, 2017, all warrants outstanding were exercisable. Details of warrants outstanding as at December 31, 2017 are as follows:

Exercise price	Weighted average contractual life	Number of warrants outstanding
$0.40 CAD - $2.00 CAD	3.35 years	21,723,121
$1.00 USD - $12.00 USD	0.26 years	2,000,595

The fair value of the warrants issued as part of the third party finder’s fee at issue date on March 29, 2017 was $3,223 as calculated using the Black-Scholes option pricing model with the same assumptions used for stock options.

The fair value of the warrants issued for consulting services at issue date on September 30, 2017 was $274,407 as calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

Year ended December 31, 2017
Expected life of warrants	2 years
Annualized volatility	60%
Risk-free interest rate	1.52%
Dividend rate	0%

14.	Reserves

Share-based payment reserve

The share-based payment reserve records items recognized as stock-based compensation expense and other share-based payments until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the options, or warrants expire unexercised, the amount remains in the share-based payment reserve account.

Equity component reserve

The equity payment reserve records items recognized as the equity component of convertible loans until such time that the loans are converted, at which time the corresponding amount will be transferred to share capital. If the loans are repaid, the amount remains in the equity payment reserve account.

15.	General and administrative expenses

	December 31, 2017	December 31, 2016	December 31, 2015
Rent	$269,716	$141,957	$17,936
Office expenses	345,986	113,158	18,013
Legal and professional	912,347	643,725	78,660
Consulting fees	405,176	186,437	11,985
Investor relations	113,256	-	-
Salaries	326,770	120,558	6,276
	$2,373,251	$1,205,835	$132,870

16.	Research and development expenses

	December 31, 2017	December 31, 2016	December 31, 2015
Labour	$1,971,946	$1,715,562	$382,047
Materials	2,763,355	1,266,730	117,537
Government grants	(304,914)	(203,997)	(12,775)
	$4,430,387	$2,778,295	$486,809

F-19

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

17.	Sales and marketing expenses

	December 31, 2017	December 31, 2016	December 31, 2015
Consulting	$143,275	$35,847	$-
Marketing	182,723	93,345	19,691
Salaries	305,383	80,263	-
	$631,381	$209,455	$19,691

18.	Segmented information

The Company operates in two reportable business segments in Canada.

The two reportable business segments offer different products, require different production processes, and are based on how the financial information is produced internally for the purposes of making operating decisions. The following summary describes the operations of each of the Company’s reportable business segments:

•	Electric Vehicles – development and manufacture of electric vehicles for mass markets, and
•	Custom build vehicles – development and manufacture of high end custom built vehicles.

Sales between segments are accounted for at prices that approximate fair value. No business segments have been aggregated to form the above reportable business segments.

	Year ended Dec 31, 2017		Year ended December 31, 2016
	Electric Vehicles	Custom Built Vehicles	Electric Vehicles	Custom Built Vehicles
Revenue	$-	$109,173	$-	$-
Gross profit	-	45,223	-	-
Operating expenses	9,473,794	60,585	8,942,022	-
Other items	1,879,208	(1,992)	31,325	-
Net and comprehensive loss	11,353,002	13,370	8,973,347	-

Inventory	-	232,903	-	-
Plant and equipment	$1,370,350	$23,333	$225,269	$-

19.	Related party transactions

Related party balances

The following amounts are due to related parties

	December 31, 2017	December 31, 2016
Shareholder loan	$10,383	$-
Due to related parties (Note 7)	16,814	79,904
	$27,197	$79,904

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

	December 31, 2017	December 31, 2016	December 31, 2015
Consulting fees	$185,000	$136,500	$-
Salary	280,167	45,000	-
Deferred salary for CEO	-	30,000	-
Stock-based compensation	659,228	1,238,013	338,883
	$1,124,395	$1,449,513	$338,883

F-20

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

20.	Financial instruments and financial risk management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank accounts. The majority of cash is deposited in bank accounts held with major financial institutions in Canada. As most of the Company’s cash is held by one financial institution there is a concentration of credit risk. This risk is managed by using major financial institutions that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its receivables. This risk is minimal as receivables consist primarily of government grant and refundable government goods and services taxes.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's source of funding has been shareholder loans and the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2017 and 2016:

At December 31, 2017	Within one year	Between one and five years	More than five years
Bank loan	$123,637	$-	$-
Trade payables	474,334	-	-
Customer deposits	447,071	-	-
Convertible loan	-	-	-
Shareholder loan	10,383
Promissory note	1,500,000	-	-
	$2,555,425	$-	$-

At December 31, 2016	Within one year	Between one and five years	More than five years
Trade payables	$150,305	$-	$-
Customer deposits	169,500	-	-
Shareholder loan	243,676	-	-
	$563,481	$-	$-

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk as it incurs expenditures that are denominated in US dollars while its functional currency is the Canadian dollar. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

F-21

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$5,596,635	$98,762
Trade payables	(138,794)	(4,804)
	$5,457,841	$93,958

Based on the above net exposures, as at December 31, 2017, a 10% change in the US dollars to Canadian dollar exchange rate would impact the Company’s net loss by $545,784 (2016 - $9,396).

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of twelve months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of $18,950 for the year ended December 31, 2017 (2016 - $32,499).

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2017	December 31, 2016
Loans and receivables:
Cash and cash equivalents	$8,610,996	$3,916,283
Other receivables	243,639	271,284
	$8,854,635	$4,187,567

Financial liabilities included in the statement of financial position are as follows:

	December 31, 2017	December 31, 2016
Non-derivative financial liabilities:
Bank loan	$123,637	$-
Trade payable	474,334	150,305
Customer deposits	447,071	169,500
Convertible loan	-	243,676
Shareholder loan	10,383	-
Promissory note	1,500,000	-
Derivative financial liabilities:
Warrant derivative liability	3,655,686	-
	$6,2711,111	$563,481

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•	Level 3 – Inputs that are not based on observable market data.

Financial liabilities measured at fair value at December 31, 2017 consisted of the derivative liability, which is measured using level 3 inputs.

F-22

Electrameccanica Vehicles Corp.

Notes to the Consolidated Financial Statements

(Expressed in Canadian dollars)

December 31, 2017, 2016 and 2015

The fair value of the derivative liability was calculated using the Black-Scholes Option Pricing Model using historical volatility as an estimate of future volatility. At December 31, 2017, if the volatility used was increased by 10% the impact would be an increase to the derivate liability of $482,021 with a corresponding increase in the net and comprehensive loss.

21.	Capital management

The Company’s policy is to maintain a strong capital base so as to safeguard the Company’s ability to maintain its business and sustain future development of the business. The capital structure of the Company consists of equity. There were no changes in the Company’s approach to capital management during the year. The Company is not subject to any externally imposed capital requirements.

22.	Subsequent events

On January 5, 2018, the Company completed a private placement of 1,000,000 common shares at a price of $0.85 per share for gross proceeds of $850,000. The Company incurred share issue costs of $85,000 relating to this private placement.

On January 5, 2018 the Company granted stock options to acquire 835,000 common shares of the Company at an exercise price of USD 4.80 per share for a period of 7 years. The options vest over a period of 4 years.

On January 5, 2018, the Company completed a private placement of 400,000 units at a price of USD $4.20 per unit for gross proceeds of USD $1,680,000 (CAD $2,092,456). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $8.40 per warrant share until January 21, 2019. The Company incurred share issue costs of USD $201,600 (CAD $248,874) relating to this private placement.

On January 28, 2018 the promissory note for $1,500,000 relating to the acquisition of Intermeccanica (Note 7) was paid in full.

On January 29 2018, the Company completed a private placement of 114,274 common shares at a price of $5.18 per unit for gross proceeds of $591,941. On January 29, 2018, the Company issued 4,571 common shares at a price of $5.18 per share for third party finder’s fees relating to this private placement. Additionally, the Company paid third party finder’s fees of $35,516 relating to this private placement.

On February 19, 2018 the Company issued 12,395 common shares pursuant the exercise of stock options at $1 per share for proceeds of $12,395.

F-23

ELECTRAMECCANICA VEHICLES CORP.

                                    Units

PROSPECTUS

                          , 2018

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporate laws of British Columbia allow us, and our Articles require us (subject to the provisions of the Business Corporations Act (British Columbia) note below), to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

According to Business Corporations Act (British Columbia) for the purposes of such an indemnification:

“eligible party”, in relation to the Company, means an individual who:

(a)	is or was a director or officer of the Company; and

(b)	is or was a director or officer of another corporation:

(i)	at a time when the corporation is or was an affiliate of the Company; or

(ii)	at the request of the Company; or

(c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and include/es, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

II-1

In addition, under the Business Corporations Act (British Columbia), the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(a)	indemnify the eligible party in respect of the proceeding; or

(b)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the Business Corporations Act (British Columbia) or our Articles, on the application of the Company or an eligible party, the British Columbia Supreme Court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e)	make any other order the court considers appropriate.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on February 16, 2015, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

We completed a 2-for-1 reverse stock split on May 15, 2018. All share and per share information in this Item 7 has been adjusted to reflect this reverse stock split.

II-2

On February 16, 2015, we issued an aggregate of 12,425,000 shares of our common share at a price of $0.0004 per share to seven individuals/entities pursuant to private placement subscription agreements.

On February 16, 2015, we issued 250,000 units at a price of $0.0004 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $0.80 per share until five years from the date of issuance.

On June 11, 2015, we issued 22,500,000 options to one individual to purchase a common share at a price of $0.30 per share until June 11, 2022.

On June 12, 2015, we issued 25,000 units at a price of $0.40 per unit to one entity pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $0.80 per share until five years from the date of issuance.

On June 15, 2015, we issued 25,000 post-consolidation units at a price of $0.40 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional common share at a price of $0.80 per share until five years from the date of issuance.

On June 26, 2015, we issued an aggregate of 187,500 units at a price of $0.40 per unit to one individual and one entity pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $0.80 per share until five years from the date of issuance.

On July 7, 2015, we issued 62,500 units at a price of $0.40 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $0.80 per share until five years from the date of issuance.

On August 13, 2015, we issued 1,370,000 options to 14 individuals to purchase a common share at a price of $0.30 per share until August 13, 2022.

On August 19, 2015, we issued 31,250 units at a price of $0.80 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On December 1, 2015, we issued an aggregate of 170,250 units at a price of $0.80 per unit to four individuals pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On December 9, 2015, we issued 4,237,500 options to 21 individuals to purchase a common share at a price of $0.80 per share until December 9, 2022. On December 31, 2015, we issued an aggregate of 215,313 units at a price of $0.80 per unit to eight individuals pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On January 22, 2016, we issued an aggregate of 1,581,250 units at a price of $0.80 per unit to eight individuals/entities pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

II-3

On February 29, 2016, we issued an aggregate of 93,750 units at a price of $0.80 per unit to three individuals pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On March 7, 2016, we issued an aggregate of 375,000 units at a price of $0.80 per unit to five individuals/entities pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On March 7, 2016, we issued 12,500 options to one individual to purchase a common share at a price of $0.80 per share until March 7, 2023.

On May 16, 2016, we issued an aggregate of 365,100 units at a price of $2.00 per unit to twelve individuals pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share until five years from the date of issuance.

On June 21, 2016, we issued 37,500 options to three individuals to purchase a common share at a price of $2.00 per share until June 21, 2023.

On June 21, 2016, we issued and aggregate of 237,500 units at a price of $2.00 per unit to five individuals pursuant to private placement subscription agreements. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On August 15, 2016, we issued 12,500 units at a price of $2.00 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one shares of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On September 7, 2016, we issued an aggregate of 57,500 units at a price of $2.00 per unit to five individuals pursuant to a private placement subscription agreement. Each unit was comprised of one shares of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On September 7, 2016, we issued a $300,000 unsecured convertible note (the “Note”) that was convertible into units at a price of $2.00 per unit. Each unit consisted of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until September 7, 2021.

On October 5, 2016, we issued an aggregate of 52,500 units at a price of $2.00 per unit to two individuals pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On October 5, 2016, we issued an aggregate of 74,881 units at a price of $2.00 per unit to two individuals/entities pursuant to third party finder’s fees. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On October 28, 2016, we issued 1,000,000 units at a price of $2.00 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On October 28, 2016 we issued 1,200,000 units at a price of $1.667 per unit to one entity pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and 3.334 common share purchase warrants. Each whole warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

II-4

On November 21, 2016, we issued 2,250,000 units at a price of $0.7268 per unit to eight individuals/entities pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On November 21, 2016, we issued 200,000 units at a price of $2.00 per unit to one individual pursuant to third party finder’s fees. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On February 8, 2017, we issued 160,000 units at a price of $2.00 per unit to three individuals pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On February 17, 2017, we issued 510,000 options to thirty-two individuals to purchase a common share at a price of $2.00 per share until February 17, 2024.

On March 29, 2017, we issued 54,000 units at a price of $2.00 per unit to four individuals pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On March 29, 2017, we issued 2,500 units at a price of $2.00 per unit to one individual pursuant to third party finder’s fees. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On March 30, 2017, we issued 50,000 units at a price of $2.00 per unit to one individual pursuant to a private placement subscription agreement. Each unit was comprised of one share of our common share and one common share purchase warrant. Each warrant entitles the holder to acquire one additional share of our common share at a price of $4.00 per share until five years from the date of issuance.

On April 17, 2017, we completed a private placement of 100,000 units at a price of $2.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until April 17, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On April 26, 2017, we completed a private placement of 100,000 units at a price of $2.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until April 26, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On May 30, 2017, we completed a private placement of 37,500 units at a price of $2.00 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until May 30, 2022. We incurred share issue costs of $13,159 relating to this private placement.

On June 29, 2017, we completed a private placement of 12,500 units at a price of $2.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until June 29, 2022. We incurred share issue costs of $3,095 relating to this private placement.

On July 13, 2017, we completed a private placement of 150,000 units at a price of $2.00 per unit for gross proceeds of $300,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until July 13, 2022. We agreed to pay cash third party finder’s fees of $30,000 relating to this private placement.

II-5

On July 27, 2017, we completed a private placement of 750 units at a price of $2.00 per unit for gross proceeds of $1,500. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until July 27, 2022.

On July 31, 2017 the unsecured convertible loan for $300,000 (note 10) was converted by the holder into units at a price of $2.00 per unit. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share for a period of five years from date of issue.

On July 31, 2017, we issued an unsecured convertible loan for $1,000,034. The loan, which is non-interest bearing, matures on July 31, 2018. The loan was convertible, at the holder’s option at any time before maturity into units at a price of $2.00 per unit or will automatically convert into units of the Company at a price of $1.00 per unit, if, prior to maturity the Company’s common shares trade on the over-the-counter OTCQB market (or on such other stock exchange or market on which such common shares are listed at the time and as may be selected for such purposes by the Board of Directors of the Company in its sole discretion) at either a volume weighted average trading price or with a final closing bid price of $4.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share for a period of five years from date of issue. We agreed to pay a third-party finder’s fee of $100,003 cash relating to this convertible loan.

On August 9, 2017, we completed a private placement of 100,000 units at a price of $2.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $4 per warrant share until Aug 9, 2022. We agreed to pay a third-party finder’s fee of $20,000 cash relating to this private placement.

On October 13, 2017 we issued 6,250 common shares pursuant the exercise of stock options of $0.30 per share for proceeds of $1,875.

On October 16, 2017, we completed a private placement of 25,000 units at a price of US$12.00 per unit for gross proceeds of US$300,000 (CAD $373,350). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$24.00 per warrant share until October 16, 2019. On October 16, 2017, we issued 1,000 common shares at a price of US$12.00 per share with a fair value of US$12,000 (CAD $14,934) for third-party finder’s fees relating to this private placement. Additionally, we agreed to pay a third-party finder’s fee of US$18,000 (CAD $23,642) cash relating to this private placement.

On October 17, 2017, we issued an unsecured convertible loan for US$1,152,289 (CAD $1,437,277). The loan, which is non-interest bearing, matures on October 17, 2018. The loan is convertible, at the holder’s option at any time before maturity into units at a price of US$7.20 per unit or will automatically convert into units at a price of US$7.20 per unit, if prior to maturity our common shares trades on the OTCQB (or such other stock exchange on which the common shares are listed) at either a volume weighted average trading price or final closing bid price of US$16.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$14.40 per warrant share for a period of five years from date of issue. We agreed to pay a third-party finder’s fee of US$115,229 (CAD $143,728) cash relating to the convertible loan upon conversion of the loan to common shares (note 10).

On October 23, 2017, we completed a private placement of 22,523 common shares at a price of US$11.10 per share for gross proceeds of US$250,000 (CAD $315,790).

On October 31, 2017, we completed a private placement of 125,000 units at a price of US$7.50 per unit for gross proceeds of US$937,500 (CAD $1,192,545). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$15.00 per warrant share until October 31, 2024. On October 31, 2017, we issued 6,250 common shares at a price of US$7.50 per share with a fair value of US$46,875 (CAD $59,625) for third-party finder’s fees relating to this private placement. Additionally, we agreed to pay a third-party finder’s fee of US$65,625 (CAD $83,475) cash relating to this private placement.

II-6

On November 6, 2017, we entered into a private placement and option subscription agreement. Pursuant to the agreement, we issued 176,471 shares at a price of $1.70 for gross proceeds of $300,000. The agreement entitles the subscriber to acquire up to an aggregate of 500,000 shares at a price of $1.70 per share until May 6, 2018. We agreed to pay a third-party finder’s fee of $30,000 cash relating to this private placement. The shares purchased on this date were issued in 2018.

On November 9, 2017, we completed a private placement of 125,000 units at a price of US$7.50 per unit for gross proceeds of US$937,500 (CAD $1,187,906). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$15.00 per warrant share until November 9, 2019. On November 9, 2017, we issued 6,250 common shares at a price of US$7.50 per share with a fair value of US$46,875 (CAD $59,395) for third-party finder’s fees relating to this private placement. Additionally, we agreed to pay a third-party finder’s fee of US$65,625 (CAD $83,153) cash relating to this private placement.

On November 22, 2017, the Company completed a private placement of 290,000 units at a price of US$7.50 per unit for gross proceeds of US$2,175,000 (CAD $2,779,215). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$15.00 per warrant share until November 22, 2019. On November 22, 2017, we issued 14,500 common shares at a price of US$7.50 per share with a fair value of US$108,750 (CAD $138,960) for third-party finder’s fees relating to this private placement. Additionally, we agreed to pay cash third-party finder’s fees of US$152,250 (CAD $194,536) relating to this private placement.

On November 22, 2017, we completed a private placement of 25,042 common shares at a price of US$11.98 per share for gross proceeds of US$300,000 (CAD $383,322).

On November 22, 2017, we issued 50,000 common shares at $2 per share with a fair value of $100,000 to a consultant pursuant to a consulting agreement we entered into on August 28, 2017.

On November 23, 2017, we completed a private placement of 210,000 units at a price of US$7.50 per unit for gross proceeds of US$1,575,000 (CAD $2,012,440). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$15.00 per warrant share until November 23, 2019. On November 23, 2017, we issued 10,500 common shares at a price of US$7.50 per share with a fair value of US$78,750 (CAD $100,622) for third-party finder’s fees relating to this private placement. Additionally, we agreed to pay cash third-party finder’s fees of US$110,250 (CAD $140,871) relating to this private placement.

On November 27, 2017, the unsecured convertible loan for US$1,152,289 (CAD $1,437,052), which was issued on October 17, 2017, was converted by the holder into 160,040 units at a price of US$7.20 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$14.40 per warrant share for a period of five years from November 27, 2017. On November 27, 2017, we issued 16,004 shares at a price of US$7.20 per share with a fair value of US$115,229 (CAD $143,705) for third-party finder’s fees regarding the convertible loan.

On December 1, 2017, we issued 2,500 common shares pursuant the exercise of warrants at $4.00 per share for proceeds of $10,000.

On December 7, 2017, we completed a private placement of 96,451 common shares at a price of US$10.36 per share for gross proceeds of US$1,000,000 (CAD $1,268,450).

On December 29, 2017, we issued 264,706 common shares at $1.70 per share for gross proceeds of $450,000 pursuant to a private placement and option subscription agreement the Company entered into on November 6, 2017. We agreed to pay cash third-party finder’s fees of $45,000 relating to this share subscription. The shares purchased on this date were issued in January 2018.

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On January 5, 2018, we completed a private placement of 500,000 common shares at a price of $1.70 per share for gross proceeds of $850,000. We incurred share issue costs of $85,000 relating to this private placement.

On January 5, 2018, we completed a private placement of 200,000 units at a price of US$8.40 per unit for gross proceeds of US$1,680,000 (CAD $2,092,456). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$16.80 per warrant share until January 21, 2019. We incurred share issue costs of US$201,600 (CAD $248,874) relating to this private placement.

On January 6, 2018, we issued 417,500 options to purchase common shares exercisable at US$9.60.

On January 22, 2018, we completed a private placement of 200,000 units at a price of US$8.40 per unit for gross proceeds of US$1,680,000 (CAD$2,083,200). Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of US$16.80 per warrant share until January 22, 2021.

On January 29 2018, we completed a private placement of 57,137 common shares at a price of $10.36 per unit for gross proceeds of $591,941. On January 29, 2018, we issued 9,142 common shares at a price of $10.36 per share for third party finder’s fees relating to this private placement. Additionally, we paid third-party finder’s fees of $35,516 relating to this private placement.

On February 19, 2018, we issued 6,198 common shares pursuant the exercise of stock options at $2 per share for proceeds of $12,395.

On May 5, 2018, we issued options to purchase 75,000 of our common shares at $9.00 to each of Steven Sanders and Luisa Ingargiola in exchange for their services as directors of our Company. The options vest in equal quarters every three months with the first quarter vesting on the date the options were granted.

On May 14, 2018, we issued 33,435 units to four non-U.S. persons at US$8.00 per unit with each unit representing one share of common stock and a warrant to purchase a share of common stock at US$16.00.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement

1.1	Form of Underwriting Agreement**

3.1	Notice of Articles(1)

3.2	Articles(1)

4.1	Share Certificate – Common Shares(1)

4.2	Form of Warrant Certificate(1)

4.3	Promissory Note issued on October 18, 2017, included as Exhibit B to Exhibit 99.1 to our report of foreign private issuer on Form 6-K as filed with the SEC on October 20, 2017 and incorporated herein by reference

4.4	Form of warrant to be included in the unit**

5.1	Opinion of McMillan LLP**

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10.1	Share Purchase Agreement(3)

10.2	Executive Services Agreement between the Company and Jerry Kroll, dated July 1, 2016(1)

10.3	Executive Services Agreement between the Company and Ed Theobald, dated July 1, 2016(1)

10.4	Executive Services Agreement between the Company and Iain Ball, dated July 1, 2016(1)

10.5	Executive Services Agreement between the Company and Hurricane Corporate Services Ltd., dated July 1, 2016(1)

10.6	Executive Services Agreement between the Company and Henry Reisner, dated July 1, 2016(1)

10.7	Executive Services Agreement between the Company and Mark West, dated November 1, 2016(2)

10.8	Manufacturing Agreement between Chongqing Zongshen Automobile Co., Ltd. and the Company, dated September 29, 2017(4)+

10.9	Share Pledge Agreement between the Company and Jerry Kroll, dated October 16, 2017(5)

14.1	Code of Conduct and Ethics(4)

21.1	List of Subsidiaries

23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants*

23.2	Consent of McMillan LLP (contained in exhibit 5.1)**

99.1	2015 Stock Option Plan(1)

99.2	Audit Committee Charter(4)

99.3	Nominating Committee Charter(4)

99.4	Compensation Committee Charter(4)

99.5	Corporate Governance and Human Resources Committee Charter(4)

99.6	Enterprise Risk Oversight Committee Charter(4)

99.7	Social Media Committee Charter(4)

Notes:

*	Filed herewith.
**	To be filed by amendment
+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. Confidential information has been omitted from the exhibit in places marked “****”and has been filed separately with the SEC.
(1)	Filed as an exhibit to our registration statement on Form F-1 as filed with the SEC on October 12, 2016 and incorporated herein by reference.
(2)	Filed as an exhibit to our registration statement on Form F-1 as filed with the SEC on December 20, 2016 and incorporated herein by reference.
(3)	Filed as an exhibit to our report of foreign private issuer on Form 6-K as filed with the SEC on October 20, 2017 and incorporated herein by reference.
(4)	Filed as an exhibit to our annual report on Form 20-F as filed with the SEC on April 19, 2018 and incorporated herein by reference.
(5)	Filed as an exhibit to our registration statement on Form F-1 as filed with the SEC on February 1, 2018 and incorporated herein by reference.

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ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(6)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on this 25th day of May 2018.

ELECTRAMECCANICA VEHICLES CORP.
(Registrant)

By:	/s/ Jerry Kroll
Jerry Kroll, Chief Executive Officer
and Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry Kroll	Chief Executive Officer (Principal Executive Officer) and Chairman	May 25, 2018
Jerry Kroll

/s/ Kulwant Sandher	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 25, 2018
Kulwant Sandher

/s/ Shaun Greffard	Director	May 25, 2018
Shaun Greffard

/s/ Robert Tarzwell	Director	May 25, 2018
Robert Tarzwell

/s/ Henry Reisner	Director	May 25, 2018
Henry Reisner

/s/ Luisa Ingargiola	Director	May 25, 2018
Luisa Ingargiola

/s/ Steven Sanders	Director	May 25, 2018
Steven Sanders

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Electrameccanica Vehicles Corp., has signed this registration statement or amendment thereto in New York, New York, on May 25, 2018.

Ortoli Rosenstadt LLP

By:	/s/ William S. Rosenstadt
Name: William S. Rosenstadt
Title: Managing Partner

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